    As filed with the Securities and Exchange Commission on January 14, 2005

                                                     Registration No. 333-115250


--------------------------------------------------------------------------------

                United States Securities and Exchange Commission
                             Washington, D.C. 20549


                                  FORM SB-2/A-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          CAPITAL GROWTH SYSTEMS, INC.
                 (Name of Small Business Issuer in its Charter)

                Florida                               7373                              65-0953505
    (State or other jurisdiction of       (Primary Standard Industrial    (I.R.S. Employer Identification Number)
    incorporation or organization)         Classification Code Number)


                         50 East Commerce Drive, Suite A
                           Schaumburg, Illinois 60173
                                 (630) 872-5800
   (Address and Telephone Number of Principal Executive Offices and Principal
                               Place of Business)



                                    Skip Behm
                          Capital Growth Systems, Inc.
                         50 East Commerce Drive, Suite A
                           Schaumburg, Illinois 60173
                                 (630) 872-5800
            (Name, Address and Telephone Number of Agent for Service)



                                   Copies To:
                           Mitchell D. Goldsmith, Esq.
                              Susan W. Wiles, Esq.
                            Shefsky & Froelich, Ltd.
                      444 North Michigan Avenue, Ste. 2500
                             Chicago, Illinois 60611
                    (312) 527-4000 (312) 527-3194 (Facsimile)


Approximate date of proposed sale to the public: from time to time after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED JANUARY ___, 2005


                                   PROSPECTUS


                        8,104,893 SHARES OF COMMON STOCK


                          CAPITAL GROWTH SYSTEMS, INC.


      This prospectus relates to the offer and sale of up to 8,104,893 shares of common stock, $0.001 par value of Capital Growth Systems, Inc., all of which may be sold from time to time by the selling shareholders described in this prospectus. Of the shares being offered pursuant to this prospectus, 1,301,389 shares relate to the resale of shares which some of the selling shareholders will receive as a result of the exercise of warrants granted to them by us and the remaining 6,803,504 shares relate to shares presently owned by some of the selling shareholders. We have granted registration rights to the holders of the warrants as well as the holders of the other shares being offered by this prospectus. Presently, there is no market for either the warrants or the shares.



      We will receive proceeds of up to $1,756,875.15 from the issuance of shares upon exercise of the warrants, all of which will be added to our working capital. We will not receive any proceeds from the sale of shares by any of the selling shareholders. Selling shareholders will sell their shares at a stated, fixed price until their shares are listed for trading on any exchange or automated quotation system, or in the over-the-counter market. At such time, the shares will be offered for sale at market prices prevailing at the time of sale or at negotiated prices and on terms to be determined when the agreement to sell is made or at the time of sale, as the case may be.


      We will pay all expenses of this offering, including the expense of preparing and duplicating this prospectus and the registration statement of which it is a part.


      PLEASE REVIEW "RISK FACTORS" BEGINNING ON PAGE 4 BEFORE YOU PURCHASE ANY OF THE SHARES.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                The date of this prospectus is January ___, 2005

                                     SUMMARY

      This summary may not contain all the information important to your investment decision. You should read the entire prospectus, including the consolidated financial statements and related notes, included elsewhere in this prospectus.

THE COMPANY


      We were incorporated on September 29, 1999 under the name Capital Growth Systems, Inc. Since inception, our activities have been limited. Through December 31, 2003, we operated as a non-trading, privately held "shell" company conducting virtually no business operations, other than our efforts to seek a merger partner or acquisition candidate. Throughout this period we had no full time employees and owned no real estate. We were created to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating or development stage business which desired to utilize our status as a reporting company under the Securities Exchange Act of 1934.



      On January 28, 2004, we completed a merger under which we acquired 100% of the ownership of Nexvu Technologies, LLC, a Delaware limited liability company, which we will refer to in this prospectus as "Nexvu." As a result of the merger we serve as the holding company for Nexvu. Nexvu, which was formed on February 28, 2002, is engaged in the development and sale of application performance management software to large and mid-sized companies for use in connection with their computer network systems. Simultaneous with the closing of the merger we held the initial closing on the sale of common stock pursuant to a private offering. The private offering was completed before the filing of this prospectus and resulted in the issuance of 5,633,504 shares of common stock for $7,605,230 of total consideration. In addition, pursuant to a loan conversion agreement, we issued an additional 577,500 shares of common stock upon the conversion of $550,000 of outstanding bridge loans to capital, which were funded by existing Nexvu members prior to the merger.



      On September 14, 2004, we completed a merger under which we acquired 100% of the stock of Frontrunner Network Systems Corp., a Delaware corporation which we will refer to in this prospectus as "Frontrunner." Frontrunner began in 1976 as the network integration arm of Frontier Corporation in upstate New York. In April 1999, Frontrunner was purchased from Frontier Corporation and taken private in combination with the acquisition of certain assets and certain liabilities of Telecom Midwest, LLC. Frontrunner is a single - source provider of business communications equipment and multimedia integration services for data, voice, video and advanced applications. Frontrunner designs, installs and services customer-premise voice, data and video networks. It also resells communication equipment to the small and mid-sized business segment. In 2003, Frontrunner shifted its business model to concentrate more on services, focusing on applications and design services in voice, video and data. Frontrunner launched its network products which leverage the service center on a wholesale basis to other service providers who provide these services on a retail basis to end users. This model leverages Frontrunner's centralized resource center which includes second and third level voice, video and data engineers which enhance voice and data monitoring. Frontrunner also provides network maintenance and monitoring services, consulting and outsourcing with regard to networks and information technology. Frontrunner has expanded its line of offerings to include larger systems, multiple locations, call centers and integrated voice response applications. Frontrunner is now a voice over Internet protocol (VoIP) certified company. Most of Frontrunner's customers are located in the northeast United States. Frontrunner represents NORTEL voice and data, SIEMENS voice, CISCO data and POLYCOM video.



      Our fiscal year-end is December 31. Our current fiscal year will end on December 31, 2004.



      There is currently no trading market for our common stock. We intend to seek to have our common stock included on the OTC Bulletin Board. However, even if our stock is included on the OTC Bulletin Board there is no assurance that a public trading market for our stock will develop.



      Our principal executive offices are located at 50 East Commerce Drive, Suite A, Schaumburg, Illinois 60173 and our telephone number is (630) 872-5800. Nexvu maintains a website located at www.nexvu.com and Frontrunner maintains a website located at www.frontrunnernetworks.com. Information contained on these websites is not a part of this prospectus.



SUMMARY FINANCIAL DATA



      The following summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition" and the Consolidated Financial Statements and Notes thereto, included elsewhere in this prospect us.



                                                                   Nine Months Ended
                                  Year Ended December 31             September 30
                              ---------------------------     ---------------------------
STATEMENT OF OPERATIONS DATA      2003            2002            2004           2003
                              -----------     -----------     -----------     -----------
Total Revenue                 $    59,027     $         -     $   896,587     $         -
Total Cost of  Goods Sold         129,806               -         366,744          78,319
Gross Margin                      (70,779)              -         529,843         (78,319)
Total Operating Expenses        2,420,345       1,126,917       3,915,588       1,735,828
Operating Income/(Loss)        (2,491,124)     (1,126,917)     (3,385,745)     (1,814,147)
Net Income/(Loss)              (2,637,633)     (1,126,917)     (3,358,907)     (1,930,842)



BALANCE SHEET DATA          December 31, 2003  September 30, 2004
                            -----------------  ------------------
Cash                           $   616,880        $ 3,763,554
Total Assets                     1,166,328         16,129,732
Total Liabilities                  895,971         10,724,046
Total Stockholders' Equity         270,357          5,405,686

THE OFFERING


      We have 16,940,754 shares of common stock outstanding, and 1,301,389 additional shares will be issuable upon the exercise of warrants. All of the shares being offered for sale by this prospectus will be sold from time to time by the selling shareholders. We will receive proceeds of up to $1,756,875.15 from the issuance of shares upon exercise of the warrants, all of which will be added to our working capital. We will not receive any cash proceeds from the sale of any of the shares by the selling shareholders. The selling shareholders are offering the shares of common stock described above under Rule 415 of the Securities Act. The shares of common stock currently held by the selling shareholders may be sold on a continued or delayed basis. The shares will not be sold prior to the effective date of this registration statement.

                                  RISK FACTORS

      AN INVESTMENT IN OUR COMMON STOCK IS HIGHLY SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY THOSE PERSONS WHO ARE ABLE TO AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. IN EVALUATING OUR BUSINESS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS.


      WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE. We have incurred losses since our inception, and cannot assure you that we will achieve profitability. We incurred a net loss from operations of $21,362 in the fiscal year ended May 31, 2003 and $14,929 in the seven-month transition period ended December 31, 2003. Nexvu, which is considered our predecessor for accounting purposes, lost $2,637,633 in the year ended December 31, 2003 and $1,126,917 in the year ended December 31, 2002. Our losses for the nine-month period ended September 30, 2004 were $3,358,907. To succeed, we must develop new client and customer relationships and substantially increase our revenues from sales of products and services. We intend to continue to expend substantial resources to develop and improve our products and to market our products and services. These development and marketing expenses often must be incurred well in advance of the recognition of revenue. There is no certainty that these expenditures will result in increased revenues. Incurring additional expenses while failing to increase revenues could have a material adverse effect on our business, results of operations and financial condition.



      WE FACE THE RISK OF PRODUCT OBSOLESCENCE IF WE FAIL TO DEVELOP NEW PRODUCTS. We expect that the market for our products will be characterized by rapidly changing technology and new product introductions. Our success will depend, in part, upon our continued ability to provide products with the advanced technological qualities desired by our customers, to enhance and expand our existing product offerings and to develop in a timely manner new products that achieve market acceptance. Failure to enhance and expand existing product offerings or failure to develop new products could have a material adverse effect on our business, results of operations and financial condition.



      Competition in the application performance management is very intense, and it is expected that existing and new competitors will seek to replicate much of the functionality of our products. Additionally, there can be no assurances that we will be able to successfully develop the next generation of products necessary to establish a lead on the market or that if we are able to do so, that customer acceptance for these products could continue. Replication by competitors of our existing products, failure to develop new products or failure to achieve acceptance of products could have a material adverse effect on our business, results of operations and financial condition.



      Given the software intense nature of our business, once a product is developed, competition has the ability to lower its pricing significantly to gain market share, due to the minimal incremental cost to product production. Additionally, certain aspects of the market may be lost to the extent over time "free" software is developed to address this functionality. These factors could have a material adverse effect on our business, results of operations and financial condition.

      In the high technology business, one of the largest barriers to entry for small and start-up companies is the concern by enterprise customers as to the survivability of the company. Even if we are profitable, we may experience significant resistance from prospective customers due to our relatively small size. This could be exacerbated to the extent we fail to attain break-even profitability quickly. This resistance could have a material adverse effect on our business, results of operations and financial condition.



      RISK OF DELAYED DEVELOPMENT OF APPLICATION PERFORMANCE MARKET. Our ability to achieve significant revenues is dependent in large part on companies' recognizing the need for and allocating portions of their technology budget to application performance management products. It is possible that the application performance management market will not grow appreciably, or that it will not grow fast enough to allow us to recognize significant revenues. We depend on a relatively rapid acceptance of application performance management products to a greater extent than companies with greater resources, failure could have a material adverse effect on our business, results of operations and financial condition.



      DEPENDENCE ON CONTINUED GROWTH IN USE OF THE INTERNET. Rapid growth in use of and interest in the Internet is a recent phenomenon and there can be no assurance that acceptance and use of the Internet will continue to develop or that a sufficient base of users will emerge to support our business. Our future revenues may, in part, depend on the widespread acceptance and use of the Internet as a source of multimedia information and entertainment and as a vehicle for commerce in goods and services.



      The Internet could lose its viability as a commercial medium due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased government regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in unacceptable response times and could reduce Internet usage. If use of the Internet does not continue to grow or grows more slowly than expected, or if the Internet infrastructure does not effectively support the growth that may occur, the demand for our products and our revenue may suffer, which could have a material adverse effect on our business, results of operations and financial condition.


      DEFECTS IN OUR SOFTWARE COULD REDUCE DEMAND FOR OUR PRODUCTS AND EXPOSE US TO COSTLY LIABILITY THAT WOULD ADVERSELY AFFECT OUR OPERATING RESULTS. The Nexvu Application Performance Management System product we offer is internally complex. Complex software may contain errors or defects, particularly when first introduced or when new versions or enhancements are released. Although we conduct extensive testing, we may not discover software defects that affect our current or new products or enhancements until after they are sold. Although we have not experienced any material software defects to date, any errors or defects that may be discovered could result in:

      -     loss of revenue;

      -     product returns or order cancellations;

      -     delay in market acceptance of our products;

      -     diversion of our development resources;

      -     distraction of our management;

      -     damage to our customer relationships and our reputation;

      -     increased service and warranty costs; and

      -     costly litigation defense.

      In addition, our license and service agreements with our customers typically contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in our license and service agreements may not be effective as a result of existing or future federal, state or local laws, ordinances or judicial decisions. Although we have not experienced any product liability claims to date, sale and support of our products entails the risk of such claims, which could be substantial in light of our customers' use of many of our products in mission-critical applications. We do not maintain product liability insurance. If a claimant brings a product liability claim against us, it could have a material adverse effect on our business, results of operations and financial condition.

      WE FACE UNCERTAINTIES REGARDING OUR PATENTS AND PROTECTING OUR PROPRIETARY TECHNOLOGY. Although we are exploring the possibility of patenting some of our technology, there can be no assurances that we can obtain patent protection or that, if we obtain it, that it will be enforceable or that there are not other ways to effectively gain the benefits of our proprietary technology. We may lack the resources to enforce any patents or other intellectual property rights we may have or a court may subsequently determine that the scope of our intellectual property protection is not as broad as presently envisioned. In any event, proprietary rights litigation can be extremely protracted and expensive and we may lack the resources to enforce our intellectual property.


      There can be no assurance that third parties will not allege infringement by us of their patents and proprietary rights. If infringement is alleged, there is no assurance that we would prevail in any challenge by these parties, or that if a challenge is successful, that we will be able to obtain a license to use such technology on acceptable terms. Failure could have a material adverse effect on our business, results of operations and financial condition.






      WE MAY NEED ADDITIONAL CAPITAL. We may need to obtain additional financing over time, the amount and timing of which will depend on a number of factors including the pace of expansion of our markets and customer base, services offered and development efforts and the cash flow generated by our operations. We cannot predict the extent to which we will require additional financing, and cannot assure you that additional financing will be available on favorable terms or at all times. The rights of the holders of any debt or equity we may issue in the future could be senior to the rights of shareholders, and any future issuance of equity could result in the dilution of our owners' proportionate equity interests in us. Failure to obtain financing could have a material adverse effect on our business, results of operations and financial condition.

      FRONTRUNNER HAS SIGNIFICANT OUTSTANDING DEBT. Frontrunner is currently indebted to several entities, including but not limited to Harris Bank and Trust Company in the amount of $3,920,000, Global Crossing North America in the amount of $414,000, Nortel Networks Inc., in the amount of $1,394,000 and Review Video Inc. in the amount of $197,000. Frontrunner is currently in default under its obligation to Global Crossing North America. Frontrunner's management continues to devote significant time and resources to managing Frontrunner's outstanding debt and liabilities, which resources are not being devoted to the growth of Frontrunner. If Frontrunner defaults on one or more of these loan obligations, or if Frontrunner's creditors determine not to cooperate with Frontrunner, it could have a material adverse effect on our business, results of operations and financial condition.



      WE ARE DEPENDENT UPON KEY MEMBERS OF MANAGEMENT. Our success depends to a significant degree upon the continuing contributions of our key management: Lee Wiskowski and Douglas Stukel, our co-CEOs; Rory Herriman, our Chief Technology Officer; and Robert T. Geras, our Chairman. These individuals have the most familiarity with the products we offer and the markets in which we offer them. The loss of any of these individuals could have a material adverse effect on our business, results of operations and financial condition.



      WE ARE ABLE TO ISSUE PREFERRED STOCK WHICH COULD PREVENT SOMEONE FROM TAKING US OVER. Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock in one or more series, and to fix the number of shares constituting any series, the voting powers, designations, preferences and relative participating, optional, or other special rights and qualifications, limitations, or restrictions of any series, including the dividend rights, terms of redemption, conversion rights, and liquidation preferences of the shares, without any further vote or action by shareholders. Our board of directors may, therefore, in the future issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. In addition, the issuance of preferred stock could potentially be used to discourage attempts by others to obtain control of us through merger, tender offer, proxy contest, or otherwise by making such attempts more difficult to achieve or more costly. We are currently incorporated under Florida law but expect to reincorporate shortly under Delaware law. Both Florida and Delaware have statutory provisions which also could have the effect of discouraging a takeover.



      WE HAVE NOT PAID ANY DIVIDENDS AND DO NOT EXPECT TO PAY DIVIDENDS IN THE NEAR FUTURE. We have not paid any dividends upon our common stock since our formation. We do not currently intend to pay any dividends upon the common stock in the foreseeable future and anticipate that earnings, if any, will be used to finance the development and expansion of our business. Our ability to pay dividends on our common stock will be limited by the preferences of any preferred stock, which may be outstanding from time to time and may be limited by future indebtedness. Any payment of future dividends and the amounts thereof will be dependent upon our earnings, financial requirements and other factors deemed relevant by our board of directors, including our contractual obligations.


      AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR OUR COMMON STOCK. There is no established market for our stock, and we do not know whether an active trading market will develop. We intend to seek to have our shares of common stock included in the Over the Counter Bulletin Board, but even if they are included on the bulletin board there is no assurance that an active market will develop for our stock. In addition, any market that develops will be less active and liquid than would be the case if our shares were listed on an exchange or included in Nasdaq. The lack of an active market for our shares would make it difficult for investors to sell when they might deem it advantageous.

      OUR COMMON STOCK IS CONSIDERED A "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES. Our common stock is considered a "penny stock" as that term is defined under SEC rules. Broker-dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of these stocks. Moreover, broker-dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. These requirements may reduce the potential market for our common stock by reducing the number of potential investors and also make it more difficult for investors in our common stock to sell or otherwise dispose of their shares. This could cause our stock price to decline.


                           FORWARD-LOOKING STATEMENTS



      This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled "Business" and "Management's Discussion and Analysis of Financial Condition or Plan of Operation." These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.



      In some cases, you can identify forward-looking statements by terms such as "may," "should," "could," "would," "expects," "plans," "anticipates," "believes," "estimates," "projects," "predicts," "potential" and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in this report in greater detail under the heading "Risk Factors." These forward-looking statements represent our estimates and assumptions only as of the date of this report, and we do not assume any obligation to update any of these statements.

                                 USE OF PROCEEDS

      We will receive a maximum of $1,756,875 upon exercise of the warrants. All proceeds will be used for working capital purposes. We will not receive any proceeds from the sale of shares by any of the selling shareholders.

                                    BUSINESS


BACKGROUND



      Capital Growth Systems, Inc. was organized as a Florida corporation on September 29, 1999. We are a developmental stage company and had no revenue through December 31, 2003. From our inception through December 31, 2003, our activities were limited to actions related to our organization and the preparation of the documents necessary for us to be registered with the Securities and Exchange Commission. During this period, we operated as a "shell" company conducting virtually no business operations, other than our efforts to seek a merger partner or acquisition candidate. Throughout this period we had no full time employees and owned no real estate. We were created to effect a merger, exchange of capital stock, asset acquisition or other similar business combination with an operating or development stage business, which we will refer to as a "target business," which desired to utilize our status as a reporting company under the Securities Exchange Act of 1934.



      On January 28, 2004, we effectuated a business combination by entering into an Agreement and Plan of Merger whereby we acquired 100% of the ownership of Nexvu Technologies, LLC, a Delaware limited liability company, which we will refer to as "Nexvu," by merging it in a reverse triangular merger with our wholly-owned subsidiary, Nexvu MergerSub, LLC, a Delaware limited liability company. Nexvu was originally formed on February 28, 2002 under the name of Siegler Technology & Development, L.L.C. to develop and market software and hardware products and solutions for communication networks. It changed its name to "Nexvu, LLC" on January 29, 2003, and to "Nexvu Technologies, LLC" on October 22, 2003.



      Craig Siegler organized Siegler Technology & Development and therefore is considered Nexvu's promoter. Siegler Partners, L.L.C., a company controlled by Mr. Siegler, acted as the manager of Nexvu from its inception through June 2003. Mr. Siegler's only current relationship with us is as the beneficial owner of over 5% of our common stock. From July 2003 through June 2004, Mr. Siegler provided consulting services to Nexvu, which is now a wholly-owned subsidiary of ours.



      As a result of the above merger, the owners of Nexvu became the majority owners of our company and Nexvu became the surviving company for financial statement purposes. We serve as Nexvu's holding company. Accordingly, references in this prospectus to "we, us or our" are to Capital Growth Systems, Inc. or Nexvu. We will refer to Nexvu as a separate entity only where necessary, such as in the discussion of the business combination below. Nexvu is engaged in the development and sale of application performance management software and software driven equipment to large and mid-sized companies for use in connection with their computer network systems and applications.



      The consummation of the business combination was simultaneous with our closing on the proceeds of a private placement of our common stock, thereby affording Nexvu ready access to in excess of $5,000,000 of capital, while avoiding what it might deem to be the adverse consequences of undertaking a public offering itself, such as the time delays and significant expenses incurred to comply with the various federal and state securities laws governing initial public offerings.

      On September 14, 2004, we completed a merger under which we acquired 100% of the stock of Frontrunner Network Systems Corp., a Delaware corporation, which we will refer to in this prospectus as "Frontrunner." Frontrunner began in 1976 as the network integration arm of Frontier Corporation in upstate New York. In April 1999, Frontrunner was purchased from Frontier Corporation and taken private in combination with the acquisition of certain assets and certain liabilities of Telecom Midwest, LLC. Frontrunner is a single - source provider of business communications equipment and multimedia integration services for data, voice, video and advanced applications. Frontrunner designs, installs and services customer-premise voice, data and video networks. It also resells communication equipment to the small and mid-sized business segment. In 2003, Frontrunner shifted its business model to concentrate more on services, focusing on applications and design services in voice, video and data. Frontrunner launched its network products which leverage the service center on a wholesale basis to other service providers who provide these services on a retail basis to end users. This model leverages Frontrunner's centralized resource center which includes second and third level voice, video and data engineers which enhance voice and data monitoring. Frontrunner also provides network maintenance and monitoring services, consulting and outsourcing with regard to networks and information technology. Frontrunner has expanded its line of offerings to include larger systems, multiple locations, call centers and integrated voice response applications. Frontrunner is now a voice over Internet protocol certified company. Most of Frontrunner's customers are located in the northeast United States. Frontrunner represents NORTEL voice and data, SIEMENS voice, CISCO data and POLYCOM video.



      The addresses of our websites are www.nexvu.com and www.frontrunnernetworks.com. The information in, or that can be accessed through, our websites is not part of this prospectus.



BUSINESS COMBINATION



      NEXVU



      The form of the business combination with Nexvu was a merger in which we issued 8,558,500 shares of our common stock in exchange for 100% of the membership interests in Nexvu. In addition, pursuant to a loan conversion agreement, we issued:



      - an additional number of shares of our common stock needed to convert the amount of new bridge loans funded by Nexvu members from November 15, 2003 through the merger closing into shares of our common stock at a conversion price of approximately $0.95 per share, for a total of 577,500 shares; and



      - warrants expiring December 31, 2006 to purchase our common stock at $1.35 per share based upon 50% warrant coverage with respect to all bridge loans funded, for a total of 288,750 warrants.



      The merger agreement also required a simultaneous closing of the issuance of a private offering for our common stock of not less than $2,000,000, up to a maximum of $7,000,000, subject to increase in our sole discretion, at $1.35 per share, and the conversion of bridge loan principal amounts to equity so that we would own 100% of Nexvu, which would be substantially debt free as of the merger closing. We subsequently approved an increase in the maximum amount of the private offering and raised a total of approximately $7,700,000 from the sale of our common stock in the offering. The private offering closed on April 15, 2004.



      The merger agreement further provided that, on closing of the merger, at least three designees of Nexvu, all of whom were Nexvu's principal officers, would become members of our board of directors. These persons were elected to the following positions: Scott Allen, CEO and CFO; Rory Herriman, Chief Technology Officer; and Robert T. Geras, Chairman of the Board. We also entered into an indemnification agreement at the closing of the merger in which we agreed to indemnify and hold harmless all five of our directors against certain liabilities for actions taken in good faith on our behalf or on behalf of Nexvu. Scott Allen resigned as the CEO, CFO and director on August 30, 2004. Rory Herriman resigned as a director on August 31, 2004. We added David Beamish and Philip Kenny to fill the board seats vacated by them.






      The consideration for the Nexvu merger was arrived at arms-length negotiations between Nexvu and us. In connection with the merger we changed our fiscal year end from May 31 to December 31, which is the fiscal year end of Nexvu.



      FRONTRUNNER



      The form of the business combination with Frontrunner was a reverse triangular merger in which we issued 925,000 shares of our common stock and $222.18 in exchange for 100% of the ownership of Frontrunner and the cancellation of indebtedness of Frontrunner in the amount of $2,252,423 (excluding accrued unpaid interest and other claims). The merger was approved by our board of directors and the boards of directors of Frontrunner and our subsidiary. The merger was also approved by a majority of the shareholders of Frontrunner. At the time of the merger, Frontrunner had assets principally in the form of inventory, fixed assets and receivables in the amount of approximately $3,800,000.



      The merger agreement contained certain conditions precedent including: (i) requiring certain creditors of Frontrunner to execute creditor waiver agreements; (ii) James Cuppini entering into an employment agreement with Frontrunner, (iii) entry by Frontrunner into certain payment agreements calling for amortization of outstanding past due obligations of Frontrunner plus a market rate of interest with certain other of its creditors, and (iv) Frontrunner obtaining from Harris Trust and Savings Bank, a consent to the merger and a commitment that it would extend and maintain a loan to Frontrunner with a principal amount of not less than the principal balance outstanding as of the date of the merger (approximately $3,920,000). We waived all of the conditions precedent except the entry into certain creditor waiver agreements and our issuance of common stock to those creditors.



      Frontrunner entered into creditor waiver agreements with several of its identified creditors. All but one of these identified creditors (John Jellinek) executed the creditor waiver agreements. The following identified creditors entered into the creditor waiver agreements and we, in turn, issued a total of 925,000 shares of our common stock to Bluestem Capital Partners II, Limited Partnership, Mesirow Capital Partners VI, The Edgewater Private Equity Fund II, L.P., 21st Century Communications Partners L.P., 21st Century Communications T-E Partners, L.P., 21st Century Communications Foreign Partners, L.P., Philip Kenny, and James Cuppini, and reserved the remaining 75,000 shares, for possible later issuance to John Jellinek. The shares of common stock distributed among the creditors was determined pursuant to negotiations between the creditors and Frontrunner, rather than allocated pursuant to a formula. The most recent private placement of our common stock was made at $1.35 per share, which was assumed to constitute its fair market value. Bluestem Capital Partners II, Limited Partnership, Mesirow Capital Partners VI, The Edgewater Private Equity Fund II, L.P., 21st Century Communications Partners L.P., 21st Century Communications T-E Partners, L.P., 21st Century Communications Foreign Partners, L.P. and Mr. Cuppini, in addition to being creditors were also shareholders of Frontrunner. Each of the entities (other than 21st Century Communications T-E Partners, L.P., 21st Century Communications Foreign Partners) had one director sitting on Frontrunner's six-member board of directors. Mr. Kenny, who currently sits on our board of directors, also sat on the Frontrunner board of directors and received common stock. Bluestem Capital Partners II, Limited Partnership, Mesirow Capital Partners VI, The Edgewater Private Equity Fund II, L.P., 21st Century Communications Partners L.P., 21st Century Communications T-E Partners, L.P., 21st Century Communications Foreign Partners, L.P. and Mr. Kenny, together were the majority shareholders of each class of voting stock of Frontrunner that authorized the merger. Mr. Cuppini is the current and past President of Frontrunner.



      Fifteen percent (15%) of the 925,000 shares issued to the participating creditors, approximately 138,750 shares was deposited in escrow to be held for a year for the purpose of settling or litigating claims. Mr. Kenny is the owner of the escrow agent for this account.



      Frontrunner has a customer base of over 1,000 companies along with an installed, fully functional Network Operating Center ("NOC") which will enable us to extend current Nexvu product offerings with a set of Remote Network and Application Performance Monitoring Services.



INDUSTRY BACKGROUND



      NEXVU



      We believe that there has been a shift in the way organizations view, use, and purchase IT performance management tools that will have a long-term impact on the overall competitive environment for these markets.





      We believe there is an industry trend that will continue to place pressure on organizations that rely on these technologies for revenue streams, with increasing demand for products in a new, emerging market - that of application performance management and monitoring.


      The International Standards Organization outlines the primary functions of network management systems as being focused on the five conceptual areas, also known as "FCAPS":


      1. Fault Management. Fault management encompasses the activities of detection, isolation and correction of abnormal systems operation. Fault management provides the means to receive and present fault indication, determine the cause of a fault, isolate the fault and perform a corrective action if required.

      2. Configuration Management. Configuration management activities include the configuration, maintenance and updating of system components. Configuration management also includes notification to network users of pending and performed configuration changes.


      3. Accounting Management. The ability to track usage to detect inefficient use and abuse of privileges or usage patterns is included in accounting management - a key component for capacity planning.



      4. Performance Management. Performance management tools are used to recognize current or impending performance issues that can cause problems for users. Activities include the monitoring and maintenance of acceptable performance and the collection and analysis of statistics critical to performance.



      5. Security Management. Security management encompasses the activities of controlling and monitoring access to the network and associated network management information. This includes controlling passwords and user authorization and collecting and analyzing security or access logs. The goal of a network management system is to provide this functionality in a concise manner that views the entire network as one homogeneous entity.






      A new component of the performance management segment is application performance management. This market is focused on delivering solutions designed to resolve performance issues for business applications and systems.






      FRONTRUNNER



      The market has been trending towards a convergence of voice, data and video networks. While voice switching networks are still a viable commodity, increased investment in LAN/WAN upgrades will enable these networks to support data, voice and video applications over common Internet protocol transport. The professional services required to build, monitor and maintain these complex networks will be the differentiator.



OUR PRODUCTS AND SERVICES



      NEXVU



      We have developed a suite of software application performance management tools and products which address a chronic problem facing companies today: how to measure and ensure that a company's business critical software applications function as effectively and rapidly as intended. Organizations with highly distributed operational environments, such as banks, retailers, health care organizations and insurance companies, face the additional challenge of often having to support these software applications remotely.



      We believe we have established a relatively low cost means of significantly improving the ability to manage remote applications. Our principal product is a hardware appliance loaded with our proprietary software, which is installed in the computer equipment closet at a customer's location. The appliance monitors up to 3,200 different applications over the customer's data network and sends an "alert" message every time the application is not running within an acceptable level of performance. This enables the customer to identify that a problem exists and to pinpoint the cause of the problem, often before the "crash" of the application occurs.






      On June 30, 2003, we introduced our performance management solution, the Nexvu Application Performance Management System 2.0, also known as the "Nexvu Manager System." The system has since been renamed the "Nexvu Analyzer System." We have worked with several companies functioning as beta testers throughout the design phase of the product. They have been instrumental in providing input as it relates to business problems, particularly industry-specific challenges that need to be met today and in the future. In October 2004, we released Version 2.2 of the Nexvu Analyzer and Nexvu Command Center Products.



      The Nexvu Analyzer System has two major components - the Nexvu Analyzer Appliance and the Nexvu Command Center Appliance. The Nexvu Analyzer Appliance is considered the nerve center of the Nexvu Application Performance Management System. Residing at the customer's remote location, the Nexvu Analyzer Appliance collects performance management data by capturing and classifying information in a passive, non-disruptive manner as it flows across the network. Once this information is collected, the Nexvu Analyzer Appliance assesses the information looking for performance trends and providing network operators with information to avoid a negative impact on the user's business.



      The Nexvu Analyzer Appliance is engineered for highly distributed environments and is designed to be easy to deploy and operate. Our software is loaded directly into an appliance, which can be mounted onto a rack and installed by non-technical personnel. Additionally, the Nexvu Manager Appliance contains a series of restoration-based tools that provide network operators and field personnel the ability to troubleshoot outages from remote locations and restore an outage without dispatching technical resources to the site. Specifically, these tools enable IT service personnel to access and communicate with our appliance, whether there is a data network connection or not. Once connected to our appliance, service personnel can utilize trouble-shooting features included in the appliance to evaluate potential problems and take action to resolve many problems remotely. The Network Analyzer appliance includes a modem for remote dial-in and a terminal server for alternate connection to the network in the event that the network is unavailable. It also allows "packet capture," which allows IT personnel to understand what network components and services are working in a troubled environment.



      Information is transmitted to users by the Nexvu Command Center Appliance, which is responsible for managing all Nexvu Analyzer Appliances throughout the customer's environment. This includes initialization, configuration, upgrading and monitoring. The customer typically will have one Nexvu Command Center Appliance for approximately every 500 Nexvu Analyzer Appliances. As a self-contained appliance which can be mounted onto a rack, the Nexvu Command Center Appliance can be easily installed in the data center or network operations center without advanced technical support.



      In August of 2003, we received our first purchase order for the Nexvu Analyzer System from our first paying customer, Bally's Total Fitness. This initial order of five Nexvu Analyzer Appliances and one Nexvu Command Center Appliance is the first of a larger rollout that we hope to deploy across Bally's entire infrastructure of over 400 fitness centers. We have not signed any agreements to install any of our equipment in these Bally's locations. Since this first order, the Company has closed sales to several new customers. We do not believe that our business model will result in our having significant reliance on any individual customer in the future.



      In addition to seeking to make enhancements to the Nexvu Analyzer and Command Center Appliances, we plan to extend the Nexvu Analyzer product line. We may seek to develop products that assist information technology organizations in monitoring Voice over Internet Protocol (VoIP) environments and products that monitor business activity such as retail sales transactions, supply chain delivery or call center activity. These products are in the planning stages only, and there is no assurance that any of them will be developed.



      FRONTRUNNER



      Frontrunner markets a network solution approach through its field sales force directly to the small and midsized business segment. Frontrunner is an authorized distributor of premier vendors such as Nortel, Cisco, Siemens-Rolm and Polycom. These solutions include Nortel and Siemens voice hardware, Cisco and 3COM data hardware, and Polycom video units and video network bridges. Frontrunner has traditionally sold follow-up services into its established base and more recently has provided advanced professional services including contact center design and installation, remote network monitoring and management and network security. Frontrunner also maintains the installed equipment for its customers.



      Frontrunner operates its own service fleet for installation and repair in its core markets. It also owns and operates a network operations center (NOC) in Rochester, New York. This network operations center provides round-the-clock network fault management, service response and repair processes for Frontrunner's entire customer base.



      Frontrunner has recently added advanced retail voice and data network applications including, virtual private networks, voice over Internet protocol networks, and several versions of IP Telephony (or phone calls over the Internet) to its existing product set.



NEXVU PRODUCT FEATURES



      The Nexvu Analyzer System is designed to apply the critical functions of application performance management at the increasingly important remote/branch locations of a company. We believe that the following features will prove beneficial to information technology departments:



      - Comprehensive collections of data relating to business software performance, utilization and effectiveness;



      - Real-time performance analysis at the site level, ensuring minimal impact to wide area network bandwidth;



      - Support which is "pre-configured," so that no additional programming is required, for over 900 protocols and over 3200 applications, including voice/video over Internet Protocol, or "VoIP" and Internet protocol security, or "IPSEC," and Cisco ISL;

      - Alerts to management to ensure minimal impact on business operations;



      - Solutions which are easy to deploy and operate, to be readily installed at remote locations by non-technical personnel, yet centrally managed;



      - Cost-effective solutions designed for deployment at thousands of remote locations where the risk and cost of downtime is increasingly high;



      - New technology solutions integrating performance and fault management leveraging the data capture and trend analysis across each system;



      - Architecture that supports the integration of third party tools to leverage existing technology investment;



      - Built-in recovery tools accessible both in-band and out-of-band through dial-up; and



      - System architecture designed for international deployment through the use of language catalogs.



SALES AND MARKETING



      NEXVU



      Target Markets. We have generally targeted Fortune 2000 companies with highly distributed operating environments comprised of hundreds to thousands of remote locations with thousands of application users. We intend to focus on a subset of the Fortune 2000 market within the retail, call center, insurance, banking and health care industries. Future product offerings are expected to address vertical industry solutions that will more comprehensively meet the needs of each company, resulting in additional sales and increased penetration targeted for each segment. We believe that these industry segments offer the greatest immediate opportunity based on direct feedback from customers and suppliers relative to the challenges they face, with each location critical to the business. It is imperative to ensure the application performance, availability and usability in these locations based on their mission-critical business activity, which includes the following:


      - Customer transactions, such as in retail stores and branch banks, where customer revenue and customer satisfaction may be affected.


      - Transaction processing locations, such as in insurance companies or call centers, where customer satisfaction and productivity may be affected.



      - Communication transactions, such as for fire and police services, where safety/lives are affected.



      In addition, some of these industries are highly regulated. Regulatory requirements often drive the need for technology solutions to mitigate business risk. All of these industries are faced with the challenge of reducing expense, particularly the high cost of human capital. The value of technology is, in part, derived from the automation of tasks that are otherwise carried out by technicians. Since companies in these industries have service level agreements with their customers, failure to reach minimum service levels, due to performance issues or outages, may result in monetary penalties.



      Sales Approach. In early August 2004, our board of directors made an economic decision in response to the lack of sales results being realized by the Nexvu executive management team. We decided that the capital investment and related return on investment for having a national sales team was not prudent given the sales results at the time. Our board of directors determined we were better served both strategically and financially with scaled down sales force with a regionally focused approach. Scott Allen and substantially all of the sales team are no longer employed by us.



      We have determined that a two-tiered approach that focuses on high-end enterprise businesses in one effort and mid-sized enterprises in another effort will help allow us to penetrate our target market effectively. We therefore intend to carry forward with this two-tiered approach in our attempt to increase both short-term revenues and long-term sources of revenue. We will focus on selling our product to the high-end enterprise business through a direct sales force.






      We intend to utilize a channel approach to penetrate the mid-sized businesses. The channel approach will allow value-added resellers, or "VARs" to market and sell our product to end users. We anticipate that our VARs will be businesses that focus only on high-end technology products and provide integrated systems and networking products to mid-size companies and networks across the nation. We currently have agreements with the following six VARs:
Continental Resources, Gee Communications, Meridian IT Solutions, Hartford Computer Group, Next Step Technology, and JDM Infrastructure. Under these agreements, the value-added resellers agree to sell the Nexvu Command Center Appliance and Analyzer Appliances and our software maintenance support services to end users of the products or services. The agreements grant the resellers the right to purchase the Nexvu Command Center Appliance and Nexvu Analyzer Appliance at a 30% discount to our list price, and an annual maintenance and support license for each product at a 15% discount. These discounts are based on a commitment by each reseller to sell $1,500,000 worth of products and services. If a reseller does not reach this level, we have the right to change the discount granted to that reseller. If a reseller sells $1,000,000 of our products and services in a nine-month period, they will be able to purchase the Command Center and Analyzer appliances at a discount of 35% of the list price. Under the agreements the resellers have the right to "co-brand" our products, which means that the products could be sold under a name different from the Nexvu name which is mutually agreed upon between us and the reseller, followed by the Nexvu name in a phrase such as "powered by Nexvu." Each agreement has a term of one-year, and will automatically renew for successive one-year periods unless terminated by either party on thirty days' written notice.



      Our revenues will be generated from three major sources:



      1. Sales of licenses for our software and related cost of the hardware appliance;



      2.    Maintenance contracts for our software licensing agreements; and



      3. Professional services for consulting on related information technology infrastructure issues.

      Additionally, we may develop a subscription-based product which may include revenue from all three of the above sources for an ongoing monthly fee.



      Nexvu completed a Technology Alliance partnership with SMARTS(R), an industry leading provider of business service management and root cause analysis solutions. As part of this partnership SMARTS(R) will have the ability to cross-sell the Nexvu product offerings.



SUPPLIERS AND INSTALLATION



      We plan to outsource non-strategic elements of our operations to bring our products to market quickly, maximize return on investment and minimize risks from exposure to unrelated operations unrelated to our core business. We plan to focus on developing strong products, selling them into the marketplace and establishing partnerships with organizations that can help accelerate the adoption of our solutions.



      Suppliers. We have no direct manufacturing requirements. Our software is designed for installation on any Intel-based server. Although the hardware server appliance can be any Intel based server, we are presently utilizing Gateway as our primary appliance supplier and Hartford Computer Group as a secondary supplier.



      Installation. We have designed our products so that they may be installed by customers ensuring minimal disruption to the customer's business. Installations can be done by non-technical personnel with minimal assistance. However, we expect to establish partnerships with industry-leading professional services firms to accommodate any unique customer requirements.


COMPETITION


      The market for our products and services is highly competitive. There are a number of companies in the application performance management market with which we compete. There is no assurance that we will be able to effectively compete in this market. Prospective competitors vary in size and in the scope and breadth of the products and services offered. Many of our potential competitors have a number of significant advantages, including a longer operating history, preferred vendor status with our potential customers, more extensive name recognition and marketing power and significantly greater financial, technical, marketing and other resources which would give them the ability to respond more quickly to new or changing opportunities, technologies and customer requirements. We may not be able to maintain or expand our revenue base if competition increases and we are unable to respond effectively.



      There are several organizations and companies who have combined many application performance management functions into products and solutions that have traditionally operated profitably. Many of the following companies have combined key elements of network performance management, fault management and/or accounting management into their products:



          -     Network General                     -     Apogee Networks

          -     Netscout                            -     Compuware

          -     Concord Communications              -     Micromuse

          -     Agilent                             -     Tavve Networks

          -     Acterna                             -     Niksun

          -     Wildpackets                         -     Candle Communications

          -     Network Instrument                  -     Lucent



      Many of the application performance management products are developed, marketed and sold by the following organizations:



          -     Mercury Interactive                 -     Netiq

          -     Cisco                               -     Concord Communications

          -     NetQOS                              -     Compuware



      There are many competitors on a national and regional level with Frontrunner.



SEASONAL TRENDS



      Seasonal purchasing trends for technology capital spending may cause our quarterly operating results to fluctuate. Typically, a disproportionate amount of technology spending occurs during the fourth quarter of a calendar year, with a significant drop-off in spending usually occurring in the first quarter of a calendar year.



RESEARCH AND DEVELOPMENT



      During the fiscal years ended May 31, 2003 and May 31, 2002, and the seven-month period ended December 31, 2003, we did not expend any funds on research and development activities. During the fiscal years ended December 31, 2003 and December 31, 2002, Nexvu spent $1,900,000 and $1,000,000 respectively, on research and development activities. Research and development costs include cost of developers and system engineers, as well as overhead costs during this developmental stage. These costs are not directly borne by customers, but rather are inherently built into the pricing to our customers.


PATENTS AND PROPRIETARY TECHNOLOGY





      We have proprietary technology and confidential software code. Virtually all of the software used in our products has been developed by a product development team of eight individuals as well as by our Chief Technology Officer, Rory Herriman. None of the individuals involved in the development of our software has any ownership interest in this technology. Two pieces of network monitoring software used in one component of our products were developed by a third party. On August 31, 2002, we entered into software licensing agreements with this third party for each of the two pieces of software. Each agreement grants us a non-exclusive license for the worldwide rights to market and distribute the proprietary software. The license expressly grants us the right to sell or license products incorporating the third party's software. We have paid a total licensing fee of $300,000 for the two pieces of software and, in addition, agreed to pay a total royalty of $50 for each device we sell that includes the software. The agreements call for minimum royalty payments totaling $500,000, covering both products, payable on a quarterly basis beginning at the start of the quarter following our first customer shipment. The quarterly payments range from $12,500 for the first year to $37,500 for the fifth year. We made the first payment for the quarter ended March 31, 2004. Once we have paid a total of $500,000 in royalty payments, either in connection with sales of our products or through the minimum payments, the licenses for both pieces of software will be considered fully paid. The agreements give us the option to receive upgrades for each piece of software in consideration for a total annual fee of $15,000, payable for as long as we desire upgrades. The agreements also call for an annual maintenance fee of $15,000, also covering both pieces of software. The first payment, which was mandatory, was made one year after the delivery of the software. We are obligated to make further annual maintenance payments only if we desire the maintenance services. We chose to retain maintenance services and paid the annual maintenance fee. Each license agreement has a term of five years with provision for annual renewals thereafter, and may be terminated by either party in the event of a payment default or material breach, except that the licensor may not terminate the agreement if we have made total royalty payments of $500,000. We intend to make patent applications with respect to the Nexvu Analyzer and Command Center Appliances, but have not yet done so. There is not assurance that, if these patent applications are filed, that they will be approved.



EMPLOYEES



      As of December 31, 2003, we had no full time employees. As of December
31, 2004, we had approximately 100 full-time employees between Nexvu and Frontrunner, who are employed in the following areas: product development, quality assurance, product marketing and management, sales and sales support, administration and customer support. None of our employees are covered by a collective bargaining agreement. We believe all relations with our employees are satisfactory.


LEGAL PROCEEDINGS

      We are not a party to any legal proceedings.

PROPERTIES


      Our principal office is located at 50 East Commerce Drive, Suite A, Schaumburg, Illinois 60173. A multi-year lease was signed that expires in April 2007, with annual options to renew. Current rent at the Schaumburg location is $72,000 per year. Another primary office, serving as headquarters for Northeast operations, is located at 412 Linden Avenue, Rochester, New York 14625. The Rochester office is leased through April 2006 with annual options to renew. Rent at this facility is $127,000 per year. A secondary hub located at 40 British American Boulevard, Albany, New York 12110, services downstate New York and the New England area. A three year lease was signed that expires in March 2007, with options to renew. Annual Albany rent is $83,500. Several small satellite offices housing limited sales and operations are located at: (a)

415 Lawrence Bell Drive, Buffalo, New York 14221; (b) 129 Brittany Lane, Pittsford, New York 14534; (c) 6700 Old Collamer Road, Syracuse, New York 13057;
(d) 216 Route #299, Highland, New York 12528; and (e) 7 Kimball Lane, Building C, Lynnfield, Massachusetts 01940. These five satellite offices all have short term leases that expire in 2005, each with options to renew. The combined annual rent obligation for all five satellite offices is currently $70,900 per year. In addition, we also lease a small office at 2009 Fox Drive Suite 2, Champaign, Illinois 61820, which houses some of our product development staff. This lease was entered into in January 2002, having an original one-year term, with annual options to renew. The current rent for this facility is $38,800 per year.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


      No public trading market presently exists for our common stock; however, we intend to seek to have our common stock quoted on the OTC Bulletin Board following the declaration of effectiveness of the registration statement of which this prospectus is a part. There is no assurance that an active market will develop for our stock even if our stock is quoted on the OTC Bulletin Board.



      We have not paid any cash dividends since our inception, and our board of directors does not contemplate doing so in the near future. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the board of directors deems relevant.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION






BACKGROUND



      As of December 31, 2003, we were a development stage company that had conducted virtually no business operations, other than our efforts to effect a business combination. On January 28, 2004, we completed a merger under which Nexvu became a subsidiary of ours. As a result of the merger, the owners of Nexvu became the majority owners of our company, which resulted in the transactions being deemed a reverse acquisition for accounting purposes. Under this treatment, Nexvu became the surviving company for financial statement purposes. Our net assets were recorded at fair value, with the net assets of Nexvu reflected at historical costs. In addition, as we were a public shell company acquiring a privately-held company, no goodwill was reported. In future periods, the historical financial statements of Nexvu, the operating company, will be the historical financial statements of the combined company, with our accumulated deficit eliminated as of the merger date.



      During the second quarter, we started experiencing more revenues and we were no longer a developmental stage company. However, the revenues were not sufficient to eliminate our operating losses. To address the softness in the business, we reduced the headcount of Nexvu by an additional 20% during August.



      On September 14, 2004, we completed a merger under which we acquired 100% of the stock of Frontrunner Network Systems Corp., a Delaware corporation. Frontrunner began in 1976 as the network integration arm of Frontier Corporation in upstate New York. In April 1999, Frontrunner was purchased from Frontier Corporation and taken private in combination with the acquisition of certain assets and certain liabilities of Telecom Midwest, LLC. Frontrunner is a single
- source provider of business communications equipment and multimedia integration services for data, voice, video and advanced applications. Frontrunner designs, installs and services customer-premise voice, data and video networks. It also resells communication equipment to the small and mid-sized business segment.



      The form of the business combination with Frontrunner was a reverse triangular merger in which we issued 925,000 shares of our common stock and $222.18 in exchange for 100% of the ownership of Frontrunner and the cancellation of indebtedness of Frontrunner in the amount of $2,252,423 (excluding accrued unpaid interest and other claims). The merger was approved by our board of directors and the boards of directors of Frontrunner and our subsidiary. The merger was also approved by a majority of the shareholders of Frontrunner.



      As of September 30, 2004, we had approximately $1,300,000 of working capital excluding current debt maturities and $3,800,000 in cash and cash equivalents. We believe that our working capital levels are sufficient to fund our operations for the next twelve months.



      As a result of the Nexvu and Frontrunner mergers, this Management's Discussion and Plan of Operation contains information on both us, Nexvu and Frontrunner.

PLAN OF OPERATION - CAPITAL GROWTH SYSTEMS, INC.



      Through December 31, 2003, we were a development stage company conducting virtually no business operations, other than our efforts to effect a business combination with a target business which we considered to have significant growth potential. As of December 31, 2003, we had neither engaged in any operations nor generated any revenue or cash flow. As a result of the merger with Nexvu, we intend to carry out our plan of business as discussed herein.



      We incurred expenses of professional fees of $8,870 during the transition period ended December 31, 2003 and $21,361 during the fiscal year ended May 31, 2003. As of December 31, 2003, we were not in a position to meet our cash requirements for the next fiscal year as we did not generate any cash revenue or receive any type of cash flow through December 31, 2003. After the end of the transition period, our capital resources increased as the result of our completion of a private offering in April 2004.



OVERVIEW - NEXVU AND FRONTRUNNER



      The following discussion and analysis is based on the financial statements of Nexvu and Frontrunner, for the entities and as of the dates and for the periods presented in the financial statements. This discussion and analysis should be read in conjunction with the financial statements and related notes for Nexvu and Frontrunner included in this prospectus.



      Through December 31, 2003, Nexvu was a development stage company engaged in the development and sale of application performance management software and related services to large and mid-sized companies for use in connection with their computer network systems and applications. Nexvu has been in existence since February 28, 2002. To date, Nexvu's operations have been focused on developing its proprietary software so that it can be marketed to the target audience. From inception through December 31, 2003, total expenses incurred were $3,823,577, with the majority of the expenses arising from salaries and related tax benefits, consulting fees and occupancy costs. In late 2003, Nexvu closed its first product sale in the amount of $59,027. This was the only revenue generated by the company through December 31, 2003.






RESULTS OF OPERATIONS



Comparison of 12 months ended December 31, 2003 compared to 10 months ended December 31, 2002



      Nexvu's revenues for the twelve months ended December 31, 2003 of $59,027 represent the sale of the company's application performance management tool, including the software and related appliance that the software runs on, to its first customer. Nexvu's product was installed at a facility of a customer utilizing it on a pilot basis. The customer subsequently made the decision to purchase the product. Cost of goods sold represents the hardware appliance portion of the product which was sold, as well as costs associated with purchasing pilot appliances for the sales process. These pilot appliances comprised the majority of the cost of goods sold and were purchased to demonstrate the product to potential customers. Nexvu does not expect to require additional pilot appliances in the future, because the existing appliances can be re-used and installed at different customer locations.

      The following table sets forth Nexvu's operating expenses for the year ended December 31, 2003 and ten months ended December 31, 2002. This data should be read in conjunction with the financial statements included with this prospectus. The figures for 2002 cannot be directly compared to the 2003 figures because the 2002 figures represent only a ten month period.



                                                     12 MONTHS                          10 MONTHS
                                                       ENDED       PERCENTAGE             ENDED       PERCENTAGE
                                                      DECEMBER      OF TOTAL             DECEMBER      OF TOTAL
                                                      31, 2003      EXPENSES             31, 2002      EXPENSES
OPERATING EXPENSES
Salaries, benefits and payroll taxes                 $1,752,091       72.4%             $  882,003       78.3%
Marketing and advertising                                 7,941        0.3%                      -        0.0%
Occupancy                                               120,508        5.0%                 38,725        3.4%
Professional fees                                       264,599       10.9%                 67,121        6.0%
Depreciation and amortization                            84,395        3.5%                 39,075        3.5%
Telecommunications                                       36,438        1.5%                 18,421        1.6%
Travel and entertainment                                 93,047        3.8%                 27,294        2.4%
General expenses                                         61,326        2.5%                 54,278        4.8%
                                                     ----------      -----              ----------      -----
TOTAL EXPENSES                                       $2,420,345      100.0%             $1,126,917      100.0%
                                                     ----------      -----              ----------      -----



      The majority of Nexvu's expenses are derived from salaries, benefits and payroll taxes. Accordingly, the increase in total expenses from the ten months ended December 31, 2002 to the twelve months ended December 31, 2003 was primarily due to the increase in the number of Nexvu's full-time employees. The employees added were sales, marketing, customer support and management personnel. Professional fees represent programmer consulting fees as well as legal and accounting fees. The increase in professional expenses from the ten months ended December 31, 2002 to the twelve months ended December 31, 2003 represents additional contract programmers and higher legal costs associated with organizational strategies in the company. Occupancy costs rose to support the corporate headquarters in Schaumburg, IL as well as office space utilized in Champaign, IL, which houses the programmers. Depreciation and amortization increased to reflect purchases made during 2003 and the annualized effect of capital expenditures made in 2002.



Comparison for the 3 and 9 months ended September 30, 2004



      Revenues for the three and nine month periods ended September 30, 2004 were heavily influenced by the acquisition of Frontrunner. During the period September 15 through September 30, 2004, Frontrunner generated approximately $530,000 of revenue. This revenue represented 90% of the revenues for the third quarter. These revenues were generated from installation of voice and data systems as well as through maintenance contracts on installed systems. The maintenance revenues represented approximately 69% of the total revenues, with installation and other revenues comprising the remaining revenues. The Nexvu revenues for the three month period ended September 30, 2004 of $61,500 thousand are comprised of primary sales of our product as well as consulting fees and maintenance. The percentage of total revenue for Nexvu is 56% for product sales, 39% for consulting services and approximately 5% maintenance. For the nine month period ended September 30, 2004, the Nexvu revenues were $365,000. The revenues were derived by product sales of 66%, consulting services of 27% and 7% for maintenance revenues and other miscellaneous revenues.



      Gross margins for Frontrunner were 52% with the installation revenues, having a 42% gross margin and maintenance revenues having a 59% gross margin. The Nexvu gross margin rates were 68% and 69% for the three and nine month periods ended September 30, 2004, respectively. These margins include the costs of the appliances included in the product sales, amortization of software licensing fees related to the development of our product, sales commissions and incidental expenses billable to customers. Total amortization of the software licensing fees was $25,000 and $50,000 for the three and nine month periods ended September 30, 2004. No amortization of the licensing fees occurred during 2003.



      Total operating expenses were as follows:



                                                 Three months ended,                   Nine months ended,
                                          ------------------------------      ------------------------------
                                          September 30,     September 30,      September       September 30,
                                             2004               2003           30, 2004            2003
                                          ------------------------------      ------------------------------
  Compensation                            $   788,864        $  528,571       $ 2,381,112       $ 1,277,269
  Travel and entertainment                     70,932            22,648           210,990            45,142
  Occupancy                                   145,828            29,001           204,645            99,043
  Professional services                       267,567            47,801           593,036           184,582
  Insurance                                    35,615             1,764            62,195             1,764
  Depreciation and amortization                95,167            22,918           147,542            57,923
  Other operating expenses                    143,693            32,916           316,068            70,105
                                          -----------        ----------       -----------       -----------
Total operating expenses                  $ 1,547,666        $  685,619       $ 3,915,588       $ 1,735,828
                                          ===========        ==========       ===========       ===========



      The majority of our operating expenses consist of compensation expenses and professional fees. During the third quarter, we took steps to reduce the overall number of Nexvu employees by over 50%. This was accomplished by a partial reduction in July and another reduction in August. Annual savings from this reduction are estimated to be over $1,500,000 due to decreased compensation, travel and other incidental expenses. Nexvu currently has 11 full time employees and one part time employee, down from a level during the second quarter that reached 30. The professional fees are primarily related to legal fees related to acquisitions and securities work related to filings with the Securities and Exchange Commission. Our travel and entertainment expenses relate primarily to cost associated with our sales force. The significant increase in these expenses in the three and nine months ended September 30, 2004 as compared with the comparable periods in 2003 is due to the fact that we were still in the developmental stage of the business in 2003 and are now fully staffed with a sales force to market our product. Our occupancy expense represents the costs of our corporate offices in Schaumburg, IL along with offices for Frontrunner in Rochester, NY, as well as 11 other sales offices. During September, we made the decision to move our corporate offices to another location in Schaumburg, IL, sharing space with the Frontrunner division. All future costs associated with closing the corporate office were accrued for in September and represented approximately $100,000. We are currently in the process of finding a sub-lessor for the space for the remaining life of the lease, which is December 31, 2005.



      The current quarter and year to date results reflect interest income on the investment of the cash raised during the private placement of our stock, which occurred primarily during the 1st quarter of 2004. With the approximate $7,500,000 of gross cash raised from this stock offering, all debt was removed from our balance sheet. Total debt reduction during 2004 was $735,000. The 2003 results include interest expense from debt related to former members of Nexvu.



LIQUIDITY AND CAPITAL RESOURCES -



Comparison of 12 months ended December 31, 2003 Compared to 10 months ended December 31, 2002



      Nexvu has historically met its liquidity needs through loans from individuals and through member contributions. As of December 31, 2003, total cash on hand was $616,880 compared to $0 as of December 31, 2002. Total debt as of December 31, 2003 was $735,000. As a result of the January 28, 2004 merger between Nexvu and us, Nexvu is now a wholly-owned subsidiary of ours. Information on our liquidity and capital resources is included under the caption "Plan of Operation - Capital Growth Systems, Inc." above.



      The following table summarizes Nexvu's future contractual obligations as of December 31, 2003:




                                        Total            2004             2005          2006 & beyond
                                        -----            ----             ----          -------------
Debt:                                 $735,000         $735,000 (1)            -                  -
Operating Leases                      $154,485         $ 76,265         $ 78,220                  -
Minimum Royalty Payments              $500,000         $ 50,000         $ 75,000           $375,000



(1) $185,000 of this balance was repaid, and the remaining $550,000 balance converted to equity, during the 1st quarter of 2004.



Comparison for the 3 and 9 months ended September 30, 2004



As of September 30, 2004, we held $3,800,000 of cash and cash equivalents. The cash was generated from the private placement of our common stock primarily during the first quarter of 2004. Total gross proceeds from this offering were $7,600,000 with net proceeds after advisory, legal and accounting fees bringing the net total to $6,600,000. Additionally, $185,000 of the capital raised was utilized to pay down long term debt, with the remaining debt of $550,000 from December 31, 2003 converted into shares of our common stock subsequent to the merger.

      As part of the acquisition of Frontrunner, we assumed approximately $4,700,000 in debt. The majority of debt is a callable demand loan and is currently classified in current liabilities. We currently have no knowledge that the noteholder plans to call the debt.



      During the nine months ended September 30, 2004, we utilized $3,300,000 cash from operating activities. This use of cash was primarily the result of our net loss of $3,400,000 realized during the nine months ended September 30, 2004.



      We have spent approximately $171,000 on fixed assets during 2004. These expenditures were primarily for computer equipment utilized in testing our Application Performance Management product and other computer-related equipment at Nexvu. We do not expect to require significant capital expenditures in the near future.

      We have future contractual obligations for leases of our offices and for minimum future royalty payments related to a software licensing agreement with a third party. This software is being utilized as a component of our own proprietary software. The following table summarizes our future contractual obligations as of September 30, 2004:



                                                                                               Minimum
                                                   Operating              Debt                 Royalty
                                                     Leases            Obligations            Payments
                                                   ----------          -----------           -----------
2004                                               $  122,062          $ 4,384,149           $    12,500
2005                                                  428,253              195,238                75,000
2006                                                  198,870               31,200               100,000
2007                                                   45,261                    -               125,000
2008                                                        -                    -               150,000
                                                   ----------          -----------           -----------
Total contractual obligations                      $  794,446          $ 4,610,587           $   462,500
                                                   ----------          -----------           -----------



      Frontrunner has a demand note payable to Harris Bank in the amount of $3,920,000, which is payable in monthly principal installments of $10,000 plus interest at 1.50% above the prime rate, which was 4.75% on September 30, 2004, until the loan is paid in full or demand is made by the bank. This loan is secured by substantially all of the assets of Frontrunner and a personal guarantee by a principle. There is also a note payable to Global Crossing North America in the amount of $425,478, due in monthly installments of $16,667 through May 2006. The note bears interest (imputed at 8%) and is subordinated to the outstanding bank debt. As of September 30, 2004, Frontrunner was in default under the terms of the agreement. We have a note payable to a creditor which is unsecured and payable in monthly installments of $12,500 including interest at 8.25% through December 2005. We have ceased making payments under this agreement. We also have an installment payment agreement with the New York State Department of Taxation and Finance, payable in monthly installments of $5,455 through June 2006. This figure includes principle and imputed interest and penalties at 16.67%. Frontrunner is currently indebted to several entities, including but not limited to Nortel Networks Inc., in the amount of $1,524,460 and Review Video Inc. in the amount of $297,000. Frontrunner is currently in default under its obligation to Global Crossing North America.



      All debt that is callable or not in compliance is reflected in the 2004 obligations. However, we have no reason to believe that these obligations will be called by the lender. At the present time we believe that our current cash and cash equivalent balances will be sufficient to satisfy our anticipated cash needs for working capital for at least the next 12 months.



      From time to time, we may evaluate potential acquisitions of businesses, products or technologies. A portion of our cash may be used to acquire or invest in complementary businesses or products or to obtain the right to use third party technologies. In addition, in making such acquisitions or investments, we may assume obligations or liabilities that may require us to make payments or otherwise use additional cash in the future.

CRITICAL ACCOUNTING POLICIES



      Revenue Recognition. We generate revenue from licensing our software, selling hardware, consulting services, and maintenance agreements. We recognize revenue in accordance with Generally Accepted Accounting Principles, as set forth in Statement of Position ("SOP") 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with respect to Certain Transactions, the Securities Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition, and other related pronouncements. In accordance with these statements, we recognize revenue upon meeting each of the following criteria:



Existence of persuasive evidence of an arrangement, generally consisting of a purchase order, license agreement or other contract.



Delivery of the product and authorization keys, delivery is generally considered to have occurred when the customer is provided with our software and hardware and the authorization keys needed to activate the software.



      - Fee is fixed and determinable, which is considered to be the case when the fee is not subject to subsequent refund or adjustments.






Collection is probable.



      We defer maintenance revenue and recognize it ratably over the maintenance term. Nexvu defers consulting and training billings and recognize them as those services are performed.



      Income Taxes. Nexvu is organized as a limited liability company. Through December 31, 2003, all losses were the responsibility of the members. Neither income taxes nor the benefits relating to net losses are reflected in the accompanying financial statements.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The following information is provided concerning our directors and executive officers:


NAME                                PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
--------------------------          --------------------------------------------
Robert Geras                        Mr. Geras has served as our Chairman of the
Age 66                              Board since the completion in January 2004
Director since 2004                 of our merger with Nexvu Technologies, LLC,
                                    which is described in "Business -- Merger
                                    with Nexvu Technologies, LLC." Mr. Geras
                                    served as the Chairman of Nexvu Technologies
                                    from June 2003 through the date of the
                                    merger. Mr. Geras' sole occupation for the
                                    last five years has been as a private
                                    investor. Among the companies in which Mr.
                                    Geras has been an early-state investor is
                                    Merge Technologies Inc., a public company
                                    included in the Nasdaq National Market,
                                    which provides eHealth connectivity products
                                    for medical imaging and other clinical
                                    information. Mr. Geras has also served as a
                                    director and/or early stage investor in
                                    VideoHome Tours, a provider of visual
                                    content management and marketing services
                                    for large brokerage firms; ShowTime.com, a
                                    complete Internet scheduling and
                                    productivity tool for real estate agents;
                                    Exadigm, Inc., a company engaged in the
                                    development and sale of electronic payment
                                    processing equipment utilizing wi-fi
                                    technology; and 20/20 Technologies, LLC, a
                                    provider of bandwidth and connectivity to
                                    the high speed data transmission industry.

Philip B. Kenny                     Mr. Kenny has served as a director of our
Age 51                              Company since August 2004. He is an owner
Director since 2004                 and Partner in Kenny Industries, which
                                    serves as a holding company for the Kenny
                                    Family. It is in that holding company that
                                    Kenny Construction Company, Seven K
                                    Construction, Northgate Investments, Casino
                                    Queen and Clinton Industries are held. Mr.
                                    Kenny serves as President in two entities of
                                    the holding company, Seven K Construction
                                    and Northgate Investments.

                                    Kenny Construction Company is a seventy-six year old construction company that is based in Chicago. It currently is working on projects in six major cities in the United
                                    States. It has been involved is some of
                                    Chicago's greatest landmarks and projects, including the recent $600,000,000 renovation of Soldier Field.

NAME                                PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
--------------------------          --------------------------------------------
                                    The company also serves as construction
                                    manager for the $1,000,000,000 expansion at
                                    Midway Airport, the Chicago Transit
                                    Authority's Blue/Orange/and Brown line, and
                                    Millennium Park.

                                    Northgate Investment is the primary
                                    investment vehicle for the companies. It is involved in ownership, development of numerous building and real estate projects in Cook, Lake and Will County. Northgate and
                                    Clinton Industries have various interests in other companies from manufacturing to some entertainment properties.

                                    Mr. Kenny recently served as CEO of K-2
                                    Industrial, a $140,000,000 service company, with over 1,000 corporate clients across the United States. He currently serves as Chairman of the company. In addition, he serves on the Executive Committee of Sports
                                    Publishing, a Champaign Illinois Publisher that produces and distributes 120 sports publications on an annual basis.

                                    In addition to serving on the Company's
                                    board, Mr. Kenny also serves on the Boards of Umbrella Entertainment, the largest production manager of air shows in the United States, Fifth Media, a technology company in Libertyville, Illinois, and
                                    Insight Productions, a designer and importer of custom products based in Naperville, Illinois. He serves on the Business Advisory
                                    Board at Miami University in Oxford, Ohio, the Board at Northern Illinois University
                                    School of Engineering and Technology, and Loyola Academy, the largest Jesuit High
                                    School in the United States.

                                    Mr. Kenny is a graduate of the Business
                                    School at Arizona State University.

David A. Beamish                    Mr. Beamish has served as a director of ours
Age 41                              since August 2004. He has been in sales and
Director since 2004                 marketing for over eighteen years. Mr.
                                    Beamish began his career in the medical
                                    sales area, where he worked for Medline
                                    Industries for five years. He successfully
                                    managed and built a four state territory to
                                    over $35,000,000 in sales. In 1987, he left
                                    Medline Industries to co-found Premier
                                    Medical Industries Inc., which he and a
                                    partner built to $32,000,000 in sales
                                    business over a

NAME                                PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
--------------------------          --------------------------------------------
                                    period of eight years. After Premier Medical
                                    Industries, Mr. Beamish successfully formed,
                                    built and sold five local businesses:
                                    Premier Sales Inc. (a linen and textile
                                    distributor), Premier Tax and Accounting LLC
                                    (an accounting and tax firm), Premier
                                    Construction LLC (a small construction
                                    firm), Premier Technologies (a computer
                                    distributor and Internet firm), and Premier
                                    Products LLC (a nursing home supply
                                    company). Today, Mr. Beamish owns and
                                    operates Premier Laundry Technologies LLC
                                    ("PLT"), the largest independently owned COG
                                    Healthcare Laundry in the Midwest. PLT has
                                    three plants and employs over 150 people.

Douglas Stukel                      Mr. Stukel has served as a director of our
Age 35                              company since August 2003. Mr. Stukel has
Director since 2003                 served as our Co-Chief Executive Officer
                                    since August 30, 2004. Mr. Stukel, together
                                    with Mr. Wiskowski, led the investor group
                                    which purchased the current majority stake
                                    in our company. In addition, Mr. Stukel is a
                                    co-founder of Premier Holdings of Illinois,
                                    LLC, a distributor of medical supplies based
                                    in Joliet, Illinois. Mr. Stukel served as
                                    the president of Cendant Home Funding, a
                                    residential mortgage company based in
                                    Joliet, Illinois, from 1997 until 2001. Mr.
                                    Stukel is also a co-founder of Momentum
                                    Capital, LLC, a privately held firm
                                    providing financial advisory services in
                                    connection with mergers and acquisitions and
                                    analysis as to strategic alternatives. As a
                                    co-founder of Momentum Capital, LLC, Mr.
                                    Stukel's responsibilities are related to the
                                    location of potential clients, the
                                    negotiation of agreements with those clients
                                    and the provision of advisory services
                                    related to the clients.

NAME                                PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
--------------------------          --------------------------------------------
Lee Wiskowski                       Mr. Wiskowski has served as a director of
Age 37                              our company since the completion of our
Director since 2003                 merger with Nexvu Technologies, LLC. Mr.
                                    Wiskowski has served as our Co-Chief
                                    Executive Officer since August 30, 2004.
                                    From August 2003 through the date of the
                                    merger, Mr. Wiskowski served as our Chief
                                    Executive Officer, Chief Financial Officer,
                                    President and as a director. Since December
                                    2002, Mr. Wiskowski has been engaged in the
                                    advisory and consulting business through
                                    Grander, LLC, both privately held advisory
                                    and consulting firms. As a co-founder of
                                    Grander, LLC and Momentum Capital, LLC, Mr.
                                    Wiskowski's responsibilities are related to
                                    the location of potential clients, the
                                    negotiation of agreements with those clients
                                    and the provision of advisory services
                                    related to the clients. From May 1999 to May
                                    2001, Mr. Wiskowski was associated with
                                    Advanced Equities, Inc., a broker-dealer.



      Our board of directors has determined that Mr. Geras is independent within the meaning of Rule 4200 of the Nasdaq Stock Market.


                  INFORMATION REGARDING OUR BOARD OF DIRECTORS

BOARD MEETINGS/COMMITTEES


      Our board of directors presently has a Compensation Committee, a Nominating Committee and an Audit Committee. The composition, functions and responsibilities of each committee are described in the paragraphs that follow.



      Compensation Committee. The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of our executive officers and administering our 2003 Long-Term Incentive Plan. Our Compensation Committee is comprised of Messrs. Geras, Stukel and Wiskowski.



      Nominating Committee. The Nominating Committee is responsible for making recommendations to our board of directors relating to the appropriate size, functioning and needs of the board of directors, which includes recruitment and retention of high-quality board members. Our Nominating Committee is comprised of Messrs. Geras, Stukel and Wiskowski. Mr. Geras is considered independent as defined in the rules of the Nasdaq stock market.


      Audit Committee. The Audit Committee is responsible for selection and oversight of our independent auditors, reviewing with the independent auditors the scope and results of the audit engagement, establishing and monitoring our financial policies and control procedures, reviewing and monitoring the provision of non-audit services by our independent auditors and reviewing all potential conflict of interest situations. Our Audit Committee is comprised of

Messrs. Geras, Stukel and Wiskowski. Mr. Geras is considered independent as defined in the rules of the Nasdaq stock market. The Audit Committee did not meet during our 2003 fiscal year. We presently do not have a director who would qualify as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B. Given our present situation, we feel it would be overly costly and burdensome and unwarranted to retain an independent director who would qualify as an "audit committee financial expert." We will consider adding an audit committee financial expert if our business grows and adding such a person would be less burdensome.

LIMITATION OF DIRECTORS' LIABILITY AND INDEMNIFICATION

      As authorized by the Florida Business Corporation Law, our By-Laws provide that none of our officers or directors will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or director, except liability for:

      - any breach of the officer's or director's duty of loyalty to us or our shareholders;

      - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      - in the case of a director, unlawful payments of dividends or unlawful stock redemptions or repurchases; and

      - any transaction from which the officer or director derived an improper personal benefit.

This provision limits our rights and the rights of our shareholders to recover monetary damages against an officer or director for breach of the fiduciary duty of care except in the situations described above. It does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if an officer or director breaches his or her duty of care. This provision will not alter the liability of officers or directors under federal securities laws. Our By-Laws further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law.

      We intend to reincorporate in Delaware in the near future. Our proposed Delaware Certificate of Incorporation and provisions of the Delaware General Corporation law will have a similar indemnification effect as the provisions of our By-Laws and of Florida law described above.

      There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which we are required or permitted to provide indemnification. We are also not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons under our By-Laws, we have been informed that, in the opinion of the SEC, indemnification is against public policy as expressed in the Securities Act and is unenforceable.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION


CAPITAL GROWTH SYSTEMS, INC.



      Through December 31, 2003, none of our directors or officers had received any salary or other compensation of any kind, other than reimbursement for out-of-pocket expenses incurred on our behalf, and we did not have any employment agreements with them.



      As a result of the merger with Nexvu, we will compensate our directors and officers for their services to us. The Agreements we have entered into to date with our executive officers are discussed below. However, we presently have no formal agreement or arrangements in place regarding compensation for our directors or officers, except as described below.






      We have entered into employment agreements with each of Scott Allen and Rory Herriman under which each is entitled to a base salary of $175,000 per year. Under these agreements, each of Mr. Allen and Mr. Herriman may receive bonuses in the discretion of the board of directors, with a target bonus of 50% of base salary. Mr. Allen and Mr. Herriman are each entitled to receive under their respective employment agreements, options to acquire 430,000 shares of our common stock under our Long-Term Incentive Plan, vesting over a ten-year period through January 2, 2007, with acceleration on a change in control. In addition, each of Mr. Allen and Mr. Herriman is entitled to a bonus in the event of a successful change in control, such as a merger or sale of our Company, equal to the lesser of 299% of their base salary as of the date of the change in control, or one percent of the amount by which the value of the transaction to our shareholders exceeds the product of the highest prior price at which we sold our shares, multiplied by the number of our outstanding shares as of the date the change of control occurs.


      Each employment agreement has a term ending at the end of the calendar year and will automatically renew for additional one-year periods unless terminated by us or the executive on written notice at least two months before expiration of the current term. Under the agreements, if employment is terminated without cause, or the agreement does not automatically renew, he is entitled to receive severance of one year's pay, payable in regular monthly increments. The agreements also provide for a lump sum payment of 90 days' pay in the event of death or disability.


      In December 2003, our board of directors adopted the 2003 Long-Term Incentive Plan for key employees and other persons providing assets or services of value. The plan provides for the issuance of stock based awards to key employees as part of their overall compensation. A total of 2,285,000 restricted shares of our common stock, stock options or other equity based compensation can be issued under the plan. It is expected that a substantial portion of these options will be allocated to existing management and other persons assisting us in our endeavors. Presently, we have issued 1,032,907 restricted shares under the plan, net of forfeitures.



NEXVU TECHNOLOGIES, LLC



      The following table sets forth information with respect to the total annual compensation paid by Nexvu Technologies, LLC to its Chief Executive Officer and each of its other executive officers whose total cash compensation for the year ended December 31, 2003 exceeded $100,000:



                           SUMMARY COMPENSATION TABLE



                                                      ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                                      -------------------            ----------------------
                                                                                       NUMBER OF MANAGING
NAME AND PRINCIPAL POSITION                YEAR              SALARY                     MEMBER INTERESTS
------------------------------------      -------     -------------------            ----------------------
Craig Siegler (1)                         2003             $  50,000

Scott Allen
Chief Executive and Chief Financial
Officer (2)                               2003               135,000                         772,092(3)

Rory Herriman                             2003               150,000
Chief Technology Officer (4)              2002(5)             81,250                         901,953(6)



(1) Mr. Siegler, who controlled the company that acted as the manager of Nexvu Technologies from its inception in February 2002 through June 2003, effectively acted as the company's chief executive officer during this time. Beginning in July 2003, Mr. Siegler provided consulting services for a one-year period for a fee of $50,000 per year.



(2) Mr. Allen was employed by Nexvu effective July 2003. Mr. Allen's employment agreement with Nexvu Technologies called for various options to acquire Class B interests upon achieving certain targets, which were not met. The employment agreement was superseded by a new agreement with us entered into on April 26, 2004 (the "Allen Employment Agreement").



(3) Consists of 212,093 managing member interests granted to Mr. Allen in connection with the signing of his employment agreement, and 559,999 interests granted to Mr. Allen in October 2003 as part of a discretionary award made by the manager of Nexvu Technologies to various employees and service providers. Holders of the managing member interests had no interest in the company other than the right to share in its profits, if any, after the payment of preferred returns to other holders. The managing member interests were deemed to have only nominal value at the time of grant. The 772,092 interests owned by Mr. Allen were converted into a total of 161,178 shares of our common stock in connection with the merger between us and Nexvu Technologies which occurred on January 28, 2004.



(4) Mr. Herriman was employed by Nexvu effective May 2002.



(5) Nexvu Technologies, LLC was organized on February 28, 2002.




(6) Consists of managing member interests granted to Mr. Herriman in October 2003 as part of a discretionary award made by the manager of Nexvu Technologies to various employees and service providers. Holders of the managing member interests had no interest in the company other than the right to share in its profits, if any, after the payment of preferred returns to other holders. The managing member interests were deemed to have only nominal value at the time of grant. The 901,953 interests owned by Mr. Herriman were converted into a total of 188,871 shares of our common stock in connection with the merger between us and Nexvu Technologies which occurred on January 28, 2004.



EMPLOYMENT AGREEMENT



      In July, 2003, Nexvu entered into an employment agreement with Scott Allen, the company's Executive Vice President - Sales, under which Mr. Allen was entitled to a base salary of $135,000 per year. Under the agreement Mr. Allen received 212,093 managing member interests in Nexvu, subject to downward adjustment if an offering of Nexvu' planned at the time was smaller than anticipated. Half of the managing member interests were to vest on July 1, 2004, and the remaining half were to vest equally over the subsequent twelve months, except that all of the interests were to vest in the event of a change in control. For the first year of the agreement, Mr. Allen was entitled to a bonus of up to $200,000, based on Nexvu' achieving various sales goals specified in the agreement. Mr. Allen was also entitled to additional incentive compensation based on: the first purchase order received by Nexvu, if Mr. Allen was the source of the order; establishment of the company's first original equipment manufacturer, or "OEM," relationship resulting in $5,000,000 of revenue in the first year of Mr. Allen's employment; or the sale of rights to any products or technology for $5,000,000 or more, or sale of 51% or more of the company based on a valuation of the company in excess of $7,500,000. The incentive based on the purchase order was payable in cash, and the incentives based on the OEM relationship or sale of products, technology or all or part of the company were payable in managing member interests.



      Mr. Allen's employment agreement had a one-year term, and was to automatically renew for additional one-year periods unless terminated by Nexvu or Mr. Allen on written notice at least two months before expiration of the current term. Under the agreement, if Mr. Allen's employment was terminated without cause, or the agreement did not automatically renew, he was entitled to receive severance of 90 days' pay. The agreement also provided for a lump sum payment of 90 days' pay in the event of death or disability. Mr. Allen's employment agreement with Nexvu was superseded by an agreement he entered into with us in April 26, 2004 (the "Allen Employment Agreement"). The Allen Employment Agreement was terminated August 30, 2004 and as part of the termination, Mr. Allen entered into a severance agreement with us effective August 30, 2004 (the "Severance Agreement"), whereby Mr. Allen agreed to provide consulting services to us until the earlier of his finding alternative employment or November 23, 2004. We paid Mr. Allen a consulting fee on a pro rated basis at the rate of $175,000 per year. Mr. Allen holds options to purchase 107,500 shares of our Common Stock on or before April 25, 2014, at a price of $1.35 per share.



CHANGE OF CONTROL



      The employment agreement of Scott Allen, Nexvu's Executive Vice President
- Sales, provided that managing member interests granted to Mr. Allen, which otherwise would have vested over a two-year period, vested immediately in the event of a change of control. "Change of control" was defined in Mr. Allen's employment agreement to include a sale of all or substantially all of the assets of Nexvu or a transaction in which over 50% of the company's beneficial ownership is transferred to a beneficial owner to persons other than the owners of Nexvu, or holders of its debt, at the time the employment agreement was signed.


LONG-TERM INCENTIVE PLAN


      In December 2003, we adopted the 2003 Long-Term Incentive Plan for key employees and other persons providing assets or services to us. The plan provides for the issuance of stock-based awards to key employees as part of their overall compensation. A total of 2,285,000 restricted shares of common stock, stock options or other equity-based compensation can be issued under the plan. It is expected that a substantial portion of these options will be allocated to existing management and other persons assisting us in our endeavors. Presently, we have issued 1,032,907 restricted shares under the plan.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP


      The following table sets forth, as of December 31, 2004, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of:


      - each person known to our to be the beneficial owner of more than five percent (5%) of our common stock;

      -     each director; and

      -     all directors and executive officers, as a group.


Except as otherwise indicated in the footnotes to the table, the persons named below have sole voting and investment power with respect to the shares beneficially owned by them. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security, or the power to dispose of or to direct the disposition of the security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. The beneficial ownership percentages are based on 16,940,754 shares outstanding as of December 31, 2004.



                                                         AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP(1)              PERCENT OF CLASS
------------------------------------                     -----------------------              ----------------
Robert T. Geras, Director                                      2,257,837(2)                          13.33%

Carl C. Greer Trust(3)                                         2,266,282(4)                          13.16%

Craig Siegler                                                  1,459,278(5)                           8.53%

David Lies                                                     1,304,375(6)                           7.65%

Balkin Family Limited Partnership(7)                           1,093,186(8)                           6.42%

Philip B. Kenny, Director                                         75,000                               .44%

David A. Beamish, Director                                       400,667                              2.37%

Derry L. Behm, CFO(9)                                             87,500(10)                           .51%

Douglas Stuke1, Director and Co-CEO(11)                          434,482(12)                          2.53%

Lee Wiskowski, Director and Co-CEO(11)                           325,407(13)                          1.89%

All Directors and Executive Officers as a Group
(6 persons)                                                    3,580,893                             21.07%

(1) Except pursuant to applicable marital property laws or as indicated in the footnotes to this table, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all common stock shown as beneficially owned by the stockholder.



(2) Includes 111,111 shares issuable upon the exercise of warrants held by Mr. Geras. Mr. Geras' business address is 55 East Erie Street, Suite 2905, Chicago, Illinois 60611.



(3) The Carl C. Greer Trust, of which Carl C. Greer is the sole trustee, is an estate planning trust established by Mr. Greer for the benefit of his family members. The business address of the trust is c/o Thomas Floyd, 4501 West 127th Street, Suite D, Alsip, Illinois 60803.



(4) Includes 277,778 shares issuable upon the exercise of warrants held by the Carl C. Greer Trust.



(5) Includes 162,500 shares issuable upon the exercise of warrants held by Mr. Siegler. Mr. Siegler's business address is 388 Melford Road, Deerfield, Illinois 60035.



(6) Includes 111,111 shares issuable upon the exercise of warrants held by Mr. Lies, 97,392 shares owned by Mr. Lies' wife, and 9,259 shares issuable upon the exercise of warrants held by Mr. Lies' wife. Mr. Lies disclaims beneficial ownership of shares held by his wife or issuable upon the exercise of warrants held by his wife. Mr. Lies' address is 1210 Sheridan Road, Wilmette, Illinois 60091.



(7) The Balkin Family Limited Partnership, of which Michael Balkin is the sole general partner, is an estate planning partnership established by Mr. Balkin for the benefit of himself and his immediate family members. The address of the partnership is 1145 Green Bay Road, Glencoe, Illinois 60022.



(8) Includes 92,593 shares issuable upon the exercise of warrants held by the Balkin Family Limited Partnership.



(9) The business address of Mr. Behm is 50 East Commerce Drive, Suite A, Schaumburg, Illinois 60173.



(10) Mr. Behm holds options to purchase 175,000 shares of common stock, which vest over a period of four years. The first tranche (25% for 43,750 shares) vested immediately and the second tranche (25% for 43,750 shares) vests in April 2005.



(11) The business address of Mr. Wiskowski and Mr. Stukel is 875 N. Michigan Avenue, Suite 3335, Chicago, Illinois 60611.



(12) Includes 250,000 shares issuable upon the exercise of a warrant held by Mr. Stukel.



(13) Includes 72,407 shares owned by Grander, L.L.C., of which Mr. Wiskowski is the sole member, and 250,000 shares issuable upon the exercise of a warrant held by Mr. Wiskowski.

EQUITY COMPENSATION PLAN INFORMATION



                                                                                                   NUMBER OF SECURITIES
                                                                                                    REMAINING AVAILABLE
                                         NUMBER OF SECURITIES                                       FOR FUTURE ISSUANCE
                                           TO BE ISSUED UPON            WEIGHTED AVERAGE               UNDER EQUITY
                                              EXERCISE OF               EXERCISE PRICE OF           COMPENSATION PLANS
                                              OUTSTANDING                  OUTSTANDING             (EXCLUDING SECURITIES
                                               OPTIONS,                     OPTIONS,                   REFLECTED IN
PLAN CATEGORY                             WARRANTS AND RIGHTS          WARRANTS AND RIGHTS              COLUMN (a))
------------------------------          ---------------------          -------------------         ---------------------
Equity Compensation
Plans Approved by Security Holders                --                           --                               --
Equity Compensation
Plans Not Approved by Security Holders             0                           --                        2,285,000*
         Total                                     0                           --                        2,285,000



*Consists of securities issuable under our 2003 Long-Term Incentive Plan for key employees, which was approved by our board of directors on December 16, 2003.


      Currently there is no market for our common stock, nor is any market likely to develop in the near future. As of May 3, 2004, we had approximately 202 holders of record of our common stock.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Our executive officers, directors and shareholders beneficially owning more than 10% of our common stock are required under the Securities Exchange Act of 1934 to file reports of ownership of our common stock with the Securities and Exchange Commission. Copies of those reports must also be furnished to us. Based solely upon a review of the copies of reports furnished to us and written representations that no other reports were required, we believe that during the preceding year all filing requirements applicable to executive officers, directors and shareholders beneficially owning more than 10% of our common stock have been complied with.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


On December 1, 2003, we entered into a business and financial advisory agreement with Grander, L.L.C., of which Lee Wiskowski, one of our directors, is the sole member. For its services, Grander has been paid a fee of $761,000 for advising us in connection with the structuring of our acquisition of Nexvu, establishment of commercial and strategic partnerships and joint ventures, development of our marketing plan, financial models, financial strategies and structuring of our private offering.


      On March 31, 2004, we entered into advisory services agreements with each of Mr. Stukel and Mr. Wiskowski. Mr. Stukel and Mr. Wiskowski are both members of our board of directors. Each agreement has a term extending through September 30, 2005. Under the agreements, Mr. Stukel and Mr. Wiskowski agree to provide financial advisory services to us in connection with mergers and acquisitions and analysis of strategic alternatives. Each of Mr. Stukel and Mr. Wiskowski received, in connection with the agreements, warrants to purchase 250,000 shares of our common stock at an exercise price of $1.35 per share on or before March 31, 2007. The warrants have a cashless exercise provision. Each of Mr. Stukel and Mr. Wiskowski has a right of first refusal during the term of his agreement and for a period of six months thereafter to with respect to merger and acquisitions.


FRONTRUNNER



      On September 14, 2004, we completed a merger under which we acquired 100% of the stock of Frontrunner. Frontrunner is a single - source provider of business communications equipment and multimedia integration services for data, voice, video and advanced applications. Frontrunner designs, installs and services customer-premise voice, data and video networks. It also resells communication equipment to the small and mid-sized business segment.



      The form of the business combination with Frontrunner was a reverse triangular merger in which we issued 925,000 shares of our common stock and $222.18 in exchange for 100% of the ownership of Frontrunner and the cancellation of indebtedness of Frontrunner in the amount of $2,252,423 (excluding accrued unpaid interest and other claims). The merger was approved by our board of directors and the boards of directors of Frontrunner and our subsidiary. The merger was also approved by a majority of the shareholders of Frontrunner. At the time of the merger, Frontrunner had assets principally in the form of inventory, fixed assets and receivables in the amount of approximately $3,800,000.



      The merger agreement contained certain conditions precedent including: (i) requiring certain creditors of Frontrunner to execute creditor waiver agreements; (ii) James Cuppini entering into an employment agreement with Frontrunner, (iii) entry by Frontrunner into certain payment agreements calling for amortization of outstanding past due obligations of Frontrunner plus a market rate of interest with certain other of its creditors, and (iv) Frontrunner obtaining from Harris Trust and Savings Bank, a consent to the merger and a commitment that it would extend and maintain a loan to Frontrunner with a principal amount of not less than the principal balance outstanding as of the date of the merger (approximately $3,920,000). We waived all of the conditions precedent except the entry into certain creditor waiver agreements and our issuance of common stock to those creditors.

      Frontrunner entered into creditor waiver agreements with several of its identified creditors. All but one of these identified creditors (John Jellinek) executed the creditor waiver agreements. The following identified creditors entered into the creditor waiver agreements and we, in turn, issued a total of 925,000 shares of our common stock to Bluestem Capital Partners II, Limited Partnership, Mesirow Capital Partners VI, The Edgewater Private Equity Fund II, L.P., 21st Century Communications Partners L.P., 21st Century Communications T-E Partners, L.P., 21st Century Communications Foreign Partners, L.P., Philip Kenny, and James Cuppini, and reserved the remaining 75,000 shares, for possible later issuance to John Jellinek. The shares of common stock distributed among the creditors was determined pursuant to negotiations between the creditors and Frontrunner, rather than allocated pursuant to a formula. The most recent private placement of our common stock was made at $1.35 per share, which was assumed to constitute its fair market value.



      The shares were issued in the amounts and to the entities set forth below:



                                                 Number of Shares of       Current Estimated
Name of Creditor            Debt Holdings           Common Stock              Market Value
----------------            -------------        -------------------       -----------------
Bluestem                    $    215,000              113,438               $   153,141.30
Mesirow                     $    920,109              326,756               $   441,120.60
Edgewater                   $    819,981              273,928               $   369,802.80
21st Century                $    297,333               35,878               $    48,435.30
Kenny                                -0-               75,000               $   101,250.00
Cuppini                              -0-              100,000               $   135,000.00
                            ------------         ------------              ---------------
TOTAL                       $  2,252,423              925,000               $ 1,248,750.00



      Bluestem Capital Partners II, Limited Partnership, Mesirow Capital Partners VI, The Edgewater Private Equity Fund II, L.P., 21st Century Communications Partners L.P., 21st Century Communications T-E Partners, L.P., 21st Century Communications Foreign Partners, L.P. and Mr. Cuppini, in addition to being creditors were also shareholders of Frontrunner. Each of the entities (other than 21st Century Communications T-E Partners, L.P., 21st Century Communications Foreign Partners) had one director sitting on Frontrunner's six-member board of directors. Mr. Kenny, who currently sits on our board of directors, also sat on the Frontrunner board of directors and received common stock. Bluestem Capital Partners II, Limited Partnership, Mesirow Capital Partners VI, The Edgewater Private Equity Fund II, L.P., 21st Century Communications Partners L.P., 21st Century Communications T-E Partners, L.P., 21st Century Communications Foreign Partners, L.P. and Mr. Kenny, together were the majority shareholders of each class of voting stock of Frontrunner that authorized the merger. Mr. Cuppini is the current and past President of Frontrunner.



      Fifteen percent (15%) of the 925,000 shares issued to the participating creditors, approximately 138,750 shares was deposited in escrow to be held for a year for the purpose of settling or litigating claims. Mr. Kenny is the owner of the escrow agent for this account.



      The merger agreement further provided that: (i) the officers of Frontrunner immediately prior to the merger would continue to serve as the officers of Frontrunner, as the surviving corporation; and (ii) the directors of our subsidiary would become the directors of Frontrunner, as the surviving corporation.



      Craig Siegler organized Siegler Technology & Development and therefore is considered Nexvu's promoter. Siegler Partners, L.L.C., a company controlled by Mr. Siegler, acted as the manager of Nexvu from its inception through June 2003. Mr. Siegler's only current relationship with us is as the beneficial owner of over 5% of our common stock. From July 2003 through June 2004, Mr. Siegler provided consulting services to Nexvu, which is now a wholly-owned subsidiary of ours. On June 27, 2003, Nexvu issued a total of 2,837,950 Class A membership interests to Craig Siegler, the promoter of Nexvu. The consideration for these shares was $1,034,907, which had been advanced by Mr. Siegler to Nexvu during the period from the inception of Nexvu on February 28, 2002 through June 27, 2003. The issuance of the shares eliminated our obligation to repay those advances.

                     SHARES TO BE ISSUED IN CONNECTION WITH
                            THE EXERCISE OF WARRANTS


      In connection with our merger with Nexvu, we are agreed to issue warrants to purchase 638,889 shares to persons who had received warrants to purchase membership interests in Nexvu. In connection with a separate agreement with Mr. Siegler, we agreed to issue warrants to purchase 162,500 shares of common stock. In addition, on March 31, 2004, we issued warrants to purchase 250,000 shares of common stock to each of Mr. Stukel and Mr. Wiskowski in connection with advisory services agreements with each of these individuals, who are members of our Board of Directors. All warrants have an exercise price of $1.35 per share and are exercisable on or before December 31, 2006, except the warrants held by Mr. Stukel and Mr. Wiskowski, which are exercisable on or before March 31, 2007.


      The warrants possess anti-dilution provisions for stock dividends, splits, mergers or sales of substantially all of our assets. We issued the warrants in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, as a private offering. As a result, none of the warrants are freely transferable. There is no market for the warrants.

      The holder of a warrant may exercise his or its purchase rights, in whole or in part, at any time, or from time to time, before the warrant expiration date. To exercise a warrant, the holder must notify us, in writing, of the holder's intention to exercise the warrants and the number of shares to be purchased. The holder must also submit payment for the purchase price of the shares in the form of cash, certified or cashier's check or wire transfer. If the holder does not exercise all of the warrants, the holder will receive a new warrant to purchase a number of shares equal to the difference between the number of shares subject to the original warrant and the number of shares purchased through the warrant exercise. In the case of the warrant to purchase 162,500 shares of our common stock referred to above, and the warrants to purchase a total of 500,000 shares issued to Mr. Stukel and Mr. Wiskowski, the holder may also take advantage of a "cashless exercise" feature of the warrant.

                        SHARES AVAILABLE FOR FUTURE SALE

      Prior to this offering, there has been no market for any of our securities and we do not know if a significant public market will develop for any of our securities following completion of this offering. We cannot predict the effect, if any, that sales of shares of our common stock will have on the price of our common stock. However, sales of substantial amounts of these shares in the public market could cause the price of our common stock to decline or impair our ability to raise money through an offering of our equity securities.


      Upon completion of this offering, we will have 16,954,754 shares of common stock outstanding, and 1,301,389 additional shares will be issuable upon the exercise of warrants. The 8,104,893 shares of common stock registered in this offering, including shares issuable upon the exercise of the warrants, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of ours, which is generally a person who has a control relationship with us, which will be subject to the limitations imposed on "affiliates" of ours under Rule 144 promulgated under the Securities Act of 1933. The remaining 8,849,861 outstanding shares of common stock are "restricted securities" within the meaning of Rule 144. These securities were issued in private transactions and are not registered under the Securities Act and may not be resold except pursuant to an effective registration statement or pursuant to an exemption under the Securities Act, including the exemption provided by Rule 144.


      In general, under Rule 144, as currently in effect, beginning 90 days after completion of this offering, a person or persons, including an affiliate, whose shares are aggregated and who has satisfied a one-year holding period including the period of any prior owner who is not an affiliate of ours, may sell within any three-month period a number of shares which does not exceed the greater of:

      -     1% of the then outstanding shares of our common stock; or

      - the average weekly trading volume during the four calendar weeks preceding the sale

In addition, sales under Rule 144 are subject to manner of sale provisions, notice requirements and to the availability of current public information about us. Rule 144(k) also permits the sale of shares, without any volume limitation or manner of sale or public information requirements, by a person who is not an affiliate of ours and who has not been an affiliate of ours for at least the three months preceding the sale, and who has satisfied a two-year holding period. Shares issued to affiliates of the Company prior to the merger with Nexvu may only be resold through registration under the Securities Act and are not tradable under Rule 144.

                              SELLING SHAREHOLDERS


      The selling shareholders may offer up to 8,104,893 shares pursuant to this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling shareholders. However, those shares indicated below which are underlying warrants, totaling 1,301,389 shares in total, can only be sold to the extent the warrants are executed at $1.35 per share, subject to cashless exercise rights for 662,500 of these shares. The following table sets forth information with respect to the selling shareholders and the shares which they either presently own or will own after conversion of the exercise of the warrants.



                                                                                                      SHARES TO BE
                                                                                                      BENEFICIALLY
                                                                SHARES BENEFICIALLY        SHARES        OWNED
                                                                   OWNED PRIOR TO          BEING          AFTER
                                                                    REGISTRATION         REGISTERED   OFFERING(1)
                                                               ----------------------    ----------   ------------------------
SELLING SHAREHOLDERS                                            Number       Percent                    Number        Percent
                                                                ------       -------                    ------        -------
American Physicians Assurance Corporation                        150,000          *       150,000             --          --
Guy & Heather Amico                                                2,000          *         2,000             --          --
Balkin Family Limited Partnership                              1,093,186       6.42%       92,593(2)   1,000,593        5.49%
George J. Ballantine                                             288,333       1.70%      288,333             --          --
George J. Ballantine - IRA                                        74,000          *        74,000             --          --
George W. Ballantine - Roth IRA                                    4,440          *         4,440             --          --
George W. & Yolanda F. Ballantine                                 25,000          *        25,000             --          --
James A. Ballantine                                               25,000          *        25,000             --          --
James A. Ballantine - Roth IRA                                     5,500          *         5,500             --          --
Yolanda F. Ballantine - IRA                                        2,480          *         2,480             --          --
David A. Beamish(4)                                              400,667       2.37%      400,667             --          --
Wayde Beechy                                                      11,000          *        11,000             --          --
David Bernahl                                                     80,407          *        80,407             --          --
Roger L. Bistry                                                   37,000          *        37,000             --          --
Clayton Blehm Living Trust 1997                                  297,222       1.75%      297,222             --          --
Eric Blehm                                                        75,000          *        75,000             --          --
Karl W. Brewer                                                    20,000          *        20,000             --          --
Melissa A. Briscoe                                                10,000          *        10,000             --          --
N. Gene Briscoe                                                   75,556          *        75,556             --          --
Terry & Kathleen Bucciarelli                                      20,000          *        20,000             --          --
James Caprio                                                       3,500          *         3,500             --          --
Carl Greer Trust                                               2,266,282      13.16%      277,778(2)   1,988,504       10.90%
Thomas R. Case                                                    37,500          *        37,500             --          --
Cynthia Seinz Clamon                                                 100          *           100             --          --
Jerry Clamon                                                         100          *           100             --          --
Taylor Clamon                                                        100          *           100             --          --
Thomas A. & Desiree Connors                                       40,000          *        40,000             --          --
Armand D'Andrea                                                   18,519          *        18,519             --          --
Nicholas D'Andrea                                                 50,000          *        50,000             --          --
Rosalie D'Andrea                                                  50,000          *        50,000             --          --
Rowland & Sue Davies                                              10,000          *        10,000             --          --
Delaware Charter Guarantee & Trust Co.                            20,000          *        20,000             --          --
Tom Dempsey                                                       60,000          *        60,000             --          --
Nicole Dunbar - Roth IRA                                           5,000          *         5,000             --          --
Robert & Nicole Dunbar                                            25,000          *        25,000             --          --
Robert P. Dunbar                                                   4,700          *         4,700             --          --
Dolores Easthom                                                      100          *           100             --          --
Michael Easthom                                                      100          *           100             --          --

                                                                                                      SHARES TO BE
                                                                                                      BENEFICIALLY
                                                                SHARES BENEFICIALLY        SHARES        OWNED
                                                                   OWNED PRIOR TO          BEING          AFTER
                                                                    REGISTRATION         REGISTERED   OFFERING(1)
                                                               ----------------------    ----------   ------------------------
SELLING SHAREHOLDERS                                            Number       Percent                    Number        Percent
                                                                ------       -------                    ------        -------
G. Frederick Edmiston                                            225,000       1.33%      225,000             --          --
Suzanne Elkin                                                        100          *           100             --          --
Exportadores Unipessoal                                           16,666          *        16,666             --          --
Jan Ennis Frederick                                              156,310          *       156,310             --          --
Mark Fuller                                                       40,000          *        40,000             --          --
Robert Geras                                                   2,257,837(3)   13.24%      111,111(2)   2,146,726       11.77%
David Giobbia                                                     14,815          *        14,815             --          --
Donald F. Giobbia                                                 37,037          *        37,037             --          --
Mitchell D. Goldsmith                                            279,114       1.65%       60,000        219,114        1.20%
Scott Goldstein                                                    2,000          *         2,000             --          --
Dirk Gothe                                                        12,500          *        12,500             --          --
Frank & Dolores Graziadei                                         10,000          *        10,000             --          --
Michael & Ilene Green                                             10,000          *        10,000             --          --
Zelda W. Green                                                       100          *           100             --          --
Joseph & Marianne Haake                                           18,500          *        18,500             --          --
John R. Haley                                                    100,000          *       100,000             --          --
Wilson H. Hartz III                                                5,000          *         5,000             --          --
Wilson H. Hartz III, M.D. S.C. Profit
   Sharing Plan and Trust                                          5,000          *         5,000             --          --
Krag Maldono Helle                                                 8,198          *         8,198             --          --
Gregory R. Hill                                                  150,000          *       150,000             --          --
Adam Hoeflich                                                     10,000          *        10,000             --          --
Roy Joseph and Linda Huff                                          4,000          *         4,000             --          --
Karen Jaimovich                                                  426,976       2.51%       37,037(2)     389,939        2.14%
Judith Janicki                                                    10,000          *        10,000             --          --
JI Limited Partnership                                            20,000          *        20,000             --          --
Bruce W. Johnson                                                  37,037          *        37,037             --          --
Jay Johnson                                                        5,000          *         5,000             --          --
Robert W. Kegley, Sr.                                            375,000       2.21%      375,000             --          --
Lawrence & Janet Kershner                                         10,000          *        10,000             --          --
K-Five Construction Corporation                                  150,000          *       150,000             --          --
David Klein                                                          100          *           100             --          --
Jerry Klein                                                          100          *           100             --          --
Karen Klein                                                          100          *           100             --          --
David Kozlowski                                                   33,333          *        33,333             --          --
David & Sharon Kozlowski                                          10,300          *        10,300             --          --
Mark A. Krogulski                                                 30,000          *        30,000             --          --
Larry G. Kubinski                                                 60,000          *        60,000             --          --
Richard A. Levy                                                   20,000          *        20,000             --          --
Jerome E. Lewin                                                   30,000          *        30,000             --          --
David J. Lies                                                  1,197,724       7.02%      111,111(2)   1,086,613        5.96%
Linda M. Lies                                                    106,651          *         9,259(2)      97,392           *
Angela Livingston                                                    100          *           100             --          --
Tammy Livingston-Smerdell                                            100          *           100             --          --
Daniel A. Lombardi                                                50,000          *        50,000             --          --
Todd C. Lyle                                                       7,500          *         7,500             --          --
Tara Mango                                                           100          *           100             --          --
Alan Mansfield                                                    40,000          *        40,000             --          --
Joseph M. Marconi                                                125,000          *       125,000             --          --

                                                                                                      SHARES TO BE
                                                                                                      BENEFICIALLY
                                                                SHARES BENEFICIALLY        SHARES        OWNED
                                                                   OWNED PRIOR TO          BEING          AFTER
                                                                    REGISTRATION         REGISTERED   OFFERING(1)
                                                               ----------------------    ----------   ------------------------
SELLING SHAREHOLDERS                                            Number       Percent                    Number        Percent
                                                                ------       -------                    ------        -------
William McCabe                                                    75,000          *        75,000             --          --
Mellon Enterprises FLP                                           215,000       1.27%      215,000             --          --
John Meyer                                                       166,667       1.04%      166,667             --          --
Robert & Marilyn Meyer                                            25,000          *        25,000             --          --
Ronald M. Mochizuki                                               20,000          *        20,000             --          --
Krista Monti                                                      20,000          *        20,000             --          --
Thomas E. Morack                                                  22,222          *        22,222             --          --
Richard C. Mutz                                                   10,000          *        10,000             --          --
David Nelson                                                      33,314          *        33,314             --          --
Brian G. Netzky                                                   20,000          *        20,000             --          --
Cristin Obstinik                                                  15,000          *        15,000             --          --
Dr. Randall & Janice Stober-Olivia                                18,520          *        18,520             --          --
Richard Patap                                                     10,000          *        10,000             --          --
David L. Pedigo                                                   37,037          *        37,037             --          --
Dr. D. David Pesavento                                            40,000          *        40,000             --          --
Jerry Pokorny                                                     18,518          *        18,518             --          --
Thomas &  Polly Pondell                                           23,963          *        23,963             --          --
Thomas Pondell                                                    11,111          *        11,111             --          --
Edward Prodehl                                                    55,556          *        55,556             --          --
Edward & Sandra Prodehl                                           37,037          *        37,037             --          --
Victor & Barbara Proeh                                            20,000          *        20,000             --          --
Gregory J. Pusinelli                                              20,000          *        20,000             --          --
Kirk Reeves                                                       11,111          *        11,111             --          --
Michael L. Resnick                                                20,000          *        20,000             --          --
Stacey Riddell                                                    10,000          *        10,000             --          --
Richard Rizzo                                                    166,667       1.04%      166,667             --          --
Michael A. Russo                                                  11,000          *        11,000             --          --
Safeway Insurance                                                  7,500          *         7,500             --          --
Belle Saltzman                                                       100          *           100             --          --
Nathan Saltzman                                                      100          *           100             --          --
Alice Sassetti                                                    10,000          *        10,000             --          --
Sevila P. Yee Schiml                                              18,000          *        18,000             --          --
Lindsey Seinz                                                        100          *           100             --          --
Craig Siegler                                                  1,459,258(5)    8.53%      162,500(2)   1,296,758        7.11%
Hannah Smerdell                                                      100          *           100             --          --
Madison Smerdell                                                     100          *           100             --          --
Michael Smerdell                                                     100          *           100             --          --
Dennis Stacy                                                      40,000          *        40,000             --          --
Stateline, L.L.C.                                                 10,000          *        10,000             --          --
Todd W. Stetson                                                   20,000          *        20,000             --          --
George & Irene Stofan                                             10,000          *        10,000             --          --
George F. Stofan                                                  65,222          *        65,222             --          --
Mark J. Stofan                                                    10,000          *        10,000             --          --
Daniel T. Streitz                                                 37,037          *        37,037             --          --
Allison Strout                                                       100          *           100             --          --
Charles Strout                                                       100                      100             --          --
Griffin Strout                                                       100                      100             --          --
Douglas Stukel                                                   434,482(6)    2.53%      434,482(4)          --          --
Joseph Stukel                                                     29,630          *        29,630             --          --

                                                                                                      SHARES TO BE
                                                                                                      BENEFICIALLY
                                                                SHARES BENEFICIALLY        SHARES        OWNED
                                                                   OWNED PRIOR TO          BEING          AFTER
                                                                    REGISTRATION         REGISTERED   OFFERING(1)
                                                               ----------------------    ----------   ------------------------
SELLING SHAREHOLDERS                                            Number       Percent                    Number        Percent
                                                                ------       -------                    ------        -------
Scott Swanson                                                     20,000          *        20,000          --             --
Ken Teague                                                        20,000          *        20,000          --             --
Jeffrey A. Thompson                                              110,000          *       110,000          --             --
Timothy S. Tomasik                                                10,000          *        10,000          --             --
Dean A. Tomich                                                    37,037          *        37,037          --             --
Trifinity Partners, Incorporated                                  10,000          *        10,000          --             --
Glenn L. Udell                                                    20,000          *        20,000          --             --
United Auto Insurance                                              5,000          *         5,000          --             --
Thomas Valone                                                    170,000       1.00%      170,000          --             --
Edith Vander Hoeven                                               20,000          *        20,000          --             --
James Virva                                                       14,815          *        14,815          --             --
Jack Wagner                                                        3,500          *         3,500          --             --
Doris Weiser                                                         100          *           100          --             --
Mort Weiser                                                          100          *           100          --             --
Richard Weiser                                                       100          *           100          --             --
Robert & Joyce Wesolowski                                         40,000          *        40,000          --             --
Janet Wilhelmi                                                    37,037          *        37,037          --             --
Lee Wiskowski                                                    325,407(7)    1.89%(8)   325,407(9)       --             --
WJB Chiltern Trust Company Limited                               666,667       3.94%      666,667          --             --
Jin Zhang                                                        115,000          *       115,000          --             --
John P. Ziegler                                                    7,408          *         7,408          --             --


*Represents less than 1% of outstanding shares.

(1) Assumes all shares being registered would be sold; actual number to be sold, if any, is in the sole discretion of the holder in question.

(2) Represents shares purchasable at $1.35 pursuant to exercise of outstanding warrants, none of which have been exercised as of the date of this prospectus.


(3)   Mr. Geras is a director of ours.



(4)   Mr. Beamish is a director of ours.



(5) Mr. Craig Siegler organized Siegler Technology & Development and is considered Nexvu's promoter. Siegler Partners, L.L.C., a company controlled by Mr. Siegler acted as the Manager of Nexvu from its inception through June 2003. From July 2003 through June 2004, Mr. Siegler provided consulting services to Nexvu.



(6)   Mr. Stukel is a director and Co-Chief Executive Officer of ours.



(7)   Mr. Wiskowski is a director and Co-Chief Executive Officer of ours.



(8) Mr. Wiskowski also is considered the beneficial owner of the 72,407 shares owned by Grander, LLC and therefore as of the date of this prospectus beneficially owns a total of 325,407 shares of our common stock, representing 2.00% of our outstanding common stock.



(9) Includes 250,000 shares purchasable at $1.35 pursuant to exercise of outstanding warrants, none of which have been exercised as of the date of this prospectus.

                            DESCRIPTION OF SECURITIES

GENERAL


      Our authorized capital stock consists of: 25,000,000 shares of common stock, par value $.0001 per share, 16,954,754 of which shares were outstanding as of the date of this prospectus; and 5,000,000 shares of preferred stock, par value $.0001 per share, none of which were issued and outstanding as of the date of this prospectus.


COMMON STOCK

      Each share of common stock is entitled to one vote. There are no preemptive, subscription, conversion or redemption rights pertaining to the shares of common stock. Shareholders are entitled to receive such dividends as declared by our Board of Directors out of assets legally available for payment of dividends and to share ratably in our assets available upon liquidation.

      Our Articles of Incorporation do not provide for cumulative voting. Therefore, shareholders do not have the right to aggregate their votes for the election of directors and, accordingly, shareholders holding more than fifty percent of our outstanding common stock can elect all of the directors.

      Preferred Stock. We are authorized to issue 5,000,000 shares of preferred stock without designation, par value $.0001 per share. As of the date of this prospectus, there were no shares of preferred stock outstanding.

      Our Articles of Incorporation grant our Board of Directors the right to cause us to issue, from time to time, all or part of the shares of preferred stock remaining undesignated in one or more series, and to fix the number of shares of preferred stock and determine or alter for each series, the voting powers, and other designations, preferences, or relative, participating, optional or other special rights and the qualifications, limitations, or restrictions on those rights.

      Incentive Plan. We have established a long-term incentive plan to provide incentives to our employees and other persons providing assets or services to us, calling for the issuance of restricted stock, stock options and/or other equity-based compensation of up to 2,285,000 shares. It is expected that a substantial portion of the awards under the plan will be allocated to existing management and other persons assisting us in our endeavors.

WARRANTS

      As of the date of this prospectus, we had outstanding warrants to purchase 1,301,389 shares of our common stock, at an exercise price of $1.35 per share. The warrants were granted in connection with our issuance of bridge notes to investors in December 2003. See "Management's Discussion and Analysis or Plan of Operation - Plan of Operation." Included in the warrants to purchase 1,301,389 shares of our common stock, are warrants to purchase 662,500 shares that may be exercised on a cashless basis.

ANTI-TAKEOVER PROTECTIONS

      Various provisions in our Articles of Incorporation, our By-laws and in the Florida Business Corporation Act could deter and make it more difficult for a third party to bring about a merger, sale of control, or similar transaction involving us without approval of our Board of Directors, even if the transaction would be beneficial to our shareholders. These anti-takeover provisions make it less likely that a change in control will occur and tend to perpetuate existing management. Specifically, our Articles of Incorporation authorize our Board of Directors to issue a series of preferred stock without shareholder action, which could discourage a third party from attempting to acquire, or make it more difficult for a third party to acquire us. In addition to the Florida Business Combination Act, the Florida Control Share Acquisition Act may discourage, delay or prevent a change in control of our company.

      We intend to reincorporate in Delaware in the near future. Our proposed Delaware Certificate of Incorporation and provisions of the Delaware General Corporation law will have a similar anti-takeover effect as the provisions of our Articles of Incorporation and of Florida law described above.

TRANSFER AGENT


      Our transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004

                              PLAN OF DISTRIBUTION


      This prospectus, as appropriately amended or supplemented, may be used from time to time by the selling shareholders, to offer and sell the shares in transactions in which the selling shareholders and any broker-dealer through whom any of the shares are sold may be deemed to be underwriters within the meaning of the Securities Act. We will not receive any of the proceeds from any of these sales. There presently are no arrangements or understandings, formal or informal, pertaining to the distribution of the shares.



      As of the date of this prospectus, our common stock is not listed for trading on any exchange or automated quotation system, or in the over-the-counter market. However, we have initiated the process to have our shares eligible for quotation on the OTC Bulletin Board. We cannot guarantee that our common stock will trade in any market. Before the development of a trading market, selling shareholders are required to sell their shares at a stated, fixed price. In the event that a trading market for the shares develops, we anticipate that resales of the shares by the selling shareholders will be effected from time to time on the open market in ordinary brokerage transactions in such markets, or in private transactions. The shares will be offered for sale at market prices prevailing at the time of sale or at negotiated prices and on terms to be determined when the agreement to sell is made or at the time of sale, as the case may be. The shares may be offered directly by the selling shareholders or through brokers or dealers. A member firm of the National Association of Securities Dealers, Inc. may be engaged to act as one or more of the selling shareholders' agent in the sale of the shares by the selling shareholders and/or may acquire shares as principal. Member firms participating in such transactions as agent may receive commissions from the selling shareholders and, if they act as agent for the purchaser of such shares, from the purchaser. Commissions on these transactions are computed, in appropriate cases, in accordance with the applicable rates of the NASD, and may be negotiated rates where permissible. Sales of the shares by the member firm may be made on the Nasdaq SmallCap Market from time to time at prices related to prices then prevailing.


      Participating broker-dealers may agree with the selling shareholders to sell the specified number of shares at a stipulated price per share and, to the extent the broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to the selling shareholders. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions in the market in which the common stock is traded, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

      Upon the selling shareholders' notifying us that a particular offer to sell the shares is made and a material arrangement has been entered into with a broker-dealer for the sale of shares, a supplement to this prospectus will be delivered together with this prospectus and filed pursuant to Rule 424(b) under the Securities Act setting forth with respect to such offer or trade the terms of the offer or trade, including: the number of shares involved; the price at which the shares were sold; any participating brokers, dealers, agents or member firm involved; any discounts, commissions and other items paid as compensation from, and the resulting net proceeds to, the selling shareholders; and other facts material to the transaction.

      Shares may be sold directly by the selling shareholders or through agents designated by the selling shareholders from time to time. Unless otherwise indicated in the supplement to this prospectus, any such agent will be acting on a best efforts basis for the period of its appointment.

      The selling shareholders and any brokers, dealers, agents, member firm or others that participate with the selling shareholders in the distribution of the shares may be deemed to be underwriters within the meaning of the Securities Act, and any commissions or fees received by these persons and any profit on the resale of the shares purchased by such person may be deemed to be underwriting commissions or discounts under the Securities Act.

      The selling shareholders and any other person participating in a distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Regulation M of the Securities Exchange Act of 1934 may limit the timing of purchases and sales of any of the shares by the selling shareholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. We have informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

      To our knowledge, there are currently no plans, arrangements or understandings between the selling shareholders and any underwriter, broker-dealer or agent regarding the sale of the shares except that some of the selling shareholders are affiliated with broker-dealers through whom such selling shareholders expect to sell their shares. Sales through such affiliated broker-dealers will be done as ordinary broker transactions and not as a result of an underwriting arrangement. Selling shareholders who are affiliated with broker-dealers have represented that they have acquired their shares in the ordinary course of business and, at the time of acquisition of such shares, the selling shareholders had no agreements or understandings, directly or indirectly, with any person to distribute their shares.

      Under the Securities Exchange Act of 1934, and the regulations thereunder, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market-making activities with respect to the shares during the applicable "cooling off" period before the commencement of such distribution. In addition, and without limiting the above, the selling shareholders will be subject to applicable provisions of the Securities Act and the Securities Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M under the Securities Act, in connection with transactions in the shares. These provisions may limit the timing of purchases and sales of shares.

                                  LEGAL MATTERS


      Certain legal matters in connection with the offering will be passed on for us by Shefsky & Froelich Ltd. A shareholder of Shefsky & Froelich Ltd. owns approximately 2% of our outstanding shares. The legality of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger and Beilly, LLP, Boca Raton, Florida, who are acting as special Florida counsel solely for the purpose of opining as to the validity of the securities.

                                     EXPERTS


      Our consolidated financial statements for the year ended December 31, 2003 included in this prospectus have been audited by Russell & Atkins, PLC, Independent Public Accountants, as set forth in its report with respect thereto and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The financial statements for the two year period ended March 31, 2004 for Frontrunner have been audited by Plante Moran, PLC, Independent Public Accountants, as set forth in its report with respect thereto and are included herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



                        CHANGES IN AND DISAGREEMENTS WITH
                            ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE



      On November 10, 2004, we received written notification that Russell & Atkins, PLC, hereinafter referred to in this prospectus as "R&A" had withdrawn from serving as our independent auditors. No action was required or taken by our board of directors with respect to their withdrawal.



      For the period including the prior two fiscal years and the interim period ending as of the date of withdrawal of R&A, R&A's reports did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the reporting period, there were no disagreements between us and R&A on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which would have caused it to make reference to the subject matter of the disagreement in connection with its reports. We provided R&A with a copy of this disclosure on November 11, 2004. R&A provided us and the Securities and Exchange Commission with a letter, which stated that R&A agreed with these disclosures.



      On November 11, 2004, we engaged Russell Bedford Stefanou Mirchandani LLP, hereinafter referred to in this prospectus as "RBSM" to serve as our independent auditor.



      We did not nor did anyone on our behalf consult with RBSM regarding (i) either: the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements; as such, no written or oral advice was provided, and none was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was a subject of a disagreement or event with R&A (as there were none).



      We provided RBSM with a copy of this disclosure on November 11, 2004, providing RBSM with the opportunity to furnish us with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of our expression of our views, or the respect in which RBSM did not agree with our statements. RBSM agreed with our statements and therefore did not provide a letter.

               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

      We have filed with the Securities and Exchange Commission a registration statement, of which this prospectus is a part, on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. We have omitted portions of this information as allowed by the rules and regulations of the Commission. Statements contained in this prospectus as to the content of any contract or other document are not necessarily complete. To gain a complete understanding of any these contracts or other documents, you should read the copies which are filed as exhibits to the registration statement.

      For further information regarding us and the securities we are offering, you may read the registration statement, including all amendments, and the exhibits and schedules which may be obtained from the Commission in Room 1024 of the Commission's main offices at 450 Fifth Street, N.W., Washington, DC 20549. You can inspect this material for free at the Commission's offices, and you can make copies of the material if you pay fees established by the Commission. The Commission's phone number is 1-800-SEC-0330 (1-800-732-0330).

      The Commission maintains a website that contains registration statements, reports, proxy material and other information regarding registrants that file electronically with the Commission. The address for the website is http:
//www.sec.gov.

      We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and furnish our shareholders annual reports containing financial statements audited by our independent accountants and make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.

INDEX TO FINANCIAL STATEMENTS






                                                                                               PAGE
                                                                                               ----
CAPITAL GROWTH SYSTEMS, INC. CONSOLIDATED FINANCIAL STATEMENTS

Reports of Independent Certified Public Accountants                                            F-2

Balance Sheet as of December 31, 2003 and May 31, 2003                                         F-3

Statement of Operations for the transition period of June 1 through December 31,
2003, and, the years ended May 31, 2003 and 2002 and from September 29, 1999
(Inception) to December 31, 2003                                                               F-4

Statement of Changes in Stockholders' Equity from September 29, 1999 (Inception)
to December 31, 2003                                                                           F-5

Statement of Cash Flows for the transition period of June 1 through December 31,
2003, and, the years ended May 31, 2003 and 2002 and from September 29, 1999
(Inception) to December 31, 2003                                                               F-6

Notes to Consolidated Financial Statements                                                     F-7



                                                                                               PAGE
                                                                                               ----
NEXVU TECHNOLOGIES, LLC CONSOLIDATED FINANCIAL STATEMENTS

Reports of Independent Certified Public Accountants                                            F-13

Balance Sheet as of December 31, 2003 and December 31, 2002                                    F-14

Statement of Operations for the year ended December 31, 2003, and the period ended December 31, 2002 and from February 28, 2002 (Inception) to December
31, 2003                                                                                       F-15

Statement of Cash Flows for the years ended December 31, 2003, and the period ended December 31, 2002 and from February 28, 2002 (Inception) to
December 31, 2003                                                                              F-16

Statement of Members' Equity (Deficit) for the years ended December 31, 2003 and
December 31, 2002, and from February 28, 2002 (Inception) to December 31, 2003                 F-17

Notes to Consolidated Financial Statements                                                     F-18

FRONTRUNNER NETWORKING SYSTEMS CORP. FINANCIAL STATEMENTS

Reports of Independent Certified Public Accountants                                            F-24

Statements of Financial Condition as of March 31, 2004 and March 31, 2003                      F-25

Statements of Operations for the years ended March 31, 2004, and March 31, 2002                F-27

Statements of Preferred Stock and Stockholders' Deficit for the years ended
March 31, 2004 and March 31, 2003                                                              F-28

Statements of Cash Flows for the years ended March 31, 2004 and March 31, 2003                 F-29

Notes to Financial Statements                                                                  F-30

CAPITAL GROWTH SYSTEMS, INC. PRO FORMA FINANCIAL STATEMENTS

Pro Forma Combined Balance Sheet                                                               F-39

Pro Forma Combined Statement of Operations for the year ended December 31, 2003                F-40

Pro Forma Combined Statement of Operations for the nine months ended September 30, 2004        F-41

Notes to Pro Forma Combined Financial Statements                                               F-42

                          CAPITAL GROWTH SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)



                              FINANCIAL STATEMENTS



                                DECEMBER 31, 2003

                           INDEPENDENT AUDITORS REPORT



To the Board of Directors of:
Capital Growth Systems, Inc.



      We have audited the accompanying balance sheets of Capital Growth Systems, Inc. (A Development Stage Company) as of December 31, 2003 and May 31, 2003, the related statements of operations and cash flows for the period then ended December 31, 2003, the years ended May 31, 2003 and May 31, 2002, and from inception (September 29, 1999) to December 31, 2003, and the changes in stockholders' equity from inception (September 29, 1999) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these consolidated financial statements based on our audits.



      We conduct our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Growth Systems, Inc. (A Development Stage Company) as of December 31, 2003 and May 31, 2003 and the results of its operations and cash flows for the period then ended December 31, 2003, the years ended May 31, 2003 and May 31, 2002, and from inception (September 29, 1999) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.



/s/ Russell & Atkins, PLC
----------------------------
Russell & Atkins, PLC



April 28, 2004
Oklahoma City, Oklahoma

CAPITAL GROWTH SYSTEMS, INC.
(A Development Stage Company)
BALANCE SHEET



                                                                  DECEMBER 31,
                                                                      2003           MAY 31, 2003
                                                                  ------------       ------------
ASSETS

Current Assets
Cash                                                               $        -         $         -

Total Current Assets                                                        -                   -

Other Assets
Incorporation costs                                                         -                   -

Total Other Assets                                                          -                   -

TOTAL ASSETS                                                       $        -                   -

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable                                                   $   13,059         $    11,361
Advance from shareholder                                               10,231              10,000

TOTAL CURRENT LIABILITIES                                              23,290              21,361

Stockholders' Equity

Common stock, authorized 25,000,000 shares, par value                     117                  93
$ .0001, issued and outstanding - 1,170,000 (May 31,
2003 - 931,500)

Additional paid in capital                                             19,678               6,702
Deficit accumulated during the development stage                      (43,085)            (28,156)

Total Stockholders' Equity                                            (23,290)            (21,361)
                                                                   ----------         -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $        -         $         -
                                                                   ==========         ===========



   The accompanying notes are an integral part of these financial Statements.

CAPITAL GROWTH SYSTEMS, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS



                                   PERIOD               YEAR              YEAR           From Inception
                                    ENDED               ENDED             ENDED        (Sept 29, 1999) to
                                 DECEMBER 31,          MAY 31,           MAY 31,          DECEMBER 31,
                                    2003                2003              2002                2003
                                    ----                ----              ----                ----
INCOME                            $       --          $      --        $        --        $        --
                                  ----------          ---------        -----------        -----------

OPERATING EXPENSES
Professional Fees                     14,929             21,361              2,504             41,860
Amortization Expenses                     --                 --                 --                 --
Administrative Expenses                   --                  1                 60              1,225
                                  ----------          ---------        -----------        -----------

Total Operating Expenses              14,929             21,362              2,564             43,085
                                  ----------          ---------        -----------        -----------
Net Loss from Operations          $  (14,929)         $ (21,362)       $    (2,564)       $   (43,085)
                                  ==========          =========        ===========        ===========

Weighted average number of
shares outstanding                 1,032,918            931,500            931,500            945,466
                                  ==========          =========        ===========        ===========

Net Loss Per Share                $     (.01)         $    (.02)       $     (.003)       $      (.05)
                                  ==========          =========        ===========        ===========



   The accompanying notes are an integral part of these financial statements.

CAPITAL GROWTH SYSTEMS, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
From September 29, 1999 (Inception) to December 31, 2003



                                                                                        Deficit
                                                                                      Accumulated
                                                 Common Stock          Additional       During
                                             --------------------        Paid In      Development
                                               Shares      Amount        Capital         Stage          Total
                                             ---------     ------      ----------     -----------       -----
Issuance of common stock                       931,500      $ 93        $  4,722       $      --      $   4,815

Net loss for period                                 --        --              --          (1,659)        (1,659)
                                             ---------      ----        --------       ---------      ---------

Balance, May 31, 2000                          931,500        93           4,722          (1,659)         3,156

Net loss for year                                   --        --              --          (2,571)        (2,571)
                                             ---------      ----        --------       ---------      ---------

Balance, May 31, 2001                          931,500      $ 93        $  4,722       $  (4,230)     $     585

Additional capital contributed                      --        --           1,980              --          1,980

Net loss for year                                   --        --              --          (2,564)        (2,564)
                                             ---------      ----        --------       ---------      ---------

Balance, May 31, 2002                          931,500      $ 93        $  6,702       $  (6,794)     $       1

Net loss for year                                   --        --              --         (21,362)       (21,362)
                                             ---------      ----        --------       ---------      ---------

Balance, May 31, 2003                          931,500        93           6,702         (28,156)       (21,361)

Issuance of common stock                       238,500        24          12,976              --         13,000

Net loss - Dec. 31, 2003                            --        --              --         (14,929)       (14,929)
                                             ---------      ----        --------       ---------      ---------

Balance - December 31, 2003                  1,170,000      $117        $ 19,678       $ (43,085)     $ (23,290)
                                             =========      ====        ========       =========      =========



   The accompanying notes are an integral part of these financial statements.

CAPITAL GROWTH SYSTEMS, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS



                                                                                                         From
                                                 Period                                                Inception
                                                 Ended           Year Ended       Year Ended       (Sept. 29, 1999)
                                              December 31,         May 31,          May 31,         to December 31,
                                                  2003              2003             2002                2003
                                              ------------       ----------       ----------       ----------------
Cash Flows From Operating Activities
Net loss                                      $    (14,929)      $  (21,362)      $   (2,564)        $   (43,085)
Adjustments to reconcile net loss to net
   cash used operating activities:
   Stock issued for services                            --               --               --                  --
Changes in assets and liabilities
Increase (decrease) in Accounts Payable              1,698           11,361             (490)             13,059
                                              ------------       ----------       ----------         -----------
                                                     1,698           11,361             (490)             13,059
                                              ------------       ----------       ----------         -----------

Net Cash Used in Operating Activities              (13,231)         (10,001)          (3,054)            (30,026)
                                              ------------       ----------       ----------         -----------

Cash Flow From Financing Activities
Issuance of common stock                                --               --               --              17,815
Increase in Advance from Shareholder                13,000           10,000               --              10,231
Contributed capital                                     --               --            1,980               1,980
                                              ------------       ----------       ----------         -----------

Net Cash Provided by Financing Activities              231           10,000            1,980              30,026
                                              ------------       ----------       ----------         -----------

Increase (decrease) in Cash                             --               (1)          (1,074)                 --

Cash and Cash Equivalents -
   Beginning of period                        $         --       $        1       $    1,075         $        --
                                              ------------       ----------       ----------         -----------

Cash and Cash Equivalents -
   End of period                              $         --       $       --       $        1         $        --
                                              ============       ==========       ==========         ===========

Supplemental Cash Flow Information
   Interest paid                              $         --       $       --       $       --         $        --
                                              ============       ==========       ==========         ===========

   Taxes paid                                 $         --       $       --       $       --         $        --
                                              ============       ==========       ==========         ===========



   The accompanying notes are an integral part of these financial statements.

                          CAPITAL GROWTH SYSTEMS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                             AS AT DECEMBER 31, 2003



1.    ORGANIZATION AND BASIS OF PRESENTATION



      CAPITAL GROWTH SYSTEMS, INC. (the "Company") was organized in the State of Florida on September 29, 1999. The Company's intends to serve as a vehicle to effect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business of an undetermined nature at this time.



DEVELOPMENT STAGE ENTERPRISE



      The Company has no revenues and has just commenced operations. The Company's activities are accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity(deficit) and cash flows disclose activity since the date of the Company's inception.



2.    SIGNIFICANT ACCOUNTING POLICIES



BASIS OF ACCOUNTING



      These financial statements are presented on the accrual method of accounting in accordance with generally accepted accounting principles. Significant accounting principles followed by the Company and the methods of applying those principles, which materially affect the determination of financial position and cash flows, are summarized below.



USE OF ESTIMATES



      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.



CASH AND CASH EQUIVALENTS



      The Company considers all highly liquid debt instruments and investments, purchased with an original maturity date of three months or less, to be cash equivalents.



INCOME TAXES



      The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this method, deferred assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse.



NET EARNINGS (LOSS) PER SHARE



      Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from this computation, as their effect is anti-dilutive.



FAIR VALUE OF FINANCIAL INSTRUMENTS



      The carrying amount of cash is considered to be representative of its fair value because of the short-term nature of this financial instrument.



RECENTLY ISSUED ACCOUNTING STANDARDS



      On July 20, 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Intangible Assets." SFAS No. 141 is effective for all business combinations completed after June 30, 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001; however, certain provisions of this Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS No. 142. The implementation of SFAS No. 141 and SFAS No. 142 will not have a material effect on the financial position or results of operations of the Company.



      In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment of Disposal of Long-Lived Assets." SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business.



      The Financial Accounting Standards Board has recently issued SFAS No. 133 as amended by SFAS 137 and 138, "Accounting for Derivative Instruments and Hedging Activities" established accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement is effective for all fiscal quarters and fiscal years beginning after June 15, 2000. The adoption of this pronouncement did not have a material effect on the Company's position or results of operations.

      In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which addresses accounting for restructuring and similar costs. SFAS NO. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force Issue No. 94-3. SFAS No 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred, SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS No. 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. SFAS NO. 146 is effective for exit or disposal activities that are initiated after December 31, 2002.



      In November 2002, the FASB Interpretation No. 45 (FIN 45) "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that a liability be recorded in the guarantor's balance sheet upon issuance of certain guarantees. FIN 45 also requires disclosure about certain guarantees that an entity has issued. The Company has implemented the disclosure requirements required by FIN 45, which were effective for fiscal years ending after December 15, 2002. The Company will apply the recognition provisions of FIN 45 prospectively to guarantees issued after December 31, 2002.



      In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure - an amendment of FASB Statement No. 123" (FAS 148). The statement amends SFAS 123 "Accounting for Stock Based Compensation:" (FAS 123) to provide alternative methods of voluntarily transition to the fair value based method of accounting for stock based employee compensation. FAS 148 also amends the disclosure requirement of FAS 123 to require disclosure of the method used to account for stock based employee compensation and the effect of the method on reported results in both annual and interim financial statements. The Company has no current intention to change its policy of accounting for stock-based compensation.



      In January 2003, the FASB issued FASB Interpretation No. 46 (FIN 46), "Consolidation of Variable Interest Entities, and Interpretation of ARB No.51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficial of the entity if the equity investors in the entity do not have characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning on or after June 15, 2003.



      On April 30, 2003 the FASB issued Statement No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." The Statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. The amendments set forth in Statement 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. In particular, this Statement clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in Statement 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. This Statement is effective for contracts entered into or modified after June 30, 2003.



      On May 15, 2003 the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". The Statement improves the accounting for certain financial instruments that, under previous guidance, issuers could account for as equity. The new Statement requires that those instruments be classified as liabilities in statements of financial position. In addition to its requirements for the classification and measurement of financial instruments in its scope, Statement 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities, all of whose shares are mandatorily redeemable. Most of the guidance in Statement 150 is effective for all financial instruments entered into or modified after May 31, 2003.



      The Company believes that none of the recently issued accounting standards will have a material impact on the financial statements.



3.    GOING CONCERN



      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through December 31, 2003, the Company had incurred cumulative losses of $43,085. The Company's successful transition from a development stage company to attaining profitable operations is dependent upon obtaining financing adequate to achieving a level of revenues adequate to support the Company's cost structure. Subsequent to the date of these financial statements the Company completed a merger with Nexvu Technologies, LLC and raised in excess of $7,500,000 pursuant to a common stock private placement. The resulting cash balances are expected to be more than sufficient to cover the cost of operations for the Company for 2004. See Note 5, Subsequent Events.



4.    INCOME TAXES



      There has been no provision for U.S. federal, state, or foreign income taxes for any period because the Company has incurred losses in all periods and for all jurisdictions. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of deferred tax assets are as follows:



DEFERRED TAX ASSETS



     Net operating loss carry forwards                    $ 43,085
     Valuation allowance for deferred tax assets           (43,085)
                                                          --------
Net deferred tax assets                                   $      0
                                                          ========



      Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. As of December 31, 2003 the Company had net operating loss carry forwards of approximately $43,085 for federal and state income tax purposes. These carry forwards, if not utilized to offset taxable income begin to expire in 2016. Utilization of the net operating loss may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation could result in the expiration of the net operating loss before utilization.



5.    ISSUANCE OF COMMON STOCK



      On October 1, 2003, the Company entered into a Subscription Agreement with Grander, LLC, whereby Grander agreed to purchase 238,500 shares of our common stock in consideration for Grander's funding of certain of the Company's operational requirements. The offering price of the shares purchased was $0.0545 per share. Total proceeds of this issuance were $13,000.



6.    SUBSEQUENT EVENTS



      On January 28, 2004, the Company merged with Nexvu Technologies, LLC ("Nexvu"), an operating business. The merger was contingent upon the Company having raised a minimum of $2,000,000 of investor capital pursuant to a common stock private placement at $1.35 per share. As of April 15, 2004 an aggregate of $7,605,230 of gross proceeds from the private placement had been raised. In addition, at the merger closing the $550,000 of bridge loans to Nexvu were converted into additional common stock of the Company's common stock at approximately $0.95 per share and one additional $25,000 subscription was accepted shortly thereafter at such pricing. In connection with the merger, an aggregate of 8,558,500 shares of common stock of the Company's common stock were issued to the members of Nexvu and Nexvu became a wholly owned subsidiary Capital Growth Systems, Inc. The Company's cash balances as of March 1, 2004 are expected to be more than sufficient to cover the cost of operations of the Company for 2004.

                             NEXVU TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

INDEPENDENT AUDITORS' REPORT



To the Board of Members of
Nexvu Technologies, LLC



         We have audited the accompanying balance sheets of Nexvu Technologies, LLC (a Development Stage Enterprise) as of December 31, 2002 and 2003 and the related statements of operations and stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Nexvu Technologies, LLC (a Development Stage Enterprise) as of December 31, 2002 and 2003 and the results of its operations, and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/s/ Russell & Atkins, PLC
-------------------------
Russell & Atkins, PLC



May 3, 2004
Oklahoma City, Oklahoma

                             FINANCIAL STATEMENTS OF
                             NEXVU TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002



                                                             December 31,   December 31,
                                                                2003            2002
                                                             ------------   ------------
ASSETS
CURRENT ASSETS
Cash                                                         $   616,880    $         -
Accounts receivable                                               61,270          9,590
Prepaid expenses                                                  51,837              -
                                                             -----------    -----------
Total Current Assets                                             729,987          9,590
                                                             -----------    -----------
FIXED ASSETS - NET OF ACCUMULATED DEPRECIATION                   136,341        179,777
                                                             -----------    -----------
OTHER ASSETS
Software licensing fee                                           300,000        300,000
Organization costs - net of accumulated amortization                   -          3,371
                                                             -----------    -----------
Total Other Assets                                               300,000        303,371
                                                             -----------    -----------
TOTAL ASSETS                                                 $ 1,166,328    $   492,738
                                                             -----------    -----------

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

Accounts payable                                             $   120,567    $   186,869
Accrued expenses                                                  38,449         32,650
Deferred revenue                                                       -              -
Deferred rent                                                      1,955              -
                                                             -----------    -----------
Total Current Liabilities                                        160,971        219,519
                                                             -----------    -----------
LONG-TERM LIABILITIES
Loans payable                                                    735,000      1,400,136
                                                             -----------    -----------
Total Liabilities                                                895,971      1,619,655
                                                             -----------    -----------
MEMBERS' EQUITY

Class A Member Interest, 2,837,950 and 0 issued and
outstanding as of December 31, 2003 and 2002 respectively      1,034,907              -
                                                             -----------    -----------
Class B Member Interest, 9,237,329 and 0 issued and
outstanding as of December 31, 2003 and 2002 respectively      3,000,000              -
                                                             -----------    -----------
Managing Member Interest, 3,320,268 and 0 issued and
outstanding as of December 31, 2003 and 2002 respectively              -              -
                                                             -----------    -----------
Members Retained Deficit                                      (3,764,550)    (1,126,917)
                                                             -----------    -----------
MEMBERS' EQUITY (DEFICIT)                                        270,357     (1,126,917)
                                                             -----------    -----------
TOTAL LIABILITIES AND MEMBERS'  EQUITY                       $ 1,166,328    $   492,738
                                                             -----------    -----------



The accompanying notes are an integral part of these financial statements.

                             NEXVU TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS



                                                                  FROM
                                                                INCEPTION
                                 12 MONTHS      10 MONTHS     FEBRUARY, 28,
                                  ENDED           ENDED          2002 TO
                                 DECEMBER        DECEMBER        DECEMBER
                                 31, 2003        31, 2002        31, 2003
                                ------------   ------------   -------------
REVENUE                         $    59,027    $         -    $     59,027
                                -----------    -----------    ------------
COST OF GOODS SOLD                  129,806              -         129,806
                                -----------    -----------    ------------
GROSS MARGIN                        (70,779)             -         (70,779)

OPERATING EXPENSES
Salaries and payroll taxes        1,752,091        882,003       2,634,094
Marketing and advertising             7,941              -           7,941
Occupancy                           120,508         38,725         159,233
Professional fees                   264,599         67,121         331,720
Depreciation and amortization        84,395         39,075         123,470
Telecommunications                   36,438         18,421          54,859
Travel and entertainment             93,047         27,294         120,341
General expenses                     61,326         54,278         115,604
                                -----------    -----------    ------------
TOTAL EXPENSES                    2,420,345      1,126,917       3,547,262
                                -----------    -----------    ------------
OPERATING INCOME                 (2,491,124)    (1,126,917)     (3,618,041)

INTEREST EXPENSE                    146,509              -         146,509
                                -----------    -----------    ------------
NET LOSS BEFORE INCOME TAXES     (2,637,633)    (1,126,917)     (3,764,550)

INCOME TAXES                              -              -               -
                                -----------    -----------    ------------
NET LOSS                        $(2,637,633)   $(1,126,917)   $ (3,764,550)



The accompanying notes are an integral part of these financial statements.

                             NEXVU TECHNOLOGIES, LLC
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS



                                                                                          FROM
                                                                                        INCEPTION
                                                          12 MONTHS     10 MONTHS     FEBRUARY, 28,
                                                           ENDED          ENDED          2002 TO
                                                          DECEMBER       DECEMBER        DECEMBER
                                                          31, 2003       31, 2002        31, 2003
                                                        -----------    -----------    -------------
CASH FLOW FROM OPERATING ACTIVITIES:
NET LOSS                                                $(2,637,633)   $(1,126,917)   $(3,764,550)
Adjustments to reconcile net loss to net cash
 used in operating activities

Depreciation and amortization                                84,395         39,075        123,470
Write-off organizational costs                                3,371              -          3,371
Changes in assets and liabilities:
 Accounts receivable                                        (51,680)        (9,590)       (61,270)
 Prepaid expenses                                           (51,837)             -        (51,837)
 Accounts payable                                           (66,302)       186,869        120,567
 Accrued expenses                                             5,799         32,650         38,449
 Deferred revenue                                                 -              -              -
 Deferred rent                                                1,955              -          1,955
                                                        -----------    -----------    -----------
                                                            (74,299)       249,004        174,705
                                                        -----------    -----------    -----------

Net Cash Used in Operating Activities                    (2,711,932)      (877,913)    (3,589,845)
                                                        -----------    -----------    -----------

CASH FLOW FROM INVESTING ACTIVITIES:
 Purchase of fixed assets                                   (40,959)      (218,852)      (259,811)
 Purchase of other assets                                         -       (303,371)      (303,371)
                                                        -----------    -----------    -----------

Net Cash Used In  Investing Activities                      (40,959)      (522,223)      (563,182)
                                                        -----------    -----------    -----------

CASH FLOW FROM FINANCING ACTIVITIES:
 Increase in loans payable                                2,899,263      1,400,136      4,299,399
 Decrease of loans payable                               (1,354,492)             -     (1,354,492)
                                                        -----------    -----------    -----------
 Contributions by members - net of repayments             1,825,000              -      1,825,000
                                                        -----------    -----------    -----------

Net Cash Provided By Financing Activities                 3,369,771      1,400,136      4,769,907
                                                        -----------    -----------    -----------
Increase in Cash                                            616,880              -        616,880
Cash and Cash Equivalents - Beginning of Period                   -              -              -
Cash and Cash Equivalents - End of period               $   616,880       $      -    $   616,880
                                                        -----------    -----------    -----------

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest                                  $   108,060       $      -    $   108,060
                                                        -----------    -----------    -----------
Cash paid for income taxes                                        -              -              -
                                                        -----------    -----------    -----------

NONCASH INVESTING AND FINANCING ACTIVITIES:
Contributions by members through conversions of loans   $ 2,209,907       $      -    $ 2,209,907
                                                        -----------    -----------    -----------



The accompanying notes are an integral part of these financial statements.

NEXVU TECHNOLOGIES, LLC



(A DEVELOPMENT STAGE ENTERPRISE)



STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
DECEMBER 31, 2003 AND 2002




                                            Members' Interest                 $ Amount
                                       ---------------------------   -------------------------     Retained    Total Members'
                                         Class A        Class B        Class A      Class B        Deficit        Equity
                                       -----------    ------------   -----------   -----------   ------------  --------------
BALANCE FEBRUARY 28, 2002                        -              -    $         -   $         -   $         -    $         -
Net Loss                                                                                          (1,126,917)    (1,126,917)
                                       -----------    -----------    -----------   -----------   -----------    -----------

MEMBERS' EQUITY, END OF PERIOD                   -              -              0             0    (1,126,917)    (1,126,917)
                                       -----------    -----------    -----------   -----------   -----------    -----------

Issuance of Class A Member Interest,
   Loan Conversion                       2,837,950                     1,034,907                                  1,034,907
Issuance of Class A Member Interest,
   Cash Contributions                                   5,619,375                    1,825,000                    1,825,000
Issuance of Class A Member Interest,
   Loan Conversion                                      3,617,954                    1,175,000                    1,175,000
Net Loss                                                                                          (2,637,633)    (2,637,633)
                                       -----------    -----------    -----------   -----------   -----------    -----------
MEMBERS' EQUITY, END OF PERIOD           2,837,950      9,237,329    $ 1,034,907   $ 3,000,000   $(3,764,550)   $   270,357
                                       -----------    -----------    -----------   -----------   -----------    -----------



The accompanying notes are an integral part of these financial statements

                             NEXVU TECHNOLOGIES, LLC
                         A DEVELOPMENT STAGE ENTERPRISE
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2002 and 2003



NOTE 1 - Organization and Basis of Presentation



Nexvu Technologies, LLC, (the "Company") was organized as a Delaware limited liability company on February 28, 2002 under the name of Siegler Technology & Development, L.L.C. The Company was formed to develop and market software and hardware products and solutions for communication networks. The Company changed its name to "Nexvu, LLC" on January 29, 2003, and to "Nexvu Technologies, LLC" on October 22, 2003.



NOTE 2 - Summary of Significant Accounting Policies



Cash and Cash Equivalents



The Company considers those short-term, highly liquid investments with original maturities of three months or less as cash and cash equivalents.



Property and Equipment



The Company capitalizes property and equipment in excess of $500. All property and equipment are stated at cost. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation is computed over the estimated useful lives of the assets generally as follows:



           Computers, Equipment & Furniture            5 to 7 years

           Computer Software                           3 years



Software Licensing Fee



The Company accounts for its software license in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, effective October 1, 2001. The Company also reviews its long-lived assets for impairments. Impairment losses on long-lived assets are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts. The Company recognized no impairment loss at December 31, 2002 and 2003.



Fair Value of Financial Instruments



The carrying amount of cash, accounts receivable, prepaid expenses and accounts payable are considered representative of their respective fair values because of the short-term nature of these financial instruments.

Revenue Recognition



We will generate revenue from licensing our software, selling hardware to run our software and through services. We recognize revenue in accordance with Generally Accepted Accounting Principles, as set forth in Statement of Position
(SOP) 97-2, Software Revenue Recognition, and SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition with respect to Certain Transactions, and the Securities Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition, and other related pronouncements. In accordance with these statements, we recognize revenue upon meeting each of the following criteria:



      - Existence of persuasive evidence of an arrangement. Persuasive evidence generally is a purchase order, license agreement or other contract.



      - Delivery of the product and authorization keys. Delivery has occurred when the customer is provided our software and hardware and the authorization keys needed to activate the software.



      - Fee is fixed and determinable. A fee is deemed to be fixed or determinable when it is not subject to subsequent refund or adjustments.



      -     Collection is probable.



We defer maintenance revenue and recognize it ratably over the maintenance term. We defer consulting and training billings and recognize them as those services are performed.



Income Taxes



The Company is organized as a limited liability company. All profits or losses or benefits derived are the responsibility of the members. Neither income taxes nor the benefits relating to net losses are reflected in the accompanying financial statements.



Use of Estimates



The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.



Recently Issued Accounting Pronouncements



SFAS No. 149 "Amendment of Statement 133 on derivative instruments and hedging activities". This statement amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS 133, "Accounting for derivative instruments and hedging activities".

SFAS No. 150 "Accounting for certain financial instruments with characteristics of both liabilities and equity". This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.



The Company believes that the above standards would not have a material impact on its financial position, results of operations or cash flows.



NOTE 3 - Going Concern



The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through December 31, 2003, the Company had incurred cumulative losses of $3,764,550. The Company's successful transition from a development stage company to attaining profitable operations is dependent upon obtaining financing adequate to achieving a level of revenues adequate to support the Company's cost structure. Subsequent to the date of these financial statements the Company has received a total of $7,605,230 in gross proceeds from a private placement offering and an additional $550,000 in bridge loans have been converted into common stock. See Note 9, Subsequent Events.



NOTE 4 - Software License Agreement



On August 31, 2003, the Company entered into a software licensing agreement with a third party under which the Company acquired a non-exclusive license for the worldwide rights to market and distribute the third party's proprietary software. This software is being utilized as a component of the Company's own proprietary software. The term of the agreement is for five years with provision for annual renewals thereafter. The cost of the software licensing fee was $300,000 with annual upgrade and maintenance charges of $30,000. The software and licensing fees will be amortized over a 36 month period commencing in the 2004 calendar year. The agreement also calls for minimum annual royalty payments totaling $500,000 over the first five year period following customer shipment, payable quarterly as follows:



Year 1          $ 50,000
Year 2            75,000
Year 3           100,000
Year 4           125,000
Year 5           150,000



The minimum annual royalty payments will be expensed quarterly, with any excess royalties due expensed in the period earned. If in any year the calculation of the royalty fee is greater than the minimum, this excess will reduce the final amount due in the fifth year.

NOTE 5 - Commitments



In July, 2002, the Company entered into a three year operating lease agreement for office space. Minimum rentals, on an annual basis, are as follows:



2004       $76,265
2005        78,220



NOTE 6 - Notes Payable



Notes payable to members, unsecured, interest at 8%,
convertible to equity according to the terms of the Loan
Conversion Agreement                                             $625,000

Note payable to bank, secured by certain personal assets of a member and all assets of the Company, interest at 9%, interest
only due monthly, principal due March 31, 2004                    110,000
                                                                 --------
Total Notes Payable                                              $735,000
                                                                 ========



Of the $625,000 notes payable to members, $550,000 is convertible into Class B membership interest at a rate of $0.324 per interest. The remaining $75,000 of notes payable is convertible into Class B membership interest at a rate of $1.00 per interest.



NOTE 7 - Membership Interest



During the developmental stages of the company, Craig Siegler, the founder of the company, made advances to the company in the form of loans. These loans totaled $1,034,907 and were made from the period February 28, 2002 through June 27, 2003. On June 27, 2003, the company issued 2,837,950 of Class A membership interest to convert these advances to equity.



During the period June through September of 2003, the company issued 5,619,375 of Class B membership interests for total cash consideration of $1,825,000. During the period September through December of 2003, the company issued $1,725,000 of promissory notes to accredited investors. These shares were convertible into Class B membership interest in the company. In December, 2003 the company converted $1,175,000 of these notes into 3,617,954 Class B membership interest, with the remaining $550,000 of notes outstanding as of December 31, 2003. The remaining convertible notes are convertible into 1,693,511 of Class B membership interest.



Additionally, there were 3,320,268 of managing membership interest issued during 2003 (the company was a limited liability company at the time). Substantially all of these interests were issued to employees at a par value of $0.0001 per interest. The allocation of these interests among the employees and others assisting the company was made in the discretion of senior management. At the time of their issuance, the interests had no value and represented an opportunity to share in a residual value of the company after a return of the investment and preferred return to the other interest holders.



Each share of membership interest outstanding has equal voting rights regardless of class of membership interest. In the event of a distribution of net cash flow and proceeds from the sale of capital items, the distribution is as follows:



      1. To the Class B membership interest equal to two times their aggregate Capital Contributions and Preferred Cumulative Returns.



      2. To the Class A membership interest equal to the aggregate Capital Contributions and Preferred Cumulative Returns.



      3. Any remaining distribution is based on a pro rata share of 60% to the Class B membership interest, 18.434% to the Class A membership interest and 21.566% among the managing members' interest.



NOTE 8 - Property and Equipment



Property and equipment at December 31, 2003 consists of the following:



Furniture and fixtures           $  89,375
Software                            19,408
Computer equipment                 128,491
Office equipment                     3,629
Telephone equipment                 18,236
                                 ---------
                                   259,139
Less: Accumulated depreciation    (122,798)
                                 ---------
                                 $ 136,341
                                 =========



NOTE 9 - Related Parties



On December 1, 2003, the Company entered into an agreement for business and financial advisory services to be provided by an entity controlled by one of the Company's directors. Fees for these services total $761,000. All of these fees are related to the raise of future capital and will be paid and accounted for in 2004.



NOTE 10 - Subsequent Events



On January 28, 2004, the Company merged with a wholly owned subsidiary of Capital Growth Systems, Inc. ("CGSI"), a Florida "shell" corporation formed for the purpose of acquiring an operating business. The Company has become the sole operating business of CGSI. The merger was contingent upon CGSI having raised a minimum of $2,000,000 of investor capital pursuant to a common stock private placement at $1.35 per share. As of April 15, 2004 an aggregate of

$7,605,230 of gross proceeds from the private placement had been raised. In addition, at the merger closing the $550,000 of bridge loans to the Company were converted into additional common stock of CGSI at approximately $0.95 per share and one additional $25,000 subscription was accepted shortly thereafter at such pricing. In connection with the merger, an aggregate of 8,558,500 shares of common stock of CGSI were issued to the members of the Company and the Company became a wholly owned subsidiary of CGSI, with CGSI serving as its sole manager. Following the merger the Company will be treated as a disregarded entity for state and federal income tax purposes. The cash balances of CGSI as of March 1, 2004 are expected to be more than sufficient to cover the cost of operations of the Company for 2004.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
FRONTRUNNER NETWORK SYSTEMS CORP.
Schaumburg, Illinois



We have audited the accompanying statements of financial condition of FRONTRUNNER NETWORK SYSTEMS CORP. as of March 31, 2004 and the related statements of operations, preferred stock and stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of FRONTRUNNER NETWORK SYSTEMS CORP as of March 31, 2003 were audited by other auditors, whose report dated May 23, 2003 expressed an unqualified opinion on those statements.



We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FRONTRUNNER NETWORK SYSTEMS CORP. as of March 31, 2004 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company's recurring losses from operations, working capital deficiency, and stockholders' deficit raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



[PLANTE & MORAN, PLLC]
Elgin, Illinois
May 21, 2004
September 15, 2004 for Note 17

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                        STATEMENTS OF FINANCIAL CONDITION
                            MARCH 31, 2004 AND 2003



                                                                      2004               2003
                                                                 ---------------     -------------
ASSETS
CURRENT ASSETS
  Cash                                                           $       149,538     $      37,583
  Accounts receivable, net of allowance for doubtful
          accounts of $129,110 and $302,580, respectively              1,130,414         1,501,445
  Inventories (Note 3)                                                 1,333,239         1,378,532
  Other current assets                                                   147,179            86,602
                                                                 ---------------     -------------
  TOTAL CURRENT ASSETS                                                 2,760,370         3,004,162
PROPERTY AND EQUIPMENT, NET (NOTE 4)                                  1 ,039,214         1,259,171
                                                                 ---------------     -------------
TOTAL ASSETS                                                     $     3,799,584     $   4,263,333
                                                                 ===============     =============



                See accompanying notes to financial statements



                                                           [PLANTE & MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                  STATEMENTS OF FINANCIAL CONDITION - CONTINUED
                             MARCH 31, 2004 AND 2003



                                                                           2004                  2003
                                                                      --------------        --------------
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Current maturities of long-term debt
    and debt due within one year (Note 5)                             $    5,971,735        $    9,524,275
  Accounts payable                                                         2,640,133             2,305,163
  Accrued expenses                                                           645,747               860,265
  Warranty reserve                                                           149,534               144,199
  Deferred revenue                                                         1,222,695             1,191,378
  Advance billings                                                           542,049               694,107
                                                                      --------------        --------------
  TOTAL CURRENT LIABILITIES                                               11,171,893            14,719,387

LONG-TERM LIABILITIES
  Long-term debt (Note 5)                                                    104,565               239,561

PREFERRED STOCK (NOTE 6)
  Junior convertible preferred stock: $100 par value
    Authorized 2,500 shares;
    Issued and outstanding 2,000 shares                                      200,000               200,000
  Series A junior convertible preferred stock: $100 par value
    Authorized 7,000 shares;
    Issued and outstanding 4,050 shares                                    4,050,000             4,050,000
  Senior preferred stock: 8% cumulative; $100 par value
    Authorized 16,000 shares;
    Issued and outstanding 222 shares                                         22,200                22,200
  Junior redeemable preferred stock: $1 par value
    Authorized 1,000,000 shares;
    Issued and outstanding 830,955 shares                                    830,955               830,955
                                                                      --------------        --------------
  TOTAL PREFERRED STOCK                                                    5,103,155             5,103,155

STOCKHOLDERS' DEFICIT (NOTE 8)
  Common stock: $.001 par value;
    Authorized 170,000,000 shares;
    Issued and outstanding 87,155,413 shares                                  87,155                87,155
  Additional paid-in capital                                              38,538,671            38,538,671
  Accumulated deficit                                                    (51,205,855)          (54,424,596)
                                                                      --------------        --------------
  TOTAL STOCKHOLDERS' DEFICIT                                            (12,580,029)          (15,798,770)
                                                                      --------------        --------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                           $    3,799,584        $    4,263,333
                                                                      ==============        ==============



                See accompanying notes to financial statements



                                                           [PLANTE & MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                            STATEMENTS OF OPERATIONS
                   FOR THE YEARS ENDED MARCH 31, 2004 AND 2003




                                                                           2004                  2003
                                                                      --------------        --------------
NET SALES                                                             $   12,330,571        $   13,591,156

Cost of sales                                                              5,991,340             6,662,654
                                                                      --------------        --------------

GROSS PROFIT                                                               6,339,231             6,928,502
Selling, general and administrative expense                                6,322,497             6,817,471
                                                                      --------------        --------------

INCOME FROM OPERATIONS                                                        16,734               111,031

Other income (expense)
  Miscellaneous income                                                         6,668                   ---
  Interest expense                                                          (342,464)             (568,383)
  Gain on sale of assets                                                         ---                26,512
                                                                      --------------        --------------
  Total other income (expense)                                              (335,796)             (541,871)
                                                                      --------------        --------------

LOSS BEFORE EXTRAORDINARY ITEM AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE                                               (319,062)             (430,840)

Extraordinary item - gain on forgiveness of debt (Note 14)                 3,537,803                   ---

Cumulative effect of change in accounting principle (Note 10)                    ---            (6,381,918)

                                                                      --------------        --------------
NET INCOME (LOSS)                                                     $    3,218,741        $   (6,812,758)
                                                                      ==============        ==============

EARNINGS PER SHARE:
Net Income (loss) before extraordinary item and cumulative
  effect of accounting change                                         $        (0.00)       $        (0.01)

Extraordinary gain                                                    $         0.04        $          ---

Cumulative effect of change in accounting principle                   $          ---        $        (0.07)
                                                                      --------------        --------------
Net Income (loss)                                                     $         0.04        $        (0.08)
                                                                      ==============        ==============



                See accompanying notes to financial statements

                       FRONTRUNNER NETWORK SYSTEMS CORP.
            STATEMENTS OF PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
                     FOR THE YEARS ENDED 31, 2004 AND 2003



                                                                      STOCKHOLDERS' DEFICIT
                                             ---------------------------------------------------------------------------
                              PREFERRED           COMMON STOCK
                               STOCK         ----------------------      ADDITIONAL       ACCUMULATED
                               TOTALS          SHARES       AMOUNT     PAID-IN CAPITAL      DEFICIT            TOTAL
                             ----------      ----------    --------    ---------------   ------------     --------------
BALANCE AT MARCH 31, 2002    $5,103,155      87,155,413    $ 87,155     $ 38,538,671     $(47,611,838)    $   (8,986,012)

Net loss                            ---             ---         ---              ---       (6,812,758)        (6,812,758)
                             ----------      ----------    --------     ------------     ------------     --------------

BALANCE AT MARCH 31, 2003     5,103,155      87,155,413      87,155       38,538,671      (54,424,596)       (15,798,770)

Net income                          ---             ---         ---              ---        3,218,741          3,218,741
                             ----------      ----------    --------     ------------     ------------     --------------

BALANCE AT MARCH 31, 2004    $5,103,155      87,155,413    $ 87,155     $ 38,538,671     $(51,205,855)    $  (12,580,029)
                             ==========      ==========    ========     ============     ============     ==============



                 See accompanying notes to financial statements



                                                           [PLANTE & MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED MARCH 31, 2004 AND 2003



                                                                             2004                  2003
                                                                         -------------         -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  NET INCOME (LOSS)                                                      $   3,218,741         $  (6,812,758)
  Adjustments to reconcile net income (loss) to
    net cash flows from operating activities
       Cumulative effect of a change in accounting principle                       ---             6,381,918
       Forgiveness of debt                                                  (3,537,803)                  ---
       Services provided in exchange for debt                                  (27,368)                  ---
       Depreciation and amortization                                           322,976               436,318
       Gain on sale of assets                                                      ---               (26,512)
       Provision for doubtful accounts                                        (173,470)             (147,420)
       (Increase) decrease in operating assets
         Accounts receivable                                                   544,501               626,294
         Inventory                                                              45,293              (376,874)
         Other current assets                                                  (60,577)               28,341
       Increase (decrease) in operating liabilities
         Accounts payable                                                      334,970             1,324,242
         Accrued expenses                                                     (214,518)               86,449
         Warranty reserve                                                        5,335              (130,183)
         Deferred revenue                                                     (199,010)             (482,215)
         Advance billings                                                     (152,058)              118,172
                                                                         -------------         -------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                      107,012             1,025,772

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                        (103,019)             (327,972)
  Proceeds from sale of assets                                                     ---                26,512
                                                                         -------------         -------------
NET CASH USED IN INVESTING ACTIVITIES                                        (103,019)             (301,460)

CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments on long-term debt                                      (1,163,524)           (1,356,431)
  Principal borrowings on long-term debt                                     1,271,486               150,000
                                                                         -------------         -------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                            107,962            (1,206,431)
                                                                         -------------         -------------

NET INCREASE (DECREASE) IN CASH                                                111,955              (482,119)

Cash, beginning of year                                                         37,583               519,702
                                                                         -------------         -------------

CASH, END OF YEAR                                                        $     149,538         $      37,583
                                                                         =============         =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest                                                             $     399,977         $     566,113
                                                                         =============         =============
  Long-term debt exchanged for liability to provide services             $     230,327         $         ---
                                                                         =============         =============



                See accompanying notes to financial statements



                                                           [PLANTE & MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2004 AND 2003



Note 1 - NATURE OF OPERATION



   Frontrunner Network Systems Corp. (the "Company") is a single-source provider of business communications equipment and multimedia integration services for data, voice, video, and advanced applications. Most of the Company's customers are located in the northeast United States.



Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



   The following is a summary of the significant accounting policies applied by management in the preparation of the accompanying financial statements.



      Use of estimates



      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Particularly significant estimates include the calculation of inventory reserves, revenue recognition, and goodwill impairment.



      Concentration of credit risk



      Financial instruments that potentially subject the Company to credit risk consist of cash and accounts receivable. The Company places its cash with high quality financial institutions. Collateral is not required for accounts receivable, however, the Company monitors its exposure for credit losses and maintains allowances for anticipated losses.



      Allowance for doubtful accounts



      The Company provides an allowance for uncollectible accounts based upon prior experience and management's assessment of the collectibility of existing specific accounts.



      Inventories



      Inventories consist of work in progress and raw materials and are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis. Work in process consists of labor, inventory, and overhead costs relating to ongoing customer projects.



      Property, equipment, and depreciation



      Property and equipment are stated at cost. Provision for depreciation is made generally at rates designed to allocate the cost of the property and equipment over their estimated useful lives of 5 to 15 years. Depreciation is calculated using the straight-line method. Expenditures for maintenance, repairs and minor renewals and betterments are charged to expense as incurred. Replacements of significant items and major renewals and betterments are capitalized.



      Revenue recognition



      Contracts are primarily accounted for on the completed contract method. The Company recognizes revenue and all related costs on these contracts upon delivery and acceptance by the customer.



                                                           [PLANTE & MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2004 AND 2003



Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued



      Cash and cash equivalents



      Cash and cash equivalents are comprised of demand deposits in commercial banks.



      Earnings per common share



      Earnings per common share were computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the year. For the year ended December 31 2003 and 2004, diluted and basic earnings per share were the same, as the effect of dilutive convertible stock outstanding was not significant.



      Warranty reserve



      The financial statements include product warranty reserves of $149,534 in 2004 and $144,199 in 2003. It is based on estimates of future costs associated with fulfilling the warranty obligations. The estimates are derived from historical cost experience. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.



      Stock-based compensation



      The Company accounts for stock-based compensation in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. As permitted by that standard, the Company has elected to continue to follow recognition provisions of Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for employee stock-based compensation. No employee stock-based compensation expense was recorded for fiscal 2004 and 2003.



      Income taxes



      Income taxes are provided on the earnings in the financial statements. Deferred income taxes are provided to reflect the impact of "temporary differences" between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. The primary temporary differences relate to depreciation, inventory reserves and the timing of deductions for certain accrued expense liabilities. Tax credits are recognized as a reduction to income taxes in the year the credits are earned.



Note 3-INVENTORIES



   Inventories at March 31 consist of the following:



                     2004          2003
                  ----------   ----------
Raw materials     $  918,340   $  917,765
Work in process      414,899      460,767
                  ----------   ----------
                  $1,333,239   $1,378,532
                  ==========   ==========



   The above amounts are net of the reserve of $1,009,729 and $915,712 at March 31, 2004 and 2003, respectively. The reserve balance is estimated by management based on previous experience and considers the Company's on-hand inventory needs based on networks under maintenance service agreements.



                                                           [PLANTE & MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2004 AND 2003



Note 4-PROPERTY AND EQUIPMENT



   Property and equipment at March 31 consists of the following:



                                                      2004           2003
                                                   ----------     ----------
Furniture and fixtures                             $  376,835     $  376,833
Computer equipment                                  2,403,049      2,313,299
Leasehold improvements                                100,950         90,650
Machinery and equipment                               555,589        552,622
Vehicles                                              240,939        240,939
                                                   ----------     ----------
                                                    3,677,362      3,574,343
Less accumulated depreciation and amortization      2,638,148      2,315,172
                                                   ----------     ----------
                                                   $1,039,214     $1,259,171
                                                   ==========     ==========



Note 5-LONG-TERM DEBT



   Long-term debt as of March 31 consists of the following:



                                                                            2004           2003
                                                                         ----------     ----------
Demand loan payable to bank, payable in monthly principal payment of
$50,000, plus interest (.50% plus the prime rate; 4.5% at March 31,
2004) until the loan is paid in full or demand is made by the bank.
Secured by substantially all corporate assets.                           $3,900,000     $4,750,000


At March 31, 2003, a subordinated note payable to ALC
Communications Corporation secured by substantially all
corporate assets. The Company was delinquent on
interest and principal payments. Under terms of a
settlement agreement in connection with a lawsuit filed
to accelerate payment, a portion of the note was forgiven
and a portion was refinanced (see Note 14).                                      --      4,500,000

Note payable to Global Crossing North America, due in
monthly installments of $16,667 through May 2006. The
note bears no stated interest (imputed interest at 8%) and
is subordinated to the outstanding bank debt. As of
March 31, 2004 the Company was in default under terms
of the note agreement.                                                      504,502             --

Note payable to creditor, unsecured, payable in monthly
installments of $12,500, including interest at 8.25%,
through December 2005.                                                      250,312        363,836



                                                           [PLANTE & MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2004 AND 2003



Note 5-LONG-TERM DEBT - Continued



                                                                                   2004           2003
                                                                                ----------     ----------
Various promissory notes to creditor, unsecured, payable in full on demand, including accrued interest at 10%. The notes may be converted to participating preferred stock in accordance with the terms of the
convertible promissory note.                                                       215,000         50,000

Various promissory notes to creditor, unsecured, payable
in full between June 10, 2003 and October 1, 2003,
including interest at 7%.                                                          776,486        100,000

Various promissory notes to creditor, unsecured, payable
in full between June 10, 2003 and October 1, 2003,
including interest at 7%.                                                          430,000             --
                                                                                ----------     ----------

Total long-term debt                                                             6,076,300      9,763,836
Less current portion                                                             5,971,735      9,524,275
                                                                                ----------     ----------
Non-current portion - long-term debt                                            $  104,565     $  239,561
                                                                                ==========     ==========



   The aggregate principal payments of long-term debt are as follows:



2004                                              $    5,971,735
2005                                                     104,565
                                                  --------------
Total                                             $    6,076,300
                                                  ==============



   The weighted average interest rate on debt due within one year included above was 5.3% and 4.6% for 2004 and 2003, respectively.



Note 6-CONVERTIBLE, REDEEMABLE PREFERRED STOCK



   Senior Preferred Stock



   The holders of the Senior Preferred Stock are entitled to receive, when and if declared by the Board of Directors, quarterly dividends at the rate per annum of $80 per share.



   On November 1, 2006, the Company shall redeem all of the outstanding shares of Senior Preferred Stock at a redemption price of $1,000 per share, plus an amount equal to all accrued and unpaid dividends (whether or not declared) on such shares up to the date of redemption. Prior to November 1, 2006, the Company shall have the right to redeem any or all of the outstanding shares of Senior Preferred Stock at a redemption price of $1,000 per share plus an amount equal to all accrued and unpaid dividends (whether or not declared) on such shares up to the date of redemption.



   When any event of default, as defined in the Investment Agreement, has occurred and shall be continuing, and unless the holders of at least a majority of the shares of Senior Preferred Stock at the time outstanding shall have waived such event of default in writing, the holders of a majority of the shares of Senior Preferred Stock then outstanding may require that all of the shares of Senior Preferred Stock held by the holders requesting redemption be immediately redeemed by the Company at a redemption price of $1,000 per share plus an amount equal to all accrued and unpaid dividends (whether or not declared) on such shares.



                                                           [PLANTE & MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2004 AND 2003



Note 6 - CONVERTIBLE, REDEEMABLE PREFERRED STOCK - Continued



   Junior Convertible Preferred and Series A Junior Preferred Stock (collectively "Convertible Preferred Stock")



   The holders of Convertible Preferred stock shall have no right to receive dividends.



   The Company shall have no right to redeem Convertible Preferred Stock. When any event of default, as defined in the Investment Agreement, has occurred and shall be continuing and unless the holders of at least a majority of the shares of Convertible Preferred Stock at the time outstanding shall have waived such event of default in writing, the holders of a majority of the shares of Convertible Preferred Stock then outstanding may require that all of the shares of Convertible Preferred Stock held by the holders requesting redemption be immediately redeemed by the Company at a redemption price of $1,000 per share.



   The holder of any share or shares of Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Convertible Preferred Stock into such number of fully paid and non-assessable shares of Common Stock as is determined by a predetermined formula.



   The Company has not finalized the terms of the Junior Redeemable Preferred Stock agreement with the holders. Once finalized, the Company expects that the Junior Redeemable Preferred Stock will include a redemption feature for the holders of the Junior Redeemable Preferred Stock.



Note 7 - OPERATING LEASE



   The Company leases buildings from several unrelated companies. The Company also leases certain machinery and equipment from unrelated parties under operating leases.



   Total rent amounted to $391,869 for the year ended March 31, 2004.



   At March 31, 2004, the future minimum lease payments under operating leases were as follows:



2005                                 $    316,302
2006                                      274,672
2007                                      145,980
2008                                        5,209
                                     ------------
                                     $    742,163
                                     ============



Note 8 - EMPLOYEE STOCK OPTION PLAN



   The Company has a restricted stock option plan for key officers, employees, and board members. Options are granted at the discretion of the Board of Directors and may be exercised for up to ten years from the date of grant. Options granted vest at a rate of 20% per year for five years.



   The Company has adopted the disclosures-only provision of SFAS No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for the restricted stock option plan as it relates to employees. Had compensation cost for the Company's restricted stock option plan been determined based on the fair value at the date of grant for awards consistent with the provisions of SFAS No. 123, there would have been no change to the Company's net income.



                                                           [PLANTE & MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2004 AND 2003



Note 8 - EMPLOYEE STOCK OPTION PLAN - Continued



   The fair value of each grant is estimated on the date of grant using the Black-Scholes option-pricing model using an assumed risk-free interest rate of 4.79% and an expected life of ten years. As the Company is not considered to be publicly traded for the purposes of applying SFAS No. 123, the Company did not include a volatility factor assumption in its fair value model.



   A summary of activity under the plan as of March 31 2004, 2003, and 2002 consisted of the following:



                                                                      Weighted-
                                                    Outstanding        Average
                                                      Options       Exercise Price
                                                    -----------     --------------
Outstanding shares under option, April 1, 2002       9,218,250         $   .04
Options cancelled                                     (199,500)            .18
                                                    ----------
Outstanding shares under option, March 31, 2003      9,018,750             .04
Options cancelled                                     (151,000)            .18
                                                    ----------
Outstanding shares under option, March 31, 2004      8,867,750             .03
                                                    ==========
Options exercisable at March 31, 2004                7,094,200             .03
                                                    ==========



   The following table summarizes information concerning outstanding and exercisable options at March 31, 2004:



                       Options                                                 Options
                      Outstanding                                            Exercisable
--------------------------------------------------     -----------------------------------------------------
                                        Weighted
                                         Average
                                        Remaining         Weighted                             Weighted
   Range of            Number          Contractual         Average                             Average
Exercise Price      Outstanding           Life         Exercise Price          Number        Exercise Price
--------------      -----------        -----------     --------------        ---------       --------------
 $.001 - $.18        8,867,750             1.0             $ .03             7,094,200           $ .03



Note 9 - EMPLOYEE BENEFIT PLANS



   The Company maintains a qualified 401(k) profit sharing plan to provide retirement benefits to substantially all employees. The Plan provides for contributions in such amounts as the Board of Directors may determine, but not in excess of 15% of the eligible participants' compensation for the year and are matched by 100% by the Company up to 3% of the employees' pre-tax compensation. The Company's policy is to fund profit sharing costs accrued. Company contributions to the Plan for the year ended March 31, 2004 and 2003 were approximately $136,037 and $152,853, respectively.



Note 10 - CUMULATIVE CHANGES IN ACCOUNTING PRINCIPLE



   Effective April 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, and determined that the goodwill associated with the acquisition of certain Company assets was fully impaired based on expected future cash flows. The impairment loss of $6,381,918 to adjust the carrying value of goodwill is included as a cumulative effect of change in accounting principle in accordance with SFAS No. 142.



                                                           [PLANTE & MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2004 AND 2003



Note 11 - INCOME TAXES



   The deferred tax assets and liabilities consisted of the following components as of March 31:



                                                         2004                   2003
                                                     ------------           ------------
Long-term deferred tax assets (liabilities):
   Accumulated amortization                          $  1,243,710           $  1,485,190
   Accumulated depreciation                              (153,363)              (125,309)
   Inventory reserve                                      108,972                145,639
   Net operating loss carryforward                     14,328,921             15,400,671
                                                     ------------           ------------
                                                       15,528,240             16,906,192
                                                     ------------           ------------
   Less valuation allowance                           (15,528,240)           (16,906,192)
                                                     ------------           ------------
Net deferred tax assets (liabilities)                $         --           $         --
                                                     ============           ============



   The current year change in the valuation allowance is $1,377,952. The net operating losses begin to expire in 2015.



Note 12 - RELATED-PARTY TRANSACTIONS



   Included in accounts receivable at March 31, 2003 is $11,735 from an entity owned by a member of the board of directors of the Company for sales of inventory and services. Sales to the entity were $60,046 for 2003. No transactions occurred during fiscal year 2004.



   Included in accounts payable at March 31, 2003 is $6,450 due to an entity owned by an officer of the Company for software support. Purchases from the entity were $223,050 and $320,062, respectively, for the years ended March 31 2004 and 2003.



Note 13 - CONCENTRATIONS



   Customers



   The Company has one major customer who accounted for 15% of sales for the years ended March 31, 2004. The amount due from this customer was approximately 31% of total accounts receivable as of March 31, 2004.



Note 14 - EXTRAORDINARY ITEM



   The Company was named in a lawsuit initiated by Global Crossings, the successor company to ALC Communications, in an attempt to accelerate repayment of the $4,500,000 note payable, which was subordinated to the bank and other debt. The Company had significant counter claims against the creditor. The lawsuit resulted from the Company being delinquent on interest payments under the terms of the note while it was negotiating with the creditor's prior management. The lawsuit was settled in May 2003 and approved by the bankruptcy court on July 30, 2003. The significant terms of the settlement included the following provisions. The $4,500,000 note payable plus accrued interest due to ALC Communications was forgiven. In exchange, the Company agreed to pay $200,000 to Global Crossing, within 30 days of the approval of the settlement by the Bankruptcy Court and $600,000 in 36 equal monthly installments with no interest charged on the balance due. The


                                                             [PLANTE MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2004 AND 2003



Note 14 - EXTRAORDINARY ITEM - Continued



   Company also agreed to provide up to $250,000 in approved equipment and technical installation services to Global Crossing for up to three years subsequent to the final order approving the settlement.



   The terms of the settlement as detailed above resulted in income from the forgiveness of debt in the amount of $3,537,803. Due to the unusual and infrequent occurrence of this transaction the income generated by this settlement appears as an extraordinary item on the statements of operations for the year ended March 31, 2004.



Note 15 - GOING CONCERN



   The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As of March 31, 2004, the Company had a working capital deficiency of $8,411,523 and a stockholders' deficit of $12,580,029, due primarily to recurring losses. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time.



   The financial statements do not include any adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations, to obtain additional financing, and ultimately, to attain successful operations.



   Management of the Company has completed several steps designed to return the company to profitability and positive cash flow. These steps include a reduction in workforce resulting in monthly SG&A expense savings of $90,000, additional service contract revenue with monthly revenue value of $70,000, forgiveness of debt in the current year of $3,537,803, and a restructuring of its remaining bank debt to reduce amortization payments by $40,000 per month.



Note 16 - NEW FASB INTERPRETATION TO BE ADOPTED IN THE FUTURE



   In May 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. The Standard focuses on mandatorily redeemable shares, forward contracts to purchase an entity's own stock, and freestanding written options that enable the investor to put shares of stock to the issuer. Prior to this statement mandatorily redeemable shares were typically presented in the balance sheet between liabilities and equity, commonly referred to as the "mezzanine" section and many forward purchase contracts and written put options were presented as equity, if they could be net-share-settled by the issuer. The Standard will result in more instruments being classified as liabilities, partially eliminate the "mezzanine" section of the balance sheet, and require that, for a limited number of non-public companies, the balance sheet present only assets and liabilities (no equity). The Interpretation is generally effective for mandatorily redeemable instruments of non-public entities for fiscal periods beginning after December 15, 2003.



   The Company is currently evaluating the effect that implementation of the Interpretation will have on its financial position, results of operations, and cash flows.



                                                           [PLANTE & MORAN LOGO]

                        FRONTRUNNER NETWORK SYSTEMS CORP.
                          NOTES TO FINANCIAL STATEMENTS
                            MARCH 31, 2004 AND 2003



Note 17 - SUBSEQUENT EVENT



   Management states that the actions described in the note above have improved operating margins significantly. Current performance is meeting or exceeding budget targets negotiated with the Company's bank and major creditors.



   Subsequent to year end, on September 15, 2004, the Company's ownership and management finalized a merger agreement whereby the Company has become a wholly-owned subsidiary of a public company. This transaction has directly resulted in further reduction of both $1,420,000 of existing debt and $106,000 of accrued interest. The Company also received an immediate infusion of $250,000 in additional working capital from the parent upon completion of the merger. The merger provides the Company additional backing from a strong corporate balance sheet that includes $3,500,000 in cash, and expanded access to both public equity and debt markets. The merger has also strengthened the Company with new technology and several additions to its product suite, positioning the company as a viable competitor in several rapidly growing Voice Over IP (VOIP) communication market segments.



                                                           [PLANTE & MORAN LOGO]

                          CAPITAL GROWTH SYSTEMS, INC.
                        PRO FORMA COMBINED BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (UNAUDITED)



                                                 NOTE 2
                                                 CAPITAL                               PRO FORMA
                                                 GROWTH        PRO FORMA                COMBINED
                                               SYSTEM, INC.   ADJUSTMENTS    NOTES      BALANCE
                                              -------------   ------------   ------   ------------
ASSETS

CURRENT ASSETS
   Cash                                        $ 3,763,554                            $ 3,763,554
   Accounts receivable                           2,371,827                              2,371,827
   Inventories, net                              1,196,273                              1,196,273
   Other current assets                            200,986                                200,986
                                              ------------                            -----------

Total Current Assets                             7,532,640                              7,532,640

FIXED ASSETS, NET                                1,152,315                              1,152,315

OTHER ASSETS
   Software License Fees                           315,800                                315,800
   Goodwill                                      7,128,977                   Note 4     7,128,977
                                              ------------    -----------    ------   -----------

TOTAL ASSETS                                  $ 16,129,732    $         -             $16,129,732
                                              ============    ===========             ===========

LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
   Current maturities of long-term debt        $ 4,527,739    $   360,420    Note 5     4,888,159
   Accounts payable                              2,860,344     (1,591,620)   Note 6     1,268,724
   Accrued expenses                                572,268                                572,268
   Deferred Revenues                             1,575,662                              1,575,662
   Advance billings                              1,007,883                              1,007,883
   Other current liabilities                        97,302                                 97,302
                                              ------------    -----------    ------   -----------
Total Current Liabilities                       10,641,198     (1,231,200)              9,409,998

LONG TERM LIABILITIES
   Long term notes                                  82,848      1,231,200    Note 7     1,314,048
                                              ------------    -----------    ------   -----------
TOTAL LIABILITIES                               10,724,046              -              10,724,046
                                              ------------    -----------             -----------

STOCKHOLDERS' EQUITY
   COMMON STOCK                                      1,689                   Note 8         1,689
   ADDITIONAL PAID IN CAPITAL                   12,527,454                   Note 8    12,527,454
   RETAINED DEFICIT                             (7,123,457)                  Note 8    (7,123,457)
                                              ------------    -----------    ------   -----------

STOCKHOLDERS' EQUITY                             5,405,686              -               5,405,686
                                              ------------    -----------             -----------

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY   $ 16,129,732              -             $16,129,732
                                              ============    ===========             ===========



SEE ACCOMPANYING NOTES TO COMBINED PRO FORMA FINANCIAL STATEMENTS.

                          CAPITAL GROWTH SYSTEMS, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     TWELVE MONTHS ENDED, DECEMBER 31, 2003
                                   (UNAUDITED)



                                                   NOTE 2          NOTE 3
                                                   CAPITAL      FRONTRUNNER                              PRO FORMA
                                                   GROWTH          NETWORK       PRO FORMA             CONSOLIDATED
                                                SYSTEM, INC.    SYSTEMS CORP.   ADJUSTMENTS   NOTES        TOTAL
                                                -------------   -------------   -----------   ------   ------------
REVENUES                                        $     59,027    $ 12,330,571                           $ 12,389,598
                                                ------------    ------------                           ------------

  Cost of Sales                                      129,806       5,991,340                              6,121,146
                                                ------------    ------------    ----------             ------------

GROSS PROFIT                                         (70,779)      6,339,231             -                6,268,452

  Selling, general and administrative expenses     2,420,345       6,322,497                              8,742,842
                                                ------------    ------------    ----------             ------------

OPERATING INCOME (LOSS)                           (2,491,124)         16,734             -               (2,474,390)

  Interest Expense, net                              146,509         335,796        (2,995)   Note 9        479,310
                                                ------------    ------------    ----------    ------   ------------

NET LOSS                                         $(2,637,633)   $   (319,062)   $    2,995             $ (2,953,700)
                                                ============    ============    ==========             ============

Weighted Average Shares Outstanding                1,071,602                       925,000    Note 3      1,996,602

NET LOSS PER SHARE                              $      (2.46)                                          $      (1.48)



SEE ACCOMPANYING NOTES TO COMBINED PRO FORMA FINANCIAL STATEMENTS.

                          CAPITAL GROWTH SYSTEMS, INC.
                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED, SEPTEMBER 30, 2004
                                   (UNAUDITED)



                                                     NOTE 2         NOTE 3
                                                    CAPITAL      FRONTRUNNER                            PRO FORMA
                                                    GROWTH         NETWORK       PRO FORMA             CONSOLIDATED
                                                 SYSTEM, INC.   SYSTEMS CORP.   ADJUSTMENTS   NOTES        TOTAL
                                                 ------------   -------------   -----------   ------   ------------
REVENUES                                         $   364,993    $  8,279,255                           $ 8,644,248
                                                 -----------    ------------                           -----------

  Cost of Sales                                      112,960       3,824,493                             3,937,453
                                                 -----------    ------------    ----------             -----------

GROSS PROFIT                                         252,033       4,454,762             -               4,706,795

  Selling, general and administrative expenses     3,684,525       4,221,041                             7,905,566
                                                 -----------    ------------    ----------             -----------

OPERATING INCOME (LOSS)                           (3,432,492)        233,721             -              (3,198,771)

  Interest Expense (Income), net                     (39,461)        352,854      (132,629)   Note 9       180,764
                                                 -----------    ------------    ----------    ------   -----------

NET LOSS                                         $(3,393,031)   $   (119,133)   $  132,629             $(3,379,535)
                                                 ===========    ============    ==========             ===========

Weighted Average Shares Outstanding               14,553,990                       925,000    Note 3    15,478,990

NET LOSS PER SHARE (BASIC AND FULLY DILUTED)     $     (0.23)                                          $     (0.22)



SEE ACCOMPANYING NOTES TO COMBINED PRO FORMA FINANCIAL STATEMENTS.

CAPITAL GROWTH SYSTEMS, INC.
NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
(UNAUDITED)



NOTE 1 - BASIS OF PRESENTATION



The accompanying unaudited pro forma unaudited combined statements of operations for the twelve and nine month periods ended December 31, 2003 and September 30, 2004, respectively, give effect to the acquisition of Frontrunner Network Systems Corp. (Frontrunner) by Capital Growth Systems, Inc. (CGSI) on September 15, 2004. The pro forma balance sheet as of September 30, 2004, reflects the additional adjustments subsequent to the merger that need to be reflected.



The unaudited pro forma combined financial statements of CGSI included herein have been prepared by management in accordance with the accounting principles generally accepted in the United States of America. They have been prepared from information derived from the December 31, 2003 (audited) and September 30, 2004 (unaudited) financial statements of CGSI and the March 31, 2004 (audited) and the September 30 (unaudited) financial statements of Frontrunner, together with other information available to the entities. The CGSI financial statements reflect the effects of the reverse merger between CGSI and Nexvu Technologies, LLC (Nexvu), which occurred on January 28, 2004. This transaction resulted in the financial statements of Nexvu being the surviving company for financial statement purposes. Accordingly, the historical financial statements of Nexvu are utilized for the CGSI financial statements prior to the merger. In the opinion of management of CGSI, these unaudited pro forma consolidated financial statements include all adjustments necessary for the fair presentation of the merger between CGSI and Frontrunner as described below.



The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto of CGSI and Nexvu, as filed with the Securities and Exchange Commission in their annual report on form 10KSB, as amended, and third quarter 10QSB and the financial statements of Frontrunner, included elsewhere in this 8-K. The unaudited pro forma combined statements of operations for the twelve months and nine months ended December 31, 2003 and September 30, 2004, respectively, give effect to the merger as if it had occurred at the start of the fiscal periods beginning on January 1, 2003 and January 1, 2004. The audited financial statements of Frontrunner are for the twelve month periods ending March 31. For purposes of the pro forma statement of operations, these financial statements were utilized in the combined pro forma financial statements for the twelve months ended December 31, 2003. The unaudited results of operation for Frontrunner for the nine month period ended September 30, 2004 were derived from the calendar nine month period ended September 30, 2004. Accordingly, the results of Frontrunner's calendar first quarter ended March 31, 2004 are included in the twelve month and nine month period statement of operations. These unaudited pro forma combined financial statements are not necessarily indicative of the financial position or results of operations, which would have resulted if the combination and related transactions had actually occurred on those dates.

NOTE 2 - CAPITAL GROWTH SYSTEMS, INC.



Capital Growth Systems, Inc. is the holding company for its wholly owned limited liability corporation, Nexvu Technologies, LLC (Nexvu). As of the date of this merger, Nexvu represented essentially all of the operations of CGSI. Nexvu is engaged in the development and sale of application performance management software to large and mid-sized companies for use in connection with their computer network systems. They have been existence since 2002 and have only recently begun selling their product. As of the date of the merger, Nexvu had 15 full time employees.



NOTE 3 - ACQUISITION OF FRONTRUNNER



On September 15, 2004, CGSI acquired all of the common stock and certain of the Preferred Stock of Frontrunner. Frontrunner is a converged network systems provider with its core business in the design, installation, service and monitoring of customer-premise voice/data/video networks. They currently employ approximately 85 people serving over 1,000 customers. In addition to their core business, Frontrunner has begun providing professional services in the area of contact center design and installation, remote network monitoring and management, as well as network security.



In consideration of the merger, CGSI issued 925,000 shares of common stock to certain creditors of Frontrunner in exchange for the cancellation of indebtedness to Frontrunner by those creditors of $2,252,423. Some of this cancellation of indebtedness was completed prior to the merger, with the remaining amount still in discussions. The cancellation of the indebtedness will be in the form of $1,421,486 of term debt along with $830,937 of debt which had been earmarked to be converted to Preferred Stock without terms being finalized. Additionally, CGSI paid $1.00 for each share of 228.184 shares of nonvoting Eight Percent (8%) Senior Preferred Stock, par value $100.00 per share for a total of $228.18. The remaining existing debt will remain outstanding. In addition to the Senior Preferred Stock, there were 2,000 shares of Junior Convertible Preferred Stock, par value of $100.00 per share and 4,050 shares of Series A Convertible Preferred Stock, par value of $100.00 per share as well as 87,155,413 shares of common stock. All of these shares, along with all outstanding stock warrants and options were extinguished and cancelled without consideration thereof as of the merger date.



In addition to the extinguishment of debt and the cancellation of equity securities and rights, there were other items that would have impacted the combined financial statements. As part of the merger agreement, Frontrunner is in the process of converting some long outstanding Accounts Payable balances into interest bearing notes. The balances on these accounts were $1,591,620 as of September 30, 2004, of which $360,420 would be payable within one year and the remaining balance of $1,231,200 payable in excess of one year. The current portion of this reclassification is recorded as an increase to current maturities of long-term debt with the long-term portion classified as long-term notes. Additionally, interest on this conversion was imputed for the statement of operations for the twelve and nine month periods ending December 31, 2003 and September 30, 2004 respectively. Total imputed interest on these notes was $109,428 and $65,848 for the twelve and nine month periods ended December 31, 2003 and September 30, 2004 respectively.



NOTE 4 - GOODWILL



The goodwill represents fair market value of the 925,000 shares of CGSI common stock issued at an assumed price of $1.35 per share plus the difference between the fair market value of the assets acquired less the liabilities assumed of $7,128,977. The most recent private placement of our common stock was made at $1.35 per share, which is assumed to constitute its fair market value. CGSI is in the process of calculating valuations of certain intangible assets, and obtaining third party verification of the valuations; thus, the allocation of the purchase price is subject to refinement.



NOTE 5 - CURRENT MATURITIES OF LONG-TERM DEBT



Represents the current portion of the Accounts Payable reclassified to debt as part of the merger, as explained more fully in Note 3.



NOTE 6 - ACCOUNTS PAYABLE



This represents the reclassification of Accounts Payable into interest-bearing debt, as explained in Note 3.



NOTE 7 - LONG-TERM NOTES



Represents the long-term portion of the Accounts Payable reclassified into interest-bearing debt, as explained in Note 3.



NOTE 8 - STOCKHOLDERS' EQUITY



The September 30, 2004 financial statements all ready reflect the elimination of the Frontrunner equity.



NOTE 9 - INTEREST EXPENSE



This reflects the interest on the Notes Payable that was extinguished as part of the merger agreement in the amount of $106,432 and $212,955 for the twelve month and nine month periods ended December 31, 2003 and September 30, 2004 respectively, partially offset by imputed interest on the Accounts Payable converted to debt in the amount of $109,428 and $80,326 for the twelve month and nine month periods ended December 31, 2003 and September 30, 2004 respectively,

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION OR REPRESENT ANYTHING THAT IS NOT CONTAINED IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS ONLY ACCURATE AS OF THE DATE OF THE FRONT COVER OF THIS PROSPECTUS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO.



                                                                                                 PAGE
Summary.......................................................................................     1
Risk Factors..................................................................................     4
Forward-Looking Statements....................................................................     8
Use Of Proceeds...............................................................................     9
Business......................................................................................    10
Market For Common Equity And Related Stockholder Matters......................................    23
Management's Discussion And Analysis Or Plan Of Operation.....................................    24
Directors, Executive Officers, Promoters And Control Persons..................................    32
Information Regarding Our Board Of Directors..................................................    35
Executive Compensation And Related Information................................................    37
Security Ownership Of Certain Beneficial Owners And Management................................    40
Certain Relationships And Related Transactions................................................    43
Shares To Be Issued In Connection With The Exercise Of Warrants...............................    46
Shares Available For Future Sale..............................................................    47
Selling Shareholders..........................................................................    48
Description Of Securities.....................................................................    52
Plan Of Distribution..........................................................................    54
Legal Matters.................................................................................    55
Experts.......................................................................................    56
Changes In And Disagreements With Accountants On Accounting And Financial Disclosure..........    56
Where You Can Find Additional Information About Us............................................    57
Index To Financial Statements.................................................................    58


                          CAPITAL GROWTH SYSTEMS, INC.

                                 --------------

                                   PROSPECTUS

                                 --------------


                               JANUARY ____, 2004

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS


      Section 607.0850 of the Florida Business Corporation Act authorizes indemnification of our directors, officers, employees and agents, allows the advancement of costs of defending against litigation and permits us to purchase insurance on behalf of directors, officers, employees and agents against liabilities whether or not in the circumstances we would have the power to indemnify against these liabilities under the provisions of the statute.


      Our By-Laws provides for indemnification of our officers and directors to the fullest extent permitted by Section 607.0850 of the Florida Business Corporation Act. We have obtained directors and officers insurance covering our executive officers and directors.


      We intend to reincorporate in Delaware in the near future. Our proposed Delaware Certificate of Incorporation and provisions of the Delaware General Corporation law will have a similar indemnification effect as the provisions of our By-Laws and of Florida law described above.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


      The following is a schedule of the estimated expenses to be incurred by us in connection with the issuance and sale of the securities being registered hereby:


Registration Fee                              $  1,391.12
Blue Sky Fees and Expenses                          5,000*
Accounting Fees and Expenses                        5,000*
Legal Fees and Expenses                            75,000*
Printing Expenses                                  10,000*
Transfer Agent and Registrar Fees                   2,000*
Miscellaneous                                       5,000*
                                              -----------
Total                                         $103,391.12*
                                              ===========


*Estimated


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES



      The following sets forth securities sold by us in the last three years without registration under the Securities Act. Unless otherwise noted, in each case we sold shares of our common stock or warrants to acquire common stock in private transactions to persons we believed were

"accredited investors" and/or "sophisticated investors" not affiliated with us unless otherwise noted, and purchasing the shares with an investment intent. Each of the transactions involved the offering of such securities to a substantially limited number of persons. Each person took the securities as an investment for his/her/its own account, and not with a view to distribution. We relied upon, exemptions contained in Section 4(2) of the Securities Act or Regulation D promulgated thereunder in each of these instances. In each case, the company did not engage in general solicitation and advertising and the shares were purchased by investors with whom we, through our officers and directors, had preexisting relationships. Each person had access to information equivalent to that which would be included on a registration statement on the applicable form under the Securities Act. We did not use underwriters for any of the transactions described below; therefore, these transactions did not involve underwriter discounts or commissions.



      Allen Borowsky and Jeffrey Klein were considered our promoters. We initially issued a total of 931,500 shares of our common stock to a total of 41 investors, including 450,000 shares issued to each of Mr. Borowsky and Mr. Klein, for total consideration of $4,815.



Capital Growth Systems, Inc.


      On October 1, 2003, we entered into a Subscription Agreement with Grander, LLC, d/b/a Capital Strategies Group, an Illinois limited liability company under which Grander agreed to purchase 238,500 shares of our common stock in consideration for Grander's funding of certain of our operational requirements. The offering price of the shares purchased was $13,000, for a purchase price of $0.054 per share of our common stock. Mr. Lee Wiskowski, a director of ours, is the sole member of Grander. In connection with the issuance to Grander we relied upon the exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended.


      On December 1, 2003, we entered into a Business and Financial Advisory Agreement with Grander, LLC. For its services, Grander and its designees have been paid a fee of $761,000 for advising us in connection with the structuring of our acquisition of Nexvu, establishment of commercial and strategic partnerships and joint ventures, development of our marketing plans, financial models, financial strategies and structuring of our private offering on April 15, 2004. The designees of Grander are Lee Wiskowski and Douglas Stukel, both of whom are members of our board of directors and the individuals who help provide advisory services to us under the agreement.



      On March 31, 2004, we entered into Advisory Services Agreements with each of Lee Wiskowski and Douglas Stukel to provide advisory services on a going forward basis. Pursuant to the agreements, we may request Mr. Wiskowski and Mr. Stukel to provide financial advisory services in connection with mergers and acquisitions and provide analysis as to strategic alternatives. As consideration for such services, Mr. Wiskowski and Mr. Stukel were each granted a three-year warrant, exercisable at $1.35 per share, to purchase 250,000 shares of our common stock on or before March 31, 2007. Nothing contained in the agreement precludes us from engaging any other person or entity to provide us financial advisory services, provided that during the term of the agreement and for a period of six months thereafter, we are required to give Mr. Wiskowski and Mr. Stukel the right of first refusal to act as our advisor with respect to financial advisory services, so long as Mr. Wiskowski or Mr. Stukel, as the case may be, offers such services on terms no less favorable than we can obtain elsewhere.



      The warrants granted to Mr. Wiskowski and Mr. Stukel under the agreements contain a cashless exercise provision which essentially provides that upon exercise of the warrants, they have the right to either pay cash or receive "credit," as if they had paid cash, for the cancellation of a portion of their warrants with a value equal to the spread, if any, between the fair-market value of our common stock at the date of exercise and the exercise price of $1.35 per share, multiplied by the number of warrants being cancelled.



      On January 28, 2004, we issued a total of 8,558,500 shares of our common stock in connection with a merger between Nexvu Technologies, L.L.C. into our wholly-owned subsidiary, Nexvu Mergersub, L.L.C. These issuances were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act.



      In addition, on January 28, 2004, under a loan conversion agreement, we issued: 577,500 shares of common stock, the amount necessary for the conversion of bridge loans funded by Nexvu members and outstanding prior to the merger, into shares of our common stock at $0.9523809 per share, or approximately $550,000 in total; and warrants expiring December 31, 2006 to purchase common stock at $1.35 per share based upon 50% warrant coverage with respect to all bridge loans funded, for a total of 288,750 warrants. We further sold 26,250 shares to an accredited investor, Robert Gold, at the same price at which the bridge loans were converted. This individual did not receive warrants to purchase common stock. These issuances were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act.



      Between December 2003 and April 2004, we raised a total of $7,605,230 in an offering of 5,633,504 shares of our common stock. This offering was made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act and on Rule 506 of Regulation D. All investors in the offering were accredited as defined in Regulation D.






      On September 14, 2004, we completed a merger under which we acquired 100% of the stock of Frontrunner Network Systems Corp., a Delaware corporation, which we will refer to in this prospectus as "Frontrunner." Frontrunner began in 1976 as the network integration arm of Frontier Corporation in upstate New York. In April 1999, Frontrunner was purchased from Frontier Corporation and taken private in combination with the acquisition of certain assets and certain liabilities of Telecom Midwest, LLC.



      The form of the business combination with Frontrunner was a reverse triangular merger in which we issued 925,000 shares of our common stock and $222.18 in exchange for 100% of the ownership of Frontrunner and the cancellation of indebtedness of Frontrunner in the amount of $2,252,423 (excluding accrued unpaid interest and other claims). The merger was approved by our board of directors and the boards of directors of Frontrunner and our subsidiary. The merger was also approved by a majority of the shareholders of Frontrunner. At the time of the merger, Frontrunner had assets principally in the form of inventory, fixed assets and receivables in the amount of approximately $3,800,000.

      The merger agreement contained certain conditions precedent including: (i) requiring certain creditors of Frontrunner to execute creditor waiver agreements; (ii) James Cuppini entering into an employment agreement with Frontrunner, (iii) entry by Frontrunner into certain payment agreements calling for amortization of outstanding past due obligations of Frontrunner plus a market rate of interest with certain other of its creditors, and (iv) Frontrunner obtaining from Harris Trust and Savings Bank, a consent to the merger and a commitment that it would extend and maintain a loan to Frontrunner with a principal amount of not less than the principal balance outstanding as of the date of the merger (approximately $3,920,000). We waived all of the conditions precedent except the entry into certain creditor waiver agreements and our issuance of common stock to those creditors.



      Frontrunner entered into creditor waiver agreements with several of its identified creditors. All but one of these identified creditors (John Jellinek) executed the creditor waiver agreements. The following identified creditors entered into the creditor waiver agreements and we, in turn, issued a total of 925,000 shares of our common stock to Bluestem Capital Partners II, Limited Partnership, Mesirow Capital Partners VI, The Edgewater Private Equity Fund II, L.P., 21st Century Communications Partners L.P., 21st Century Communications T-E Partners, L.P., 21st Century Communications Foreign Partners, L.P., Philip Kenny, and James Cuppini, and reserved the remaining 75,000 shares, for possible later issuance to John Jellinek. The shares of common stock distributed among the creditors was determined pursuant to negotiations between the creditors and Frontrunner, rather than allocated pursuant to a formula. The most recent private placement of our common stock was made at $1.35 per share, which was assumed to constitute its fair market value. Bluestem Capital Partners II, Limited Partnership, Mesirow Capital Partners VI, The Edgewater Private Equity Fund II, L.P., 21st Century Communications Partners L.P., 21st Century Communications T-E Partners, L.P., 21st Century Communications Foreign Partners, L.P. and Mr. Cuppini, in addition to being creditors were also shareholders of Frontrunner. Each of the entities (other than 21st Century Communications T-E Partners, L.P., 21st Century Communications Foreign Partners) had one director sitting on Frontrunner's six-member board of directors. Mr. Kenny, who currently sits on our board of directors, also sat on the Frontrunner board of directors and received common stock. Bluestem Capital Partners II, Limited Partnership, Mesirow Capital Partners VI, The Edgewater Private Equity Fund II, L.P., 21st Century Communications Partners L.P., 21st Century Communications T-E Partners, L.P., 21st Century Communications Foreign Partners, L.P. and Mr. Kenny, together were the majority shareholders of each class of voting stock of Frontrunner that authorized the merger. Mr. Cuppini is the current and past President of Frontrunner.



      Fifteen percent (15%) of the 925,000 shares issued to the participating creditors, approximately 138,750 shares was deposited in escrow to be held for a year for the purpose of settling or litigating claims. Mr. Kenny is the owner of the escrow agent for this account.



      The Company relied upon the exemption from registration available under
Section 4(2) of the Securities Act of 1933, as amended. The Creditors were accredited investors, small in number, and all of them had access to information about the Company, Frontrunner and the Merger. No general solicitation or advertising was employed in connection with any of the above sale of unregistered securities.

Nexvu Technologies, LLC



      On June 27, 2003, Nexvu issued a total of 2,837,950 Class A membership interests to Craig Siegler, the promoter of Nexvu. The consideration for these shares was $1,034,907, which had been advanced by Mr. Siegler to Nexvu during the period from the inception of Nexvu on February 28, 2002 through June 27, 2003. The issuance of the shares eliminated our obligation to repay those advances. Between June and September 2003, Nexvu issued a total of 5,619,375 of Class B member interests for total consideration of $1,825,000. In September and December 2003, Nexvu issued a total of $1,725,000 in convertible promissory notes to accredited investors. The notes were convertible into a total of 5,311,465 Class B membership interests in Nexvu. Promissory notes having a principal value of $1,175,000 were converted into Class B membership interests on December 31, 2003. The total dollar amount of loans converted to membership interests was $2,209,907, consisting of this $1,175,000 and the $1,034,907 advanced by Mr. Siegler through June 27, 2003. Promissory notes having a principal value of $550,000 were converted into shares of our common stock in the merger. Nexvu also issued warrants to purchase a total of 638,889 membership interests to the purchasers of the convertible notes.



ITEM 27. EXHIBITS



See Exhibit Index.



ITEM 28. UNDERTAKINGS


(a)   The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement which, individually or together, represent a fundamental change in the information in the registration statement; and

            (iii) To include any additional or changed material information with respect to the plan of distribution;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to the included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         In accordance to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, in the City of Schaumburg, State of Illinois, on January 14, 2005.



                                  CAPITAL GROWTH SYSTEMS, INC.
                                  (REGISTRANT)




                                  By: /s/ Lee Wiskowski
                                      -----------------------------------------
                                      Lee Wiskowski, Co-Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below as a Director and/or officer of Capital Growth Systems, Inc. hereby constitutes and appoints Lee Wiskowski, Douglas Stukel and Derry L. Behm their true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all subsequent amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated.



SIGNATURE                                           TITLE                                                         DATE
---------------------------                         ---------------------------------                             ----------------

 /s/ Robert T. Geras                                Director and Chairman of the Board                            January 14, 2005
--------------------------
Robert T. Geras


/s/ Douglas Stukel                                  Director, Co-Chief Executive Officer                          January 14, 2005
--------------------------
Douglas Stukel


/s/ Lee Wiskowski                                   Director, Co-Chief Executive Officer                          January 14, 2005
--------------------------
Lee Wiskowski


/s/ Philip B. Kenny                                 Director                                                      January 14, 2005
--------------------------
Philip B. Kenny


/s/ David A. Beamish                                Director                                                      January 14, 2005
--------------------------
David A. Beamish


/s/ Derry L. Behm                                   Chief Financial Officer                                       January 14, 2005
--------------------------
Derry L. Behm

                                INDEX OF EXHIBITS

EXHIBIT NO.

2.1 Agreement and Plan of Merger Agreement by and among Capital Growth Systems, Inc., Nexvu MergerSub, LLC, and Nexvu Technologies, L.L.C. dated January 28, 2004 (Incorporated by reference to Exhibit 10.1 to our current report on Form 8-K dated February 11, 2004)


2.2 Agreement and Plan of Merger By and Among Capital Growth Systems, Inc., a Florida corporation, Frontrunner Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Frontrunner Network Systems Corp., a Delaware corporation (Incorporated by reference an exhibit to our current report on Form 8-K filed August 13,
         2004).


3.1 Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to our Registration Statement on Form 10-SB filed with the Commission on June 20, 2000)


3.2 By-Laws (Incorporated by reference to Exhibit 3.2 to our Registration Statement on Form 10-QSB filed with the Commission on June 20, 2000)


4.1 Registration Rights Agreement by and among Capital Growth Systems, Inc. and certain shareholders of the Company dated as of December 16, 2003 (Incorporated by reference to Exhibit 4.1 to our current report on Form 8-K dated February 11, 2004)

4.2 Form of Warrant to Purchase common stock of Capital Growth Systems, Inc. for bridge lenders (Incorporated by reference to Exhibit 4.2 to our report on Form 10-KSB dated May 5, 2004)

4.3 Form of Warrant to Purchase common stock of Capital Growth Systems, Inc. issued in connection with Advisory Service Agreements dated March 31, 2004 (Incorporated by reference to Exhibit 4.3 to our report on Form 10-KSB dated May 5, 2004)

4.4 Form of Warrant to Purchase common stock of Capital Growth Systems, Inc. for selling shareholder (Incorporated by reference to Exhibit 4.4 to our report on Form 10-KSB dated May 5, 2004)

4.5 2003 Long-Term Incentive Plan (Incorporated by reference to Exhibit 4.5 to our report on Form 10-KSB dated May 5, 2004)


5.1      Opinion of Schneider Weinberger & Beilly, LLP regarding legality


10.1 Loan Conversion Agreement by and among Nexvu Technologies, L.L.C., Robert T. Geras, Balkin Family L.P., Carl Greer Trust, David J. Lies, Linda M. Lies and Karen Jaimovich dated as of December 31, 2003 (Incorporated by reference to Exhibit 10.2 to our current report on Form 8-K dated February 11, 2004)

10.2 Indemnification Agreement by and among Capital Growth Systems, Inc., Nexvu Technologies, L.L.C., Rory Herriman, Douglas Stukel and Lee Wiskowski dated as of January 28, 2004 (Incorporated by reference to Exhibit 10.4 to our current report on Form 8-K dated February 11, 2004)

10.3 Second Amended and Restated Operating Agreement of Nexvu Technologies, LLC (Incorporated by reference to Exhibit 10.3 to our report on Form 10-KSB dated May 5, 2004)

10.4 Advisory Services Agreement dated March 31, 2004 by and between Capital Growth Systems, Inc. and Lee Wiskowski (Incorporated by reference to
         Exhibit 10.4 to our report on Form 10-KSB dated May 5, 2004)

10.5 Advisory Services Agreement dated March 31, 2004 by and between Capital Growth Systems, Inc. and Douglas Stukel (Incorporated by reference to
         Exhibit 10.5 to our report on Form 10-KSB dated May 5, 2004)

10.6 Employment Agreement dated April 26, 2004 by and between Capital Growth Systems, Inc. and Scott Allen (Incorporated by reference to Exhibit
         10.6 to our report on Form 10-KSB dated May 5, 2004)


10.7 Employment Agreement dated April 26, 2004 by and between Capital Growth Systems, Inc. and Rory Herriman (Incorporated by reference to Exhibit
         10.7 to our report on Form 10-KSB dated May 5, 2004)



10.8 Subscription Agreement dated October 1, 2003, by and between Capital Growth Systems, Inc. and Grander, LLC d/b/a Capital Strategies Group, an Illinois limited liability company (Incorporated by reference to Exhibit 10.8 to our report on Form 10-KSB/A filed August 26, 2004)



10.9 Software License Agreement dated as of August 31, 2002, by and between Hifn, Inc. and Siegler Technology & Development, L.L.C. for MeterFlow Software (Incorporated by reference to Exhibit 10.9 to our report on Form 10-KSB/A filed August 26, 2004)



10.10 Software License Agreement dated as of August 31, 2002, by and between Hifn, Inc. and Siegler Technology & Development, L.L.C. for MeterWorks Software (Incorporated by reference to Exhibit 10.9 to our report on Form 10-KSB/A filed August 26, 2004)



10.11 Form of Agreement between Capital Growth Systems, Inc. and Value-Added Resellers (Incorporated by reference to Exhibit 10.9 to our report on Form 10-KSB/A filed August 26, 2004)



10.12 Creditor Waiver and Consent Agreement By and Among Frontrunner Network Systems Corp., Capital Growth Systems, Inc., a Florida corporation, and Bluestem Capital Partners II, Limited Partnership, Mesirow Capital Partners VI, The Edgewater Private Equity Fund II, L.P., Philip Kenny and James Cuppini (Incorporated by referred to an exhibit to our current report on Form 8-K filed September 20, 2004)

10.13 Escrow Agreement By and Among Capital Growth Systems, Inc., a Florida corporation, Frontrunner Representative, Inc., as the escrow agent, and Bluestem Capital Partners II, Limited Partnership, Mesirow Capital Partners VI, The Edgewater Private Equity Fund II, L.P., Philip Kenny and James Cuppini (Incorporated by referred to an exhibit to our current report on Form 8-K filed September 20, 2004)



16.1 Letter from Salberg & Co., P.A. dated April 30, 2004 regarding Change in Auditors (Incorporated by reference to Exhibit 16.1 to our current report on Form 8-K filed with the commission on May 3, 2004)


16.2 Letter from Salberg & Co., P.A. dated May 12, 2004 regarding Change in Auditors (Incorporated by reference to Exhibit 16.1 to our current report on Form 8-K filed with Commission on May 13, 2004)

21.1 List of Subsidiaries (Incorporated by reference to Exhibit 21.1 to our report on Form 10-KSB dated May 5, 2004)

23.1 Consent of Russell & Atkins, PLC (Replaces Exhibit 23.1 to our registration statement on Form SB-2 dated May 6, 2004)


23.2     Consent of Plante Moran



23.3     Consent of Schneider Weinberger & Beilly, LLP. (Included in Exhibit No.
         5.1 above)



24.1 Power of Attorney (included as part of the signature page of our registration statement on Form SB-2 dated January 14, 2005)



99.1 Separation and Severance Agreement Between Capital Growth Systems, Inc., a Florida corporation, and Scott Allen, dated August 30, 2004 (Incorporated by reference as an exhibit to our current report on Form 8-K filed September 3, 2004)